Exhibit 10.4

ELEVENTH AMENDMENT TO CREDIT AGREEMENT
AND AMENDMENT TO GUARANTY AND SECURITY AGREEMENT

THIS ELEVENTH AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO GUARANTY AND SECURITY AGREEMENT (this “Agreement”) is entered into as of June 14, 2018, by and among JAKKS PACIFIC, INC., a Delaware corporation, for itself and as successor by merger to Creative Designs International, Ltd., a Delaware corporation (“JAKKS”), DISGUISE, INC., a Delaware corporation (“Disguise”), JAKKS SALES LLC, a Delaware limited liability company formerly known as JAKKS Sales Corporation (“JAKKS Sales”), MAUI, INC., an Ohio corporation (“Maui”), MOOSE MOUNTAIN MARKETING, INC., a New Jersey corporation (“Moose”), KIDS ONLY, INC., a Massachusetts corporation (“Kids”; and together with JAKKS, Disguise, JAKKS Sales, Maui and Moose, collectively referred to as “Borrowers” and individually as a “Borrower”), the other Credit Parties signatory hereto, WELLS FARGO BANK, NATIONAL ASSOCIATION, as successor in interest by assignment from General Electric Company, as Agent, and the Lenders signatory hereto.

RECITALS

A.            Borrowers, the other Credit Parties party thereto, Agent and the Lenders from time to time party thereto are parties to that certain Credit Agreement dated as of March 27, 2014, as amended by the First Amendment to Credit Agreement dated April 4, 2014, the Second Amendment to Credit Agreement dated June 5, 2014, the Third Amendment to Credit Agreement and Amendment to Guaranty and Security Agreement dated December 31, 2014, and the Fourth Amendment to Credit Agreement dated as of June 5, 2015, the Fifth Amendment to Credit Agreement dated as of December 17, 2015, the Sixth Amendment to Credit Agreement dated as of March 15, 2016, the Seventh Amendment to Credit Agreement and Amendment to Certain Loan Documents dated as of March 31, 2017, the Eighth Amendment to Credit Agreement and Amendment to Certain Loan Documents dated as of September 29, 2017, the Ninth Amendment to Credit Agreement dated as of January 19, 2018, and the Tenth Amendment to Credit Agreement dated as of April 10, 2018 (collectively, the “Credit Agreement”). Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

B.             Borrowers, the other Guarantors and/or Grantors signatory thereto and Agent are parties to the Guaranty and Security Agreement dated as of March 27, 2014, as amended by the Seventh Amendment to Credit Agreement and Amendment to Certain Loan Documents dated as of March 31, 2017 (including all exhibits and schedules thereto, as the same may have been further amended, restated, modified or otherwise supplemented from time to time prior to the date hereof, the “Security Agreement”), pursuant to which each Guarantor agreed to guarantee the Obligations and each Grantor agreed to grant to the Agent for the ratable benefit of the Secured Parties a security interest in the Collateral.

C.             Borrowers have requested that Agent and Lenders amend certain provisions of the Credit Agreement and the Security Agreement, and Agent and Lenders are willing to do so on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1.             Amendment to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement (exclusive of the Schedules thereto) shall be amended so that, after giving effect thereto, it reads as set forth in Exhibit A attached hereto.

2.             Amendment of Security Agreement. Subject to the terms and conditions set forth herein, the Security Agreement (exclusive of Schedules thereto) shall be amended so that, after giving effect thereto, it reads as set forth in Exhibit B attached hereto.

3.             Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

(a)          receipt by Agent of all of the agreements, documents, instruments and other items prepared, executed and delivered by the Credit Parties and such other customary closing documents, in each case as set forth on the closing checklist attached hereto as Exhibit C, each in form and substance reasonably satisfactory to Agent;

(b)          the truth and accuracy of the representations and warranties contained in Section 4 hereof;

(c)          Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act; and

(d)          Term Lenders shall have advanced to Borrowers not less than $20,000,000 pursuant to the Term Credit Agreement.

4.              Representations and Warranties. Each Borrower hereby represents and warrants to Agent and each Lender as follows:

(a)          the execution, delivery and performance by such Borrower of this Agreement have been duly authorized by all necessary action, and do not and will not:

(i)          contravene the terms of any of such Borrower’s Organization Documents;

(ii)         conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which such Borrower or its Property is subject; or

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(iii)        violate any material Requirement of Law in any material respect;

(b)          such Borrower has the power and authority to execute, deliver and perform its obligations under this Agreement, the Credit Agreement, the Security Agreement and the other Loan Documents, as amended hereby;

(c)          this Agreement constitutes the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;

(d)          after giving effect to this Agreement and the transactions contemplated hereby, each of the representations and warranties contained in the Credit Agreement, the Security Agreement and the other Loan Documents is true and correct in all material respects on and as of the date hereof as if made on the date hereof (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date); and

(e)          no Default or Event of Default exists or would result from the transactions contemplated by this Agreement.

5.             No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement, the Security Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Credit Agreement, the Security Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents (other than in this Agreement) to the Credit Agreement, the Security Agreement or any other amended Loan Documents shall be deemed to be references to the Credit Agreement, the Security Agreement and such amended Loan Document as modified hereby. This Agreement shall constitute a Loan Document.

6.             Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

7.             Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent.

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8.             Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

9.             Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

10.            Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

11.            Reaffirmation. Each Borrower as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Borrower grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Borrower granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens pursuant to the Loan Documents as amended hereby and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each Borrower hereby consents to this Agreement and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Agreement shall not operate as a waiver of any right, power or remedy of Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

12.            Release of Claims. In consideration of Lenders’ and Agent’s agreements contained in this Agreement, each Borrower hereby irrevocably releases and forever discharges Lenders and Agent and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Borrower ever had or now has against Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Agent, any Lender or any other Released Person relating to the Credit Agreement, the Security Agreement or any other Loan Document on or prior to the date hereof. Each Borrower expressly and completely waives and relinquishes any and all rights or benefits that it has or may have pursuant to Section 1542 of the Civil Code of the State of California and any other similar provision of law or principle of equity in any other jurisdiction pertaining to the matters released herein. Section 1542 provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

[signature pages follow]

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date set forth above.

“Borrowers”
JAKKS PACIFIC, INC.	MAUI, INC.

By:	By:
Name:	Name:
Title:	Title:

DISGUISE, INC.	MOOSE MOUNTAIN MARKETING, INC.

By:	By:
Name:	Name:
Title:	Title:

JAKKS SALES LLC	KIDS ONLY, INC.

By:	By:
Name:	Name:
Title:	Title:
S-1

“Agent”

WELLS FARGO BANK, NATIONAL ASSOCIATION, as successor in interest by assignment from General Electric Company

By:
Benjamin G. Culler
Authorized Signatory

“Lender”

WELLS FARGO BANK, NATIONAL ASSOCIATION, as successor in interest by assignment from CF Lending, LLC (as successor in interest by assignment from General Electric Capital Corporation)

By:
Benjamin G. Culler
Authorized Signatory

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EXHIBIT A

(Consolidated Form of Credit Agreement)

EXECUTION COPY

CREDIT AGREEMENT

Dated as of March 27, 2014

As amended as of April 4, 2014,
June 5, 2014,
December 31, 2014,
June 5, 2015,
December 12, 2015,
March 15, 2016,
March 31, 2017,
September 29, 2017,
January 19, 2018,
April 10, 2018,
and
June 14, 2018

by and among

JAKKS PACIFIC, INC.,

DISGUISE, INC.,

JAKKS SALES LLC

MAUI, INC.,

MOOSE MOUNTAIN MARKETING, INC. and

KIDS ONLY, INC.,

as Borrowers,

JAKKS PACIFIC, INC.,

as Borrower Representative,

THE OTHER PERSONS PARTY HERETO THAT ARE

DESIGNATED AS CREDIT PARTIES,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

for itself, as a Lender and Swingline Lender and as Agent for all Lenders,

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders

i

(continued)

ii

(continued)

iii

(continued)

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SCHEDULES

Schedule 1	Commitments
Schedule 3.01	Conditions Precedent
Schedule 4.05	Litigation
Schedule 4.07	ERISA Compliance
Schedule 4.10	Tax Audits
Schedule 4.12	Material Adverse Effect
Schedule 4.14	Environmental
Schedule 4.17	Labor Relations
Schedule 4.19	Insurance
Schedule 4.21	Perfection Certificate
Schedule 4.22	Government Contracts
Schedule 4.23	Customer and Trade Relations
Schedule 4.24	Bonding
Schedule 5.01	Financial Statements, Certificates and Other Reports
Schedule 5.10	Hong Kong Deposit Accounts
Schedule 5.16	Post-Closing Obligations
Schedule 6.01	Liens
Schedule 6.04	Investments
Schedule 6.05	Indebtedness
Schedule 6.06	Transactions with Affiliates
Schedule 6.09	Contingent Obligations
Schedule 10.02	Notice Addresses

EXHIBITS

Exhibit 1.03(d)	Form of L/C Request
Exhibit 1.04(a)	Form of Swingline Request
Exhibit 1.09	Form of Notice of Borrowing
Exhibit 1.10	Form of Notice of Conversion/Continuation
Exhibit 5.01	Form of Compliance Certificate
Exhibit 10.07	Form of Assignment
Exhibit 12.02(a)	Form of Borrowing Base Certificate
Exhibit 12.02(b)	Form of Form of Revolving Note

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CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of March 27, 2014, by and among JAKKS Pacific, Inc., a Delaware corporation, for itself and as successor by merger to Creative Designs International, Ltd., a Delaware corporation (“JAKKS”), Disguise, Inc., a Delaware corporation (“Disguise”), JAKKS SALES LLC, a Delaware limited liability company formerly known as JAKKS Sales Corporation (“JAKKS Sales”), Maui, Inc., an Ohio corporation (“Maui”), Moose Mountain Marketing, Inc., a New Jersey corporation (“Moose”), Kids Only, Inc., a Massachusetts corporation (“Kids” and together with JAKKS, Disguise, JAKKS Sales, Maui and Moose are sometimes referred to herein collectively as “Borrowers” and individually as a “Borrower”), JAKKS, as Borrower Representative (“Borrower Representative”), the other Persons party hereto that are designated as a “Credit Party,” the financial institutions from time to time party hereto (collectively, “Lenders” and individually each a “Lender”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as successor in interest by assignment from General Electric Company, as Agent for Secured Parties (in such capacity, “Agent”), and in its individual capacity as a Lender (including as Swingline Lender).

RECITALS

Borrowers have requested, and Lenders have agreed to make available to Borrowers, a revolving credit facility (including letter of credit and swingline subfacilities) (collectively, the “Revolving Facility”) upon and subject to the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I
THE CREDITS

Section 1.01. [Reserved].

Section 1.02. Revolving Loans. Subject to the terms and conditions of this Agreement, each Lender severally and not jointly agrees to make Loans, in Dollars, to Borrowers (each such Loan, a “Revolving Loan”) from time to time on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding such Lender’s Revolving Commitment; provided, that after giving effect to any Borrowing of Revolving Loans, the aggregate outstanding principal amount of all Revolving Loans shall not exceed the Maximum Revolving Loan Balance, subject to Section 1.02(b). Revolving Loans repaid may be reborrowed from time to time in accordance herewith.

(a)          Maximum Revolving Loan Balance. Except as provided in Section 1.02(b) and in the proviso below, if at any time the then outstanding principal balance of the Revolving Loans exceeds the Maximum Revolving Loan Balance, then Borrowers shall immediately repay the outstanding Revolving Loans in the amount of such excess; provided, that if such excess results solely from changes to Reserves, the criteria of Eligible Accounts or Eligible Inventory, or advance rates in the Borrowing Base, in each case as implemented by Agent in accordance with the terms of this Agreement, then Borrowers shall repay such excess within five Business Days of such implementation.

(b)          Overadvances. If Borrower Representative requests that Lenders make, or permit to remain outstanding, Revolving Loans which would cause the Aggregate Revolving Exposure to exceed the Borrowing Base (any such excess Revolving Loan is herein referred to as an “Overadvance”), including any such Overadvance existing after the five Business Day period referred to in the proviso in Section 1.02(a), Agent may, in its sole discretion, elect to make, or permit to remain outstanding such Overadvance; provided, that after giving effect to each such Overadvance, (i) the aggregate outstanding principal amount of the Revolving Loans shall not exceed the excess of (A) the Aggregate Revolving Commitment over (B) the sum of the aggregate outstanding principal amount of the Swing Loans and the aggregate amount of Letter of Credit Obligations and (ii) the aggregate outstanding Overadvances shall not exceed of 10% of the Aggregate Revolving Commitment at any time. If an Overadvance is made, then all Lenders shall be bound to make such Overadvance based upon their Commitment Percentage of the Aggregate Revolving Commitment, regardless of whether the conditions to lending set forth in Section 3.02 have been met. Required Lenders may prospectively revoke Agent’s ability to make or permit Overadvances by written notice to Agent. All Overadvances shall constitute Base Rate Loans and shall bear interest at the Default Rate. No Overadvance shall remain outstanding for more than 90 consecutive days during any 180 consecutive-day period.

Section 1.03. Letters of Credit. On the terms and subject to the conditions contained herein, Borrower Representative may request that one or more L/C Issuers Issue, in accordance with such L/C Issuers’ usual and customary business practices and for the account of Borrowers, Letters of Credit (denominated in Dollars) from time to time on any Business Day during the period from the Closing Date through the earlier of (x) the Revolving Termination Date and (y) seven days prior to the Stated Maturity Date. An L/C Issuer may only Issue Letters of Credit to the extent permitted by Requirements of Law.

(a)          Issuances. No L/C Issuer shall Issue any Letter of Credit following the occurrence of any of the following or, if after giving effect to such Issuance:

(i)          the Aggregate Revolving Exposure would exceed the Maximum Availability or the Letter of Credit Obligations for all Letters of Credit would exceed $35,000,000 (the “L/C Sublimit”);

(ii)         the expiration date of such Letter of Credit (A) is not a Business Day, (B) is more than one year after the date of Issuance thereof or (C) is later than seven days prior to the Stated Maturity Date; provided, that any Letter of Credit may provide for its renewal for additional periods not exceeding one year as long as (1) each Borrower and such L/C Issuer have the option to prevent such renewal before each scheduled expiration date and (2) neither such L/C Issuer nor any Borrower shall permit any expiration date beyond the date set forth in clause (C) above;

(iii)        such L/C Issuer has not (A) received any fee due with respect such Issuance, (B) approved the form of Letter of Credit requested to be Issued or (C) received, each in form and substance reasonably acceptable to it and duly executed by each Borrower or Borrower Representative, the documents that such L/C Issuer generally uses in the Ordinary Course of Business for the Issuance of letters of credit of the type of such Letter of Credit (collectively, the “L/C Reimbursement Agreement”); or

(iv)        if any Lender is a Non-Funding Lender or an Impacted Lender, (A) such Non-Funding Lender or Impacted Lender has not been replaced, (B) the Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have not been cash collateralized, or (C) the Revolving Commitments of the Other Lenders have not been reallocated pursuant to Section 1.18(b), in each case in accordance with this Agreement.

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(b)          Wells Fargo as L/C Issuer. Wells Fargo as an L/C Issuer may elect only to Issue Letters of Credit in its own name and may only Issue Letters of Credit to the extent permitted by Requirements of Law, and such Letters of Credit may not be accepted by certain beneficiaries such as insurance companies.

(c)          Satisfaction of Conditions Precedent. An L/C Issuer may, but shall not be required to, determine that, or take notice whether, the conditions precedent set forth in this Section 1.03, Section 3.01, if applicable, or 3.02 have been satisfied or waived in connection with the Issuance of any Letter of Credit; provided, that no Letter of Credit shall be Issued during the period starting on the first Business Day after the receipt by such L/C Issuer of notice from Agent or the Required Lenders that any condition precedent contained in this Section 1.03, Section 3.01, if applicable, or 3.02 is not satisfied and ending on the date all such conditions are satisfied or duly waived.

(d)          Notice of Issuance. Borrower Representative shall give the relevant L/C Issuer and Agent a notice of any requested Issuance of any Letter of Credit, which shall be effective only if received by such L/C Issuer and Agent not later than 2:00 p.m. on the third Business Day prior to the date of such requested Issuance. Such notice shall be made in a writing or Electronic Transmission substantially in the form of Exhibit 1.03(d) duly completed or in any other written form acceptable to such L/C Issuer (each, an “L/C Request”).

(e)          Reporting Obligations of L/C Issuers. Each L/C Issuer agrees to provide Agent, each in form and substance satisfactory to Agent: (i) (A) on or prior to any Issuance of any Letter of Credit by such L/C Issuer, (B) immediately after any drawing under any such Letter of Credit or (C) immediately after any payment (or failure to pay when due) by any Borrower of any related L/C Reimbursement Obligation, notice thereof, including a reasonably detailed description of such Issuance, drawing or payment, and Agent shall provide copies of such notices to each Lender reasonably promptly after receipt thereof; (ii) upon the request of Agent (or any Lender through Agent), copies of any Letter of Credit Issued by such L/C Issuer and any related L/C Reimbursement Agreement and such other documents and information as may reasonably be requested by Agent; and (iii) on the first Business Day of each calendar week, a schedule of the Letters of Credit Issued by such L/C Issuer, setting forth any Letter of Credit Obligations outstanding on the last Business Day of the previous calendar week.

(f)          Acquisition of Participations. Upon any Issuance of a Letter of Credit in accordance with the terms of this Agreement, each Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in such Letter of Credit and the related Letter of Credit Obligations in an amount equal to its Commitment Percentage of such Letter of Credit Obligations.

(g)          Reimbursement Obligations of Borrowers. Borrowers agree to pay to each L/C Issuer, or to Agent for the benefit of such L/C Issuer, any L/C Reimbursement Obligation owing no later than the first Business Day after Borrower Representative receives notice demanding payment thereof from such L/C Issuer or Agent (the “L/C Reimbursement Date”). Such L/C Reimbursement Obligation shall be payable by Borrowers with interest thereon computed (i) from the date on which such L/C Reimbursement Obligation arose to the L/C Reimbursement Date, at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans and (ii) thereafter until payment in full, at the Default Rate.

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(h)          Reimbursement Obligations of the Revolving Credit Lenders. If any L/C Reimbursement Obligation is not repaid by Borrowers when due (or any payment thereof is rescinded or set aside for any reason), the applicable L/C Issuer shall promptly notify Agent of such failure or rescission (and, upon receipt of such notice, Agent shall notify each Lender). Upon receipt of such notice, each Lender shall pay to Agent for the account of such L/C Issuer such Lender’s Commitment Percentage of such L/C Reimbursement Obligation (as such amount may be increased pursuant to Section 1.18(b). By making any such payment (other than during the continuation of an Event of Default under Section 8.01(f) or (g)), such Lender shall be deemed to have made a Revolving Loan to Borrowers, which, upon receipt thereof by Agent for the benefit of such L/C Issuer, Borrowers shall be deemed to have used in full to repay such L/C Reimbursement Obligation. Any such payment that is not deemed a Revolving Loan shall be deemed a funding by such Lender of its participation in the applicable Letter of Credit and the Letter of Credit Obligation in respect of the related L/C Reimbursement Obligations. Such participation shall not otherwise be required to be funded. Following receipt by any L/C Issuer of any such payment from any Lender, such L/C Issuer shall promptly pay to Agent, for the benefit of such Lender, such Lender’s pro rata portion of all payments of L/C Reimbursement Obligations thereafter received by such L/C Issuer (or to the extent received by Agent, Agent shall promptly pay to such Lender all such payments received by Agent for the benefit of such L/C Issuer).

(i)          Obligations Absolute. The obligations of Borrowers and Lenders pursuant to this Section 1.03 are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement irrespective of (i) (A) the invalidity, sufficiency or unenforceability of any term or provision in any Letter of Credit, any document transferring or purporting to transfer a Letter of Credit, any Loan Document, or any modification of any of the foregoing, (B) any document presented under a Letter of Credit being forged, fraudulent, invalid, insufficient or inaccurate in any respect or failing to comply with the terms of such Letter of Credit or (C) any loss or delay, including in the transmission of any document, (ii) the existence of any setoff, claim, abatement, recoupment, defense or other right that any Person (including any Credit Party) may have against the beneficiary of any Letter of Credit or any other Person, whether in connection with any Loan Document or any other Contractual Obligation or transaction, or the existence of any other withholding, abatement or reduction, (iii) the failure of any condition precedent set forth in Section 3.02 to be satisfied, (iv) any adverse change in the condition (financial or otherwise) of any Credit Party and (v) any other act or omission to act or delay of any kind of Agent, any Lender or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 1.03(i), constitute a legal or equitable discharge of any obligation of any Borrower or any Lender hereunder. No provision hereof shall be deemed to waive or limit Borrowers’ right to seek repayment of any payment of any L/C Reimbursement Obligations from L/C Issuer under the terms of the applicable L/C Reimbursement Agreement or applicable law.

(j)          Cash Collateral. If at any time the Aggregate Revolving Exposure (after giving effect to any prepayments of Revolving Loans pursuant to Section 1.02(a)) exceeds the Maximum Availability, then Borrowers shall immediately cash collateralize outstanding Letters of Credit as provided herein in an amount sufficient to eliminate such excess.

(k)          Resignation. Any L/C Issuer may refuse to Issue a Letter of Credit or resign as an L/C Issuer, in each case, in its sole discretion; provided, that such L/C Issuer shall remain an L/C Issuer solely with respect to Letters of Credit Issued by such L/C Issuer prior to the date of such resignation, retain its rights and obligations hereunder with respect thereto, and otherwise be discharged from all other duties and obligations under the Loan Documents.

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Section 1.04. Swing Loans. Subject to the terms and conditions of this Agreement, Swingline Lender may, in its sole discretion, make Loans, in Dollars (each a “Swing Loan”), available to Borrowers under the Revolving Commitments from time to time on any Business Day during the Availability Period in an aggregate principal amount at any time outstanding not to exceed its Swingline Commitment; provided, that Swingline Lender may not make any Swing Loan (x) to the extent that after giving effect to such Swing Loan, the Aggregate Revolving Exposure would exceed the Maximum Availability and (y) during the period commencing on the first Business Day after it receives notice from Agent or the Required Lenders that one or more of the conditions precedent contained in Section 3.02 are not satisfied and ending when such conditions are satisfied or duly waived. Swingline Lender shall not be required to determine whether the conditions precedent set forth in Section 3.02 have been satisfied or waived. Each Swing Loan shall be a Base Rate Loan and must be repaid as provided herein, but in any event must be repaid in full on the Revolving Termination Date. Swing Loans repaid may be reborrowed.

(a)          Borrowing Procedures. To request a Swing Loan, Borrower Representative shall give Agent notice no later than 2:00 p.m. on the day of the proposed Borrowing, which shall be made in a writing or in an Electronic Transmission substantially in the form of Exhibit 1.04(a) or in a writing in any other form reasonably acceptable to Agent duly completed (a “Swingline Request”). Agent shall promptly notify Swingline Lender of the details of the requested Swing Loan. Upon receipt of such notice and subject to the terms of this Agreement, Swingline Lender may make a Swing Loan available to Borrowers by making the proceeds thereof available to Agent and, in turn, Agent shall make such proceeds available to Borrowers on the date set forth in the relevant Swingline Request. In addition, if any Notice of Borrowing of Revolving Loans requests a Borrowing of Base Rate Loans, the Swingline Lender may, notwithstanding anything else to the contrary herein, make a Swing Loan to Borrowers in an aggregate amount not to exceed such proposed Borrowing, and the aggregate amount of the corresponding proposed Borrowing shall be reduced accordingly by the principal amount of such Swing Loan.

(b)          Refinancing Swing Loans. Swingline Lender may at any time (and shall, no less frequently than once each week) forward a demand to Agent (which Agent shall, upon receipt, forward to each Lender) that each Lender pay to Agent, for the account of Swingline Lender, such Lender’s Commitment Percentage of the outstanding Swing Loans (as such amount may be increased pursuant to Section 1.18(b)). Each Lender shall pay such amount to Agent for the account of Swingline Lender on the Business Day following receipt of the notice or demand therefor. Payments received by Agent after 1:00 p.m. may, in Agent’s discretion, be deemed to be received on the next Business Day. Upon receipt by Agent of such payment (other than during the continuation of any Event of Default under Section 8.01(f) or (g), such Lender shall be deemed to have made a Revolving Loan to Borrowers, which, upon receipt of such payment by Swingline Lender from Agent, Borrowers shall be deemed to have used such payment in full to refinance such Swing Loan. Upon the occurrence of any Event of Default under Section 8.01(f) or (g), each Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in each Swing Loan in an amount equal to such Lender’s Commitment Percentage of such Swing Loan. If any payment made by any Lender as a result of any such demand is not deemed a Revolving Loan, such payment shall be deemed a funding by such Lender of such participation. Such participation shall not be otherwise required to be funded. Upon receipt by Swingline Lender of any payment from any Lender pursuant to this Section with respect to any portion of any Swing Loan, Swingline Lender shall promptly pay over to such Lender all payments of principal (to the extent received after such payment by such Lender) and interest (to the extent accrued with respect to periods after such payment) on account of such Swing Loan received by Swingline Lender with respect to such portion.

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(c)          Obligation to Fund Absolute. Each Lender’s obligations pursuant to this Section are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including (i) the existence of any setoff, claim, abatement, recoupment, defense or other right that such Lender, any Affiliate thereof or any other Person may have against Swingline Lender, Agent, any other Lender or L/C Issuer or any other Person, (ii) the failure of any condition precedent set forth in Section 3.02 to be satisfied or the failure of Borrower Representative to deliver a Notice of Borrowing (each of which requirements Lenders hereby irrevocably waive) and (iii) any adverse change in the condition (financial or otherwise) of any Credit Party.

Section 1.05. Evidence of Loans; Notes. The Revolving Loans made by each Lender are evidenced by this Agreement and, if requested by such Lender, a Revolving Note payable to such Lender in a maximum principal amount of up to such Lender’s Revolving Commitment. Swing Loans made by Swingline Lender are evidenced by this Agreement and, if requested by such Lender, a promissory note in a maximum principal amount of up to the Swingline Commitment.

Section 1.06. Interest.

(a)          Interest. Except as otherwise provided herein, each Loan shall bear interest on the outstanding principal amount thereof (not to include the amount of undrawn Letters of Credit) from the date when made at a rate per annum equal to LIBOR or the Base Rate, as applicable, plus the Applicable Margin; provided, that Swing Loans may not be LIBOR Rate Loans. Each determination of an interest rate by Agent shall be conclusive and binding on each Borrower and Lenders in the absence of manifest error. All computations of fees and interest payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof. Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any payment or prepayment of Revolving Loans on the Revolving Termination Date.

(b)          Default Rate. At the election of Agent or the Required Lenders while any Event of Default exists and is continuing (or automatically while any Event of Default under Section 8.01(a), (f) or (g) exists), Borrowers shall pay interest on the Obligations, from and after the date of occurrence of such Event of Default and for as long as it continues, at the Default Rate. All such interest shall be payable on demand of Agent or the Required Lenders.

(c)          Maximum Lawful Rate. Anything herein to the contrary notwithstanding, the obligations of Borrowers hereunder are subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event Borrowers shall pay such Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.

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Section 1.07. Loan Accounts. Agent, on behalf of Lenders, shall record on its books and records the initial principal amount of each Loan, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. Agent shall deliver to Borrower Representative on a monthly basis a loan statement setting forth such record for the immediately preceding calendar month. Such record shall, absent manifest error, be conclusive evidence of the amount of the Loans made by Lenders to Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so, or any failure to deliver such loan statement shall not, however, limit or otherwise affect the obligation of Borrowers hereunder (and under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against Agent.

Section 1.08. Register. Agent, acting as a non-fiduciary agent of Borrowers solely for tax purposes and solely with respect to the actions described in this Section, shall establish and maintain (a) a record of ownership (the “Register”), by book entry, of the interests (including any rights to receive payment hereunder) of Agent, each Lender and each L/C Issuer in the Obligations, each of their obligations under this Agreement to participate in each Loan, Letter of Credit and Letter of Credit Obligations, and L/C Reimbursement Obligations, and any assignment of any such interest, obligation or right and (b) accounts in the Register in accordance with its usual practice. Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes and, in the case of Revolving Loans, the corresponding obligations to participate in Letter of Credit Obligations and Swing Loans) and the L/C Reimbursement Obligations are registered obligations and shall be maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and transferable only upon notation of such transfer in the Register. Credit Parties, Agent, Lenders and L/C Issuers shall treat each Person whose name is recorded in the Register as a Lender or L/C Issuer, as applicable, for all purposes of this Agreement. Information contained in the Register with respect to any Lender or any L/C Issuer shall be available for access by Borrowers, Borrower Representative, Agent, such Lender (as to only its Loans) or such L/C Issuer (as to information with respect to such L/C Issuer).

Section 1.09. Procedure for Revolving Loan Borrowing. Each Borrowing of a Revolving Loan shall be made upon Borrower Representative’s irrevocable written notice delivered to Agent substantially in the form of a Notice of Borrowing or in a writing in any other form reasonably acceptable to Agent, which notice must be received by Agent prior to 2:00 p.m. (i) on the date which is three Business Days prior to the requested Borrowing date in the case of each LIBOR Rate Loan, (ii) on the date which is one Business Day prior to the requested Borrowing date in the case of each Base Rate Loan in an amount equal to or less than $75,000,000 but equal to or greater than $20,000,000, and (iii) on the requested Borrowing date in the case of each Base Rate Loan in an amount less than $20,000,000. Such Notice of Borrowing shall specify: (a) the amount of the Borrowing, which shall not be less than $100,000, in aggregate; (b) the requested Borrowing date, which shall be a Business Day; (c) whether the Borrowing is to be comprised of LIBOR Rate Loans or Base Rate Loans; and (d) if the Borrowing is to be LIBOR Rate Loans, the Interest Period applicable to such Loans. Upon receipt of a Notice of Borrowing, Agent will promptly notify each Lender of such Notice of Borrowing and of the amount of such Lender’s Commitment Percentage of the Borrowing. Unless Agent is otherwise directed in writing by Borrower Representative, the proceeds of each requested Borrowing after the Closing Date will be made available to Borrowers by Agent by wire transfer of such amount to Borrowers pursuant to the wire transfer instructions specified on Schedule 10.02 or such other account as Borrower Representative may designate. All Borrowing requests which are not made on-line via Agent’s electronic platform or portal shall be subject to (and unless Agent elects otherwise in the exercise of its sole discretion, such Borrowings shall not be made until the completion of) Agent’s authentication process (with results satisfactory to Agent) prior to the funding of any such requested Revolving Loan.

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Section 1.10. Conversion and Continuation Elections. Elections. Borrowers shall have the option to (a) request that any Revolving Loan be made as a LIBOR Rate Loan, (b) convert at any time all or any part of outstanding Loans (other than Swing Loans) from Base Rate Loans to LIBOR Rate Loans, (c) convert any LIBOR Rate Loan to a Base Rate Loan, subject to Article XI if such conversion is made prior to the expiration of the Interest Period applicable thereto, or (d) continue all or any portion of any Loan as a LIBOR Rate Loan upon the expiration of the applicable Interest Period. Any Loan or group of Loans having the same proposed Interest Period to be made or continued as, or converted into, a LIBOR Rate Loan must be in a minimum amount of $5,000,000. Any such election must be made by Borrower Representative by 2:00 p.m. on the third Business Day prior to (x) the date of any proposed Revolving Loan which is to bear interest at LIBOR, (y) the end of each Interest Period with respect to any LIBOR Rate Loans to be continued as such, or (z) the date on which Borrowers wish to convert any Base Rate Loan to a LIBOR Rate Loan for an Interest Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Rate Loan by 2:00 p.m. on the third Business Day prior to the end of the Interest Period with respect thereto, such LIBOR Rate Loan shall be converted to a Base Rate Loan at the end of its Interest Period. Borrower Representative must make such election by notice to Agent in writing, including by Electronic Transmission. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) substantially in the form of Exhibit 1.10 or any other form reasonably acceptable to Agent. No Loan shall be made, converted into or continued as a LIBOR Rate Loan, if the conditions to Loans and Letters of Credit in Section 3.02 are not met at the time of such proposed conversion or continuation and Agent or Required Lenders have determined not to make or continue any Loan as a LIBOR Rate Loan as a result thereof. Upon receipt of a Notice of Conversion/Continuation, Agent will promptly notify each Lender thereof. In addition, Agent will, with reasonable promptness, notify Borrower Representative and Lenders of each determination of LIBOR; provided, that any failure to do so shall not relieve any Borrower of any liability hereunder or provide the basis for any claim against Agent. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans held by each Lender with respect to which the notice was given. Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing, or to any continuation or conversion of any Loans, there shall not be more than seven different Interest Periods in effect.

Section 1.11. Optional Prepayments; Revolving Commitment Reductions.

(a)          [Reserved].

(b)          Revolving Commitment Reductions. Borrowers may at any time on at least 10 days’ prior written notice by Borrower Representative to Agent terminate the Aggregate Revolving Commitment; provided, that upon such termination, all Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance herewith. Such termination of the Aggregate Revolving Commitment shall be without premium or penalty except as provided in Section 1.15(d) and Section 11.04.

Section 1.12. Scheduled Payments. Borrowers shall repay to Lenders in full on the Stated Maturity Date the aggregate principal amount of the Revolving Loans and Swing Loans outstanding on such date.

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Section 1.13. Mandatory Prepayments of Loans.

(a)          Asset Dispositions; Events of Loss. If the aggregate amount of the Net Proceeds received by a Credit Party in connection with a Disposition or an Event of Loss and all other Dispositions and Events of Loss occurring during any Fiscal Year exceeds $500,000, then (i) Borrower Representative shall promptly notify Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Proceeds in respect thereof) and (ii) promptly upon receipt by a Credit Party of the Net Proceeds of such Disposition or Event of Loss, Borrowers shall deliver or cause to be delivered to Agent for distribution to Lenders as a prepayment of the Obligations, an amount equal to the lesser of (A) such Net Proceeds or (B) the outstanding Obligations. If no Default or Event of Default has occurred and is continuing, such prepayment shall not be required to the extent a Credit Party reinvests the Net Proceeds of such Disposition or Event of Loss in productive assets (other than Inventory) of a kind then used or usable in the business of a Borrower, within 180 days after the date of such Disposition or Event of Loss; provided, that Borrower Representative notifies Agent of such Credit Party’s intent to reinvest, the proposed date of such reinvestment at the time such proceeds are received and the date reinvestment occurs. Pending such reinvestment, an amount equal to the lesser of (A) such Net Proceeds or (B) the outstanding Obligations, shall be delivered to Agent, for distribution first, to Swingline Lender as a prepayment of any Swing Loans and thereafter to Lenders, as a prepayment of any Revolving Loans, but, in either case, not as a permanent reduction of the Aggregate Revolving Commitment. Notwithstanding the foregoing, amounts otherwise payable pursuant to this Section 1.13(a) on account of Term Loan Priority Collateral (as defined in the Term Intercreditor Agreement), if any, shall not be payable hereunder to the extent that they are paid to the Term Lenders pursuant to the Term Credit Agreement.

(b)          Issuance of Securities. Except with respect to a Share Increase Transaction (if any), immediately upon the receipt by any Credit Party of the Net Issuance Proceeds of the issuance of Stock or Stock Equivalents (including any capital contribution) or debt securities (other than Net Issuance Proceeds from the issuance of (i) debt securities in respect of Indebtedness permitted hereunder, and (ii) Excluded Equity Issuances), Borrowers shall deliver, or cause to be delivered, to Agent, for distribution to Lenders as a prepayment of the Loans, an amount equal to the lesser of (A) such Net Issuance Proceeds or (B) the outstanding Obligations.

Section 1.14. Application of Prepayments. Subject to Section 1.16(c), unless otherwise provided in Section 1.13, any prepayments pursuant to Section 1.13 shall be applied first to prepay outstanding Swing Loans, second to prepay outstanding Revolving Loans without a permanent reduction of the Aggregate Revolving Commitment, and third to cash collateralize all Letters of Credit. Subject to the foregoing sentence, amounts prepaid shall be applied first to any Base Rate Loans then outstanding and then to outstanding LIBOR Rate Loans with the shortest Interest Periods remaining. Together with each prepayment under this Section, Borrowers shall pay any amounts required pursuant to Section 11.04.

Section 1.15. Fees.

(a)          Fees. Borrowers shall pay to Agent, for Agent’s own account, fees in the amounts and at the times set forth in the Fee Letter.

(b)          Unused Commitment Fee. On the first Business Day of each calendar quarter and on and until the date upon which the Obligations are paid in full, Borrowers shall pay to Agent in arrears an unused commitment fee (the “Unused Commitment Fee”) for the account of each Lender in an amount equal to: (i) the excess of (A) the average daily balance of the Revolving Commitment of such Lender during the preceding calendar quarter over (B) the sum of (1) the average daily balance of all Revolving Loans held by such Lender, (2) the average daily amount of Letter of Credit Obligations held by such Lender, and (3) in the case of the Swingline Lender, the average daily balance of all outstanding Swing Loans held by such Swingline Lender, in each case, during the preceding calendar quarter; provided, that in no event shall the amount computed pursuant to clauses (1) and (2) above with respect to the Swingline Lender be less than zero, multiplied by (ii) (A) if the average daily balance of the aggregate of all outstanding Revolving Loans, Letter of Credit Obligations and Swing Loans is equal to or greater than 50% of the average daily Maximum Availability during the preceding calendar quarter, then 0.25% per annum or (B) if the average daily balance of the aggregate of all outstanding Revolving Loans, Letter of Credit Obligations and Swing Loans is less than 50% of the average daily Maximum Availability during the preceding calendar quarter, then 0.50% per annum. The total Unused Commitment Fees payable by Borrowers on each such date will be equal to the sum of all of the Unused Commitment Fees due to the Lenders on such date, subject to Section 1.18(f).

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(c)          Letter of Credit Fee. Borrowers agree to pay to Agent for the ratable benefit of Lenders (i) all reasonable costs and expenses incurred by Agent or any Lender on account of Letter of Credit Obligations incurred hereunder and (ii) for each calendar quarter during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the product of (x) the average daily undrawn face amount of all Letters of Credit multiplied by (y) a per annum rate equal to the Applicable Margin with respect to Revolving Loans which are LIBOR Rate Loans; provided, that at Agent’s or Required Lenders’ option, while an Event of Default exists (or automatically while an Event of Default under Section 8.01(a), (f) or (g) exists), such rate shall be increased by 2.00% per annum. The Letter of Credit Fee shall be paid to Agent for the benefit of Lenders in arrears, on July 1, 2014, on the first Business Day of each calendar quarter thereafter, and, without duplication, on the date on which all L/C Reimbursement Obligations have been discharged. In addition, but without duplication of the costs and expenses payable by Borrowers pursuant to clause (i) above, Borrowers shall pay to Agent or any L/C Issuer, as appropriate, on demand, such L/C Issuer’s customary fees, charges and expenses, in respect of each Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is Issued.

Section 1.16. Payments by Borrowers.

(a)          Generally. All payments to be made by each Credit Party under the Loan Documents shall be made without set off, recoupment, counterclaim or deduction of any kind, shall, except as otherwise expressly provided herein, be made to Agent (for the ratable account of the Persons entitled thereto) at the address for payment specified by Agent and shall be made in Dollars, by wire transfer or ACH transfer in immediately available funds (which shall be the exclusive means of payment hereunder), no later than 1:00 p.m. on the date due. Any payment which is received by Agent later than 1:00 p.m. may in Agent’s discretion be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. Each Credit Party hereby irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation and any proceeds of Collateral. Each Borrower hereby authorizes Agent and each Lender to make a Revolving Loan (which shall be a Base Rate Loan and which may be a Swing Loan) to pay (i) interest, principal (including Swing Loans), L/C Reimbursement Obligations, agent fees, Unused Commitment Fees and Letter of Credit Fees, in each instance, on the date due, or (ii) after five days’ prior notice to Borrower Representative, other fees, costs or expenses payable by a Borrower or any of its Subsidiaries hereunder or under the other Loan Documents, in each case, so long as a result of such Revolving Loan the aggregate outstanding principal amount of all Revolving Loans does not exceed the Aggregate Revolving Commitment then in effect (it being understood that the failure of Agent or Lenders to make a Revolving Loan with respect to any such payment shall not relieve any Borrower of its obligation to make such payment in accordance with the terms hereof).

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(b)          Non-Business Day. Subject to the provisions set forth in the definition of “Interest Period” herein, if any payment hereunder is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as applicable.

(c)          Application Following an Event of Default. During the continuance of an Event of Default, Agent may, and shall upon the direction of Required Lenders, apply any payments received by Agent in accordance with clauses first through sixth below. Notwithstanding any provision herein to the contrary, all payments made by Credit Parties to Agent after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), including proceeds of Collateral, shall be applied as follows and in such priority:

(i)          first, to payment of costs and expenses, including Attorney Costs, of Agent payable or reimbursable by Credit Parties under the Loan Documents;

(ii)         second, without duplication, to payment of Attorney Costs of Lenders payable or reimbursable by Borrowers under this Agreement;

(iii)        third, to payment of all accrued unpaid interest on the Obligations and fees owed to Agent, Lenders and L/C Issuers;

(iv)        fourth, to payment of principal of the Obligations, including L/C Reimbursement Obligations then due and payable, any Obligations under any Secured Rate Contract and cash collateralization of unmatured L/C Reimbursement Obligations to the extent not then due and payable);

(v)         fifth, to payment of any other amounts owing constituting Obligations; and

(vi)        sixth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

Each of Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third, fourth and fifth above; provided, that no payments by a Guarantor and no proceeds of Collateral of a Guarantor shall be applied to Excluded Rate Contract Obligations of such Guarantor.

Section 1.17. Payments by Lenders to Agent; Settlement.

(a)          Payments by Lenders to Agent. Agent may, on behalf of Lenders, disburse funds to Borrowers for Loans requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent. If Agent requires each Lender to make funds available to Agent prior to disbursement of funds to Borrowers, each Lender shall pay Agent such Lender’s Commitment Percentage of such requested Loan, in same day funds, by wire transfer to Agent’s account designated by Agent, no later than 1:00 p.m. on such scheduled Borrowing date. Nothing in any Loan Document shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Agent, any Lender or Borrowers may have against any Lender as a result of any default by such Lender hereunder. To the extent that Agent advances funds to Borrowers on behalf of any Lender and is not reimbursed therefor on the same Business Day as such advance is made, Agent shall be entitled to retain for its account (i) all interest accrued on such advance from the date such advance was made until reimbursed by the applicable Lender and (ii) all amounts received by Agent for the benefit of such Lender pursuant to this Agreement up to the amount needed to reimburse Agent for any such unreimbursed advance and interest accrued thereon.

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(b)          Settlement. At least once each calendar week (each, a “Settlement Date”), Agent shall advise each Lender by telephone or fax of the amount of such Lender’s Commitment Percentage of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Agent shall pay to each Lender such Lender’s Commitment Percentage (except as otherwise provided in Section 1.03 and Section 1.18) of principal, interest and fees paid by Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it. Such payments shall be made by wire transfer to such Lender not later than 2:00 p.m. on the next Business Day following each Settlement Date.

(c)          Availability of Lender’s Commitment Percentage. Agent may assume that each Lender will make its Commitment Percentage of each Revolving Loan available to Agent on each Borrowing date. If such Commitment Percentage is not paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Commitment Percentage upon Agent’s demand, Agent shall promptly notify Borrower Representative and Borrowers shall repay such amount to Agent within five Business Days of such notice.

(d)          Return of Payments. If Agent pays an amount to a Lender under this Agreement and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind. If Agent determines at any time that any amount received by Agent under any Loan Document must be returned to any Credit Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of any Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind, and Agent will be entitled to set-off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.

Section 1.18. Non-Funding Lenders; Procedures.

(a)          Responsibility. The failure of any Non-Funding Lender to make any Revolving Loan or any payment required by it under any Loan Document, or to fund any purchase of any participation required hereunder on the date specified therefor shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such loan or payment or to fund the purchase of any such participation on such date, and neither Agent nor, other than as expressly set forth herein, any other Lender shall be responsible for the failure of any Non-Funding Lender to make a loan or other payment or to fund the purchase of a participation under any Loan Document.

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(b)          Reallocation. If any Lender is a Non-Funding Lender, all or a portion of such Non-Funding Lender’s Letter of Credit Obligations (unless such Lender is L/C Issuer that Issued such Letter of Credit) and reimbursement obligations with respect to Swing Loans shall, at Agent’s election at any time or upon any L/C Issuer’s or Swingline Lender’s, as applicable, written request delivered to Agent, be reallocated to and assumed by Lenders that are not Non-Funding Lenders or Impacted Lenders pro rata in accordance with their Commitment Percentages of the Aggregate Revolving Commitment (calculated as if the Non-Funding Lender’s Commitment Percentage was reduced to zero); provided, that no Lender shall be reallocated any such amounts or funding obligations that would cause the sum of its outstanding Revolving Loans, outstanding Letter of Credit Obligations, amounts of its participations in Swing Loans and its pro rata share of unparticipated amounts in Swing Loans to exceed its Revolving Commitment.

(c)          Voting Rights. Notwithstanding anything set forth herein to the contrary, including Section 10.01, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be, or have its Loans and Commitments, included in the determination of “Required Lenders” or “Lenders directly affected” pursuant to Section 10.01) for any voting or consent rights under or with respect to any Loan Document; provided, that (A) the Commitment of a Non-Funding Lender may not be increased, extended or rescinded, (B) the principal of a Non-Funding Lender’s Loans may not be reduced or forgiven, and (C) the interest rate applicable to Obligations owing to a Non-Funding Lender may not be reduced in such a manner that by its terms affects such Non-Funding Lender more adversely than other Lenders, in each case without the consent of such Non-Funding Lender. Moreover, for the purposes of determining Required Lenders, the Obligations held by Non-Funding Lenders shall be excluded from the total Obligations outstanding.

(d)          Borrower Payments to a Non-Funding Lender. Agent is authorized to use all amounts received by Agent for the benefit of any Non-Funding Lender pursuant to this Agreement first, to pay in full the Aggregate Excess Funding Amount to the appropriate Secured Parties and then to hold any amounts in excess of such payments as cash collateral in a non-interest bearing account up to an amount equal to such Non-Funding Lender’s unfunded Revolving Commitment. Agent may use such amount to pay such Non-Funding Lender’s funding obligations hereunder until the Obligations are paid in full in cash, all Letter of Credit Obligations have been discharged or cash collateralized and all Commitments have been terminated. Any amounts owing by a Non-Funding Lender to Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans. In the event that Agent is holding cash collateral of a Non-Funding Lender that cures pursuant to Section 1.18(e) or ceases to be a Non-Funding Lender pursuant to the definition of Non-Funding Lender, Agent shall return the unused portion of such cash collateral to such Lender.

(e)          Cure. A Lender may cure its status as a Non-Funding Lender under clause (a) of the definition of “Non-Funding Lender” if such Lender (A) fully pays to Agent, on behalf of the applicable Secured Parties, the Aggregate Excess Funding Amount, plus all interest due thereon and (B) timely funds the next Revolving Loan required to be funded by such Lender or makes the next reimbursement required to be made by such Lender. Any such cure shall not relieve any Lender from liability for breaching its contractual obligations hereunder.

(f)          Fees. A Lender that is a Non-Funding Lender pursuant to clause (a) of the definition of “Non-Funding Lender” shall not earn and shall not be entitled to receive, and Borrowers shall not be required to pay, such Lender’s portion of the Unused Commitment Fees during the time such Lender is a Non-Funding Lender pursuant to clause (a) thereof. During the period of time that any Letter of Credit Obligations are reallocated, the Letter of Credit Fee payable with respect to such reallocated portion is payable to (i) all Lenders based on their pro rata share of such reallocation or (ii) to L/C Issuer for any remaining portion not reallocated to any other Lenders. So long as a Lender is a Non-Funding Lender, the Letter of Credit Fee payable with respect to any Letter of Credit Obligation of any Non-Funding Lender that have not been reallocated pursuant to Section 1.18(b) shall be payable to the L/C Issuer.

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Section 1.19. Procedures. Agent is hereby authorized by each Credit Party and each other Secured Party to establish commercially reasonable procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Loans and other matters incidental thereto. Without limiting the generality of the foregoing, Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion on, E-Systems.

Section 1.20. Borrower Representative. JAKKS hereby (a) is designated and appointed by each Credit Party as its representative and agent on its behalf (the “Borrower Representative”) and (b) accepts such appointment as Borrower Representative, in each case, for the purposes of issuing, delivering or receiving any notices, requests, certificates, instructions and consents under the Loan Documents and taking all other actions on behalf of any Credit Party or Credit Parties under the Loan Documents. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Credit Parties. Each warranty, covenant, agreement and undertaking made on behalf of a Credit Party by Borrower Representative shall be deemed for all purposes to have been made by such Credit Party and shall be binding upon and enforceable against such Credit Party to the same extent as if the same had been made directly by such Credit Party.

ARTICLE II
BORROWING BASE

Section 2.01. Eligible Accounts. Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time in its Permitted Discretion. In addition, Agent reserves the right, from time to time, to adjust any of the applicable criteria and to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its Permitted Discretion, subject to the approval of Required Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available. “Eligible Accounts” shall mean Accounts of a Credit Party; provided, that Eligible Accounts shall not include any of the following:

(a)          Ownership. Accounts that are not owned by and payable solely to a Credit Party.

(b)          Past Due Accounts; Selling Terms. (i) With respect to Accounts that have selling terms of 30 days or less, such Accounts that are not paid within the earlier of (x) 60 days following their respective due dates or (y) 90 days following their respective original invoice dates; (ii) with respect to Accounts that have selling terms in excess of 30 days and equal to or less than 90 days, such Accounts that are not paid within the earlier of (x) 30 day following their respective due dates or (y) 120 days following their respective original invoice dates; or (iii) all Accounts that have selling terms in excess of 90 days;

(c)          Cross Aged Accounts. Accounts that are the obligations of an Account Debtor if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under Section 2.01(b);

(d)          Foreign Accounts. Accounts that are the obligations of an Account Debtor located in a foreign country other than Canada unless (i) payment thereof is assured by a letter of credit assigned and delivered to Agent, satisfactory to Agent as to form, amount and issuer, or (ii) such Account is covered by credit insurance in form and substance, and issued by an institution, satisfactory to Agent in Agent’s sole discretion and is in a scope acceptable to Agent.

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(e)          Government Accounts. Accounts that are the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing, or the applicable Credit Party has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation;

(f)          Contra Accounts. Accounts (i) owing from any Account Debtor that is also a supplier to or creditor of any Borrower or any Subsidiary, or (ii) representing any manufacturer’s or supplier’s allowances, credits, discounts, incentive plans or similar arrangements entitling any Credit Party to discounts on future purchase therefrom;

(g)          Full Enforcement. Any Account to the extent (i) it is subject to any defense, counterclaim, setoff or dispute which is asserted as to such Account or (ii) a Credit Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

(h)          Inter-Company/Affiliate/Employee Accounts. Accounts that arise from a sale to any Affiliate of any Credit Party or to any director, officer, other employee, or to any entity that has any common officer or director with any Credit Party;

(i)          Concentration Risk. Accounts to the extent that such Account, together with all other Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceed (i) with respect to each of Walmart, Target and Toys R Us, thirty-five percent (35%) of all Eligible Accounts, and (ii) with respect to all other Account Debtors, twenty-five percent (25%) of all Eligible Accounts;

(j)          Credit Risk. Accounts that (i) are otherwise determined to be unacceptable by Agent in its Permitted Discretion, upon the delivery of prior or contemporaneous notice (oral or written) of such determination to Borrower Representative or (ii) may not be paid due to the financial condition of any Account Debtor;

(k)          Defaulted Accounts; Bankruptcy. Accounts where: (i) the related Account Debtor suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or (ii) a petition is filed by or against the related Account Debtor under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(l)          Billing. Accounts that (i) are not fully earned by performance (or otherwise represent a progress billing) or (ii) are not evidenced by an invoice which has been delivered to the Account Debtor;

(m)          Bill and Hold. Accounts that arise with respect to goods that are delivered on a bill-and-hold basis;

(n)          C.O.D. Accounts that arise with respect to goods that are delivered on a cash-on-delivery basis;

(o)          Credit Limit. Accounts to the extent such Account exceeds any credit limit established by Agent, in its Permitted Discretion, following prior notice of such limit by Agent to Borrower Representative;

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(p)          Non-Acceptable Alternative Currency. Accounts that are payable in any currency other than United States Dollars;

(q)          Other Liens Against Receivables. Accounts that are subject to any right, claim, Lien or other interest of any other Person, other than Liens in favor of Agent, securing the Obligations;

(r)          Conditional Sale. (i) Accounts (other than those owing by QVC) that arise with respect to goods that are placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is conditional and, (ii) with respect to Accounts owing by QVC, to the extent the payment of such Accounts is conditional;

(s)          Judgments, Notes or Chattel Paper. Accounts that are evidenced by a judgment, Instrument or Chattel Paper;

(t)          Not Bona Fide. Accounts that are not true and correct statements of bona fide indebtedness incurred in the amount of such Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor, as determined by Agent in its Permitted Discretion;

(u)          Ordinary Course; Sales of Equipment or Bulk Sales. Accounts that do not arise from the sale of goods or the performance of services by a Credit Party in the Ordinary Course of Business, including sales of Equipment and bulk sales;

(v)         Surety Bonds. Accounts arising from or in connection with contracts or projects that are subject to a performance or surety bond; or

(w)          Not First Priority Perfected Lien. Accounts as to which Agent’s Lien thereon, on behalf of itself and the other Secured Parties, is not a first priority perfected Lien.

Section 2.02. Eligible Inventory. Agent shall have the right to establish, modify, or eliminate Reserves against Eligible Inventory from time to time in its Permitted Discretion. In addition, Agent reserves the right, from time to time, to adjust any of the applicable criteria, to establish new criteria and to adjust advance rates with respect to Eligible Inventory in its Permitted Discretion, subject to the approval of Required Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available. “Eligible Inventory” shall mean Inventory of a Credit Party; provided, that Eligible Inventory shall not include any of the following:

(a)          Condition. Inventory that is excess, obsolete, damaged, unsaleable, shopworn or seconds;

(b)          Locations < $100M. Inventory is located at any site if the aggregate book value of Inventory at any such location is less than $100,000;

(c)          Consignment. Inventory that is placed on consignment;

(d)          Off-Site. Inventory that (i) is not located on premises owned, leased or rented by a Credit Party and set forth in the Perfection Certificate or (ii) is stored at a leased location, unless (A) a reasonably satisfactory landlord waiver is delivered to Agent, or (B) Reserves satisfactory to Agent have been established with respect thereto, (iii) is stored with a bailee or warehouseman unless (A) a reasonably satisfactory, acknowledged bailee letter is received by Agent with respect thereto and (B) Reserves satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent, unless a reasonably satisfactory mortgagee waiver is delivered to Agent;

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(e)          In-Transit. Inventory that is in transit, except for Inventory in transit between domestic locations of Credit Parties as to which Agent’s Liens have been perfected at origin and destination;

(f)          Customized. (i) Inventory (including the Disney Inventory (as defined in the Security Agreement)) that is subject to any license under which one or more Borrowers is the licensee, or (ii) Inventory not described in the immediately preceding clause (i) that is subject to any trademark, trade name, patent or copyright agreements with any third parties (A) which would require any consent of such third party for the sale or disposition of that Inventory (which consent has not been obtained) or the payment of any monies to such third party upon such sale or other disposition (to the extent of such monies) and (B) for which such agreement has not been collaterally assigned to Agent for the benefit of Secured Parties;

(g)          Packing/Shipping Materials. Inventory that consists of packing or shipping materials, or manufacturing supplies;

(h)          Tooling. Inventory that consists of tooling or replacement parts;

(i)          Display. Inventory that consists of display items;

(j)          Returns. Inventory that consists of damaged or defective goods that have been returned by the buyer;

(k)          Freight. Inventory that consists of any costs associated with “freight in” charges in excess of normal freight charges;

(l)          Hazardous Materials. Inventory that consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(m)          Un-insured. Inventory that is not covered by casualty insurance reasonably acceptable to Agent;

(n)          Not Owned/Other Liens. Inventory that is not owned by a Credit Party or is subject to Liens other than Permitted Liens described in Sections 6.01(b), (c), (d), (f) and (p) or rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure a Credit Party’s performance with respect to that Inventory);

(o)          Not Perfected. Inventory that is not subject to a first priority Lien in favor of Agent on behalf of itself and Secured Parties, except for Liens described in Section 6.01(d) (subject to Reserves);

(p)          Negotiable Bill of Sale. Inventory that is covered by a negotiable document of title, unless such document is delivered to Agent with all necessary endorsements, free and clear of all Liens except Liens in favor of Agent, on behalf of itself and Secured Parties; or

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(q)          Not Ordinary Course. Inventory (other than raw materials) that is not of a type held for sale in the Ordinary Course of Business of a Credit Party.

ARTICLE III
CONDITIONS PRECEDENT

Section 3.01. Conditions of Initial Loans. The obligation of each Lender to make its initial Loans and of each L/C Issuer to Issue, or cause to be Issued, the initial Letters of Credit hereunder is subject to satisfaction of the conditions set forth on Schedule 3.01, in a manner satisfactory to Agent. For the purpose of determining satisfaction with such conditions, each Lender that has signed and delivered this Agreement shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section unless Agent shall have received written notice from such Lender prior to the Closing Date specifying its objection thereto.

Section 3.02. Conditions to All Borrowings. Except as otherwise expressly provided herein, no Lender or L/C Issuer is obligated to fund any Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

(a)          Representation or Warranty. Any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were untrue or incorrect in any material respect (without duplication of any materiality qualifier contained therein) as of such earlier date), unless waived by the Required Lenders for purposes of funding any Revolving Loan or incurrence of any Letter of Credit Obligation;

(b)          Default or Event of Default. Any Default or Event of Default has occurred and is continuing or would reasonably be expected to result after giving effect to any Loan (or the incurrence of any Letter of Credit Obligation) unless waived by the Required Lenders for purposes of funding any Revolving Loan or incurrence of any Letter of Credit Obligation; or

(c)          Maximum Availability. After giving effect to any Loan (or the incurrence of any Letter of Credit Obligations), the Aggregate Revolving Exposure would exceed the Maximum Availability (except as provided in Section 1.02(b)).

The request by Borrower Representative and acceptance by Borrowers of the proceeds of any Loan or the incurrence of any Letter of Credit Obligations shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section have been satisfied and (ii) a reaffirmation by each Credit Party of the granting and continuance of Agent’s Liens, on behalf of itself and Secured Parties, pursuant to the Collateral Documents.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Credit Parties, jointly and severally, represent and warrant to Agent and each Secured Party that the following are true, correct and complete:

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Section 4.01. Corporate Existence and Power. Each Credit Party, each of its respective Subsidiaries (other than the Specified Foreign Subsidiaries) and, to the knowledge of Credit Parties, each of the Specified Foreign Subsidiaries: (a) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable; (b) has the power and authority and all governmental licenses, authorizations, Permits, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Loan Documents to which it is a party; (c) is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or (d) above, to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 4.02. Corporate Authorization; No Contravention. The execution, delivery and performance by each Credit Party (and any Subsidiary thereof, if applicable) of each Loan Document to which such Person is party, have been duly authorized by all necessary action, and do not and will not: (a) contravene the terms of any of that Person’s Organization Documents; (b) conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or (c) violate any Requirement of Law in any material respect.

Section 4.03. Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party or any Subsidiary of any Loan Document except (a) recordings and filings in connection with the Liens granted to Agent under the Collateral Documents and (b) those obtained or made on or prior to the Closing Date.

Section 4.04. Binding Effect. This Agreement and each other Loan Document to which any Credit Party or any Subsidiary is a party constitute the legal, valid and binding obligations of each such Person which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

Section 4.05. Litigation. Except as specifically disclosed in Schedule 4.05, there are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of each Credit Party, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against any Credit Party, any Subsidiary or any of their respective Properties which: (a) purport to affect or pertain to any Loan Document, or any transactions contemplated thereby; (b) would reasonably be expected to result in monetary judgment(s) or relief, individually or in the aggregate, in excess of $500,000; or (c) seek an injunction or other equitable relief which would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature is issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of any Loan Document, or directing that the transactions provided therein not be consummated as provided therein. As of the Closing Date, no Credit Party or any Subsidiary is the subject of an audit or, to each Credit Party’s knowledge, any review or investigation by any Governmental Authority (excluding the IRS and other taxing authorities) concerning the violation or possible violation of any Requirement of Law.

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Section 4.06. No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by any Credit Party or the grant or perfection of Agent’s Liens on the Collateral. No Credit Party and no Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

Section 4.07. ERISA Compliance. Schedule 4.07 sets forth, as of the Closing Date, a complete and accurate list of, and separately identifies, (a) all Title IV Plans, (b) all Multiemployer Plans and (c) all material Benefit Plans. Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies and is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law. Except for those that would not reasonably be expected to result in Liabilities in excess of $500,000 in the aggregate, there are no existing or pending (or to the knowledge of any Credit Party, threatened in writing) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Credit Party or any of its Subsidiaries incurs or otherwise has or could have an obligation or any Liability. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect or the imposition of a Lien on any property of any Credit Party or any of its Subsidiaries.

Section 4.08. Margin Regulations. No Credit Party or any of its Subsidiaries owns any Margin Stock or is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors. Neither any Credit Party nor any of its Subsidiaries expects to acquire any Margin Stock.

Section 4.09. Ownership of Property; Liens. Each Credit Party, each of its respective Subsidiaries (other than the Specified Foreign Subsidiaries) and, to the knowledge of Credit Parties, each of the Specified Foreign Subsidiaries, have good record and marketable title in fee simple to, or valid leasehold interests in, all Real Estate, and good and valid title to all owned personal property and valid leasehold interests in all leased personal property, in each instance, necessary or used in the ordinary conduct of their respective businesses, in each case subject to no Liens other than Permitted Liens.

Section 4.10. Taxes. All federal, state, local and foreign income and franchise and other material Tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by any Tax Affiliate have been filed with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all Taxes reflected therein or otherwise due and payable have been paid when due and owing except for those Contested in Good Faith. Except as set forth on Schedule 4.10, as of the Closing Date, no Tax Return is under audit or examination by any Governmental Authority, and no notice of any audit or examination or any assertion of any claim for Taxes is given or made by any Governmental Authority. Proper and accurate amounts have been withheld by each Tax Affiliate from their respective employees for all periods in full and complete compliance with the Tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. No Tax Affiliate has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.60011-4(b) or is a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

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Section 4.11. Financial Statements; Projections. (a) Each of (i) the audited Financial Statements delivered pursuant hereto, and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for each Fiscal Year and (ii) the unaudited Financial Statements delivered pursuant hereto for the fiscal months covered thereby, in each case: (A) were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, subject to, in the case of the unaudited Financial Statements, normal year-end adjustments and the lack of footnote disclosures; and (B) taken as a whole, are complete and correct in all material respects, and accurately and fairly present in all material respects the consolidated financial condition and of the Consolidated Group as of the dates thereof and results of operations for the periods covered thereby. (b) The pro forma unaudited consolidated balance sheet of the Consolidated Group delivered on the Closing Date was prepared by Credit Parties giving pro forma effect to the funding of the Loans, was based on the unaudited consolidated and consolidating balance sheets of the Consolidated Group dated February 28, 2014, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in a manner consistent with GAAP. (c) All financial performance projections delivered to Agent represent Borrowers’ good faith estimate of future financial performance and are based on fair and reasonable assumptions and investigations by Borrowers. (d) No Credit Party has any Contingent Obligations, liabilities for Taxes or other financial obligations which are material in the aggregate, except as disclosed in the Financial Statements, other than Contingent Obligations owing by JAKKS to Licensors under all License Agreement Guaranties, and other Contingent Obligations disclosed in JAKKS’ Form 10-K or 10-Q, as applicable, filed with the Securities and Exchange Commission.

Section 4.12. Material Adverse Effect. Except as set forth in Schedule 4.12, since December 31, 2013, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in Material Adverse Effect.

Section 4.13. Indebtedness; Contingent Obligations. Credit Parties and their Subsidiaries have no Indebtedness other than Indebtedness permitted pursuant to Section 6.05 and have no Contingent Obligations other than Contingent Obligations permitted pursuant to Section 6.09.

Section 4.14. Environmental Matters. Except as set forth in Schedule 4.14, (a) the operations of each Credit Party and each Subsidiary are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, (b) no Credit Party and no Subsidiary is party to, and no Credit Party and no Subsidiary and no Real Estate currently (or to the knowledge of any Credit Party previously) owned, leased, subleased, operated or otherwise occupied by or for any such Person is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Credit Party, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice relating in any manner to any Environmental Law, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any Property of any Credit Party or any Subsidiary and, to the knowledge of any Credit Party, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such Property, (d) no Credit Party and no Subsidiary has caused or suffered to occur a Release of Hazardous Materials at, to or from any Real Estate, (e) to the knowledge of Credit Parties, all Real Estate currently or previously owned, leased, subleased, operated or otherwise occupied by or for any such Credit Party and each Subsidiary is free of contamination by any Hazardous Materials and (f) no Credit Party and no Subsidiary (i) is or has been engaged in, or has permitted any current or former tenant to engage in, operations in violation of any Environmental Law or (ii) knows of any facts, circumstances or conditions reasonably constituting notice of a violation of any Environmental Law, including receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act or similar Environmental Laws, in each case of any of clause (a) through (f) above, except with respect to the existence of any matter that could not reasonably be expected to result in, either individually or in the aggregate, Material Environmental Liabilities to Credit Parties and their Subsidiaries. Each Credit Party has made available to Agent copies of all existing environmental reports, reviews and audits and all documents pertaining to actual or potential Environmental Liabilities, in each case to the extent such reports, reviews, audits and documents are in their possession, custody, control or otherwise available to the Credit Parties.

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Section 4.15. Regulated Entities. None of any Credit Party, any Person controlling any Credit Party, or any Subsidiary, is (a) an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under any federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its Obligations under the Loan Documents.

Section 4.16. Solvency. Both before and after giving effect to (a) any Loan made and any Letter of Credit Issued and (b) the payment and accrual of all transaction costs in connection with the foregoing, Credit Parties, taken as a whole, and each Borrower, individually, are Solvent.

Section 4.17.Labor Relations. There are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Credit Party, threatened) against or involving any Credit Party or any Subsidiary, except for those that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 4.17, as of the Closing Date, (a) there is no collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Credit Party or any Subsidiary, (b) no petition for certification or election of any such representative is existing or pending with respect to any employee of any Credit Party or any Subsidiary and (c) no such representative has sought certification or recognition with respect to any employee of any Credit Party or any Subsidiary.

Section 4.18. Brokers’ Fees; Transaction Fees. Except for fees payable to Agent and Lenders, none of Credit Parties or any of their respective Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the transactions contemplated hereby.

Section 4.19. Insurance. Schedule 4.19 lists all insurance policies of any nature maintained by the Credit Parties, as of the Closing Date, including issuers, coverages and deductibles. Each Credit Party and each of its Subsidiaries and their respective Properties are insured with financially sound and reputable insurance companies which are not Affiliates of Borrowers, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses of the same size and character as the business of Credit Parties and, to the extent relevant, owning similar Properties in localities where such Person operates.

Section 4.20. Outstanding Stock. All issued and outstanding Stock and Stock Equivalents of each Credit Party and each Subsidiary are duly authorized and validly issued, fully paid, non-assessable, as applicable, and free and clear of all Liens other than, with respect to the Stock and Stock Equivalents of Borrowers and Subsidiaries of Borrowers, those in favor of Agent, for the benefit of Secured Parties. All such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

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Section 4.21. Perfection Certificate. The Perfection Certificate contains a complete and accurate description of (a) each Credit Party’s legal name, organizational type, jurisdiction of organization or formation and organizational identification number, if any, (b) the chief executive office, mailing address and principal place of business of each Credit Party, (c) the addresses of all owned and leased Real Estate of each Credit Party, the name and contact information of the landlord with respect to each leased location and the expiration date of the related lease, (d) all the locations where any Credit Party maintains tangible personal property (including goods, inventory and equipment) having an aggregate value in excess of $100,000 per location and all books and records of such Credit Party, (e) with respect to each Credit Party, any change of the name, jurisdiction of organization, corporate structure in any way (e.g. by merger, consolidation, change in corporate form, change in jurisdiction of organization or otherwise) or chief executive office of such Credit Party within the five 5 year period immediately preceding the date of the Perfection Certificate, (f) with respect to each Credit Party, any acquisition of all or substantially all of the equity interests of, or all or substantially all of the assets of, another entity within the past five years, (g) all stock, membership interests, partnership interests or other equity interest held by any Credit Party, (h) all copyrights, patents and trademarks and other intellectual property owned by any Credit Party, (i) certain information regarding each Credit Party’s use of trademarks, (j) all license agreements pursuant to which a Credit Party licenses from a third party a patent or other invention used in such Credit Party’s products, (k) all instruments (as such term is defined in New York UCC Article 9) owed to any Credit Party (other than such checks for payment of accounts in the ordinary course of business) and (l) such other information contained therein with respect to Credit Parties, as updated in accordance with Schedule 5.01.

Section 4.22. Government Contracts. Except as set forth in Schedule 4.22, as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party’s Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

Section 4.23. Customer and Trade Relations. As of the Eleventh Amendment Closing Date, except as set forth in Schedule 4.23, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in (a) the business relationship of any Credit Party or any of its respective Subsidiaries with any customer or group of customers whose purchases during the preceding 12 calendar months caused them to be ranked among the ten largest customers of such Credit Party or any of its Subsidiaries or (b) the business relationship of any Credit Party or any of its Subsidiaries with any supplier essential to its operations.

Section 4.24. Bonding. Except as set forth in Schedule 4.24, as of the Closing Date and as of the date of each update thereto, no Credit Party is a party to or bound by any surety bond agreement, indemnification agreement therefor or bonding requirement with respect to products or services sold by it.

Section 4.25. [Reserved].

Section 4.26. [Reserved].

Section 4.27. Subordinated Indebtedness. As of the Closing Date, Borrowers have delivered to Agent a complete and correct copy of any Subordinated Indebtedness Documents. All Obligations constitute Indebtedness entitled to the benefits of the subordination provisions contained therein or in a Subordination Agreement, as applicable. Each of the representations and warranties given by each applicable Credit Party in such Subordinated Indebtedness Documents is true and correct in all material respects and such representations and warranties are incorporated into this Agreement by this Section, mutatis mutandis.

Section 4.28. Full Disclosure. None of the representations or warranties made by any Credit Party in the Loan Documents or any exhibit, report, written statement or certificate furnished by or on behalf of any Credit Party or any of their Subsidiaries pursuant thereto, as of the date such representations and warranties are made or deemed made, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

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Section 4.29. OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. No Credit Party or any of its Subsidiaries is in violation of any Sanctions. No Credit Party or any of its Subsidiaries or, to the knowledge of each Credit Party, any director, officer, employee, agent or Affiliate of such Credit Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each of the Credit Parties and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Credit Parties and its Subsidiaries, and to the knowledge of each Credit Party, each director, officer, employee, agent and Affiliate of such Credit Party and each such Subsidiary, is in compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. No proceeds of any Loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Lender or other individual or entity participating in any transaction).

Section 4.30. Patriot Act. Credit Parties and each of their Subsidiaries are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

Section 4.31. HK Collateral Documents.

(a)          No Filing or Stamp Taxes. Except for registration fees associated with the registration of the HK Collateral Documents at the Hong Kong Companies Registry, there are no Requirements of Law for the HK Collateral Documents to be filed, recorded or enrolled with any court or other authority or that any stamp, registration or similar tax be paid on or in relation to the HK Collateral Documents or the transactions contemplated by the HK Collateral Documents.

(b)          Ranking of Collateral. The Collateral under the HK Collateral Documents has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Collateral, other than as may be granted in favor of the Agent for Secured Parties from time to time.

(c)          Ownership. The entire issued share capital of JAKKS HK is legally and beneficially owned and controlled by JAKKS. The entire issued share capital of each HK Credit Party (other than JAKKS HK) is legally and beneficially owned and controlled (directly or indirectly) by JAKKS HK. The shares in the capital of each HK Credit Party are fully paid and are not subject to any option to purchase or similar rights.

(d)          Legal and beneficial ownership. Each HK Credit Party is the sole legal and beneficial owner of the respective assets over which it purports to grant Collateral.

(e)          Shares. The constitutional documents of HK Credit Parties do not restrict or inhibit any transfer of the shares of any HK Credit Party on creation or enforcement of the HK Collateral Documents. There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any HK Credit Party (including any option or right of pre-emption or conversion).

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(f)          Representations and Warranties. The representations and warranties contained in each HK Collateral Document are true and accurate at the time they are expressed to be given in each case in accordance with the facts and circumstances then existing.

ARTICLE V
AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that until Final Satisfaction:

Section 5.01. Financial Statements, Certificates and Other Reports. Each Credit Party shall maintain, and shall cause each Subsidiary to (a) maintain books and records and a system of accounting established and administered in accordance with sound business practices and in conformity with GAAP; provided, that quarterly financial statements shall not be required to have footnote disclosures and are subject to normal year-end adjustments, (b) maintain at a location in the United States that is subject to a collateral access agreement, true, correct, and current copies of the financial data for the financial transactions of JAKKS Hong Kong, JAKKS Canada, and each other Foreign Subsidiary in a manner consistent with past practice, and (c) upon the reasonable request of Agent, shall cause copies of the books and records of JAKKS Hong Kong and JAKKS Canada that substantiate the transactions recorded in such general ledger to be located at a location in the United States that is subject to a collateral access agreement. Borrowers shall deliver to Agent and each Lender by Electronic Transmission and in detail reasonably satisfactory to Agent and the Required Lenders each of the reports described on Schedule 5.01 as set forth thereon, in each case certified by a Responsible Officer of Borrower Representative.

Section 5.02. Appraisals. Upon Agent’s request, from time to time, Agent may obtain appraisals, in form and substance and from appraisers reasonably satisfactory to Agent, stating (i) the then Net Orderly Liquidation Value, or such other value as determined by Agent, of all or any portion of the Inventory and (ii) the fair market value, or such other value as determined by Agent (including replacement cost for purposes of Flood Insurance), of any Real Estate owned by any Credit Party, including any appraisal required to comply with FIRREA; provided, that Credit Parties shall only be obligated to reimburse Agent for the expenses of such appraisals occurring twice per year or more frequently so long as an Event of Default has occurred and is continuing.

Section 5.03. Notices. Borrowers shall notify promptly (and in no event later than three Business Days after a Responsible Officer becomes aware thereof) Agent and each Lender by Electronic Transmission of:

(a)          Default; Event of Default. The occurrence or existence of any Default or Event of Default, or any event or circumstance that could reasonably be expected to become a Default or Event of Default;

(b)          Breach. Any breach or nonperformance of, or any default under, any Contractual Obligation of any Credit Party or any Subsidiary, or any violation of, or non-compliance with, any Requirement of Law, which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect;

(c)          Proceeding. (i) Any dispute, litigation, investigation, proceeding or suspension which may exist at any time between any Credit Party or any Subsidiary and any Governmental Authority which would reasonably be expected to result, either individually or in the aggregate, in Liabilities in excess of $500,000 and (ii) the commencement of, or any material development in, any litigation or proceeding affecting any Credit Party or any Subsidiary (A) in which the amount of damages claimed is $500,000 or more, (B) in which injunctive or similar relief is sought and if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (C) in which the relief sought is an injunction or other stay of the performance of any Loan Document;

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(d)          Material Environmental Liabilities. Any event, change, circumstance or occurrence (including any unpermitted Release, any violation of or liability under any Environmental Law or any other Requirement of Law) that, individually or in the aggregate, has had or could reasonably be expected to result in Material Environmental Liabilities;

(e)          Liens. Any Credit Party shall have knowledge, or received notice, of any Lien on any Property of any Credit Party other than Permitted Liens;

(f)          Environmental. (i) The receipt by any Credit Party of any notice of violation of or potential liability or similar notice under Environmental Law, (ii)(A) unpermitted Releases, (B) the existence of any condition that could reasonably be expected to result in violations of or Liabilities under, any Environmental Law or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or Liability under any Environmental Law which in the case of clauses (A), (B) and (C) above, in the aggregate for all such clauses, would reasonably be expected to result in Material Environmental Liabilities, (iii) the receipt by any Credit Party of notification that any Property of any Credit Party is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities and (iv) any proposed acquisition or lease of Real Estate, if such acquisition or lease would have a reasonable likelihood of resulting in Material Environmental Liabilities;

(g)          Material Adverse Effect. Subsequent to the date of the most recent audited financial statements delivered to Agent and Lenders pursuant to this Agreement, any event, change, circumstance or occurrence (including any violation of or liability under ERISA or any other Requirement of Law and any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption) that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

(h)          Financial Reporting Change. Any material change in accounting policies or financial reporting practices by any Credit Party or any Subsidiary;

(i)          Subsidiary; Stock. The creation, establishment or acquisition of any Subsidiary or the issuance by or to any Credit Party of any Stock or Stock Equivalent; and

(j)          Tax. (i) The creation, or filing with the IRS or any other Governmental Authority, of any Contractual Obligation or other document extending, or having the effect of extending, the period for assessment or collection of any income or franchise or other material Taxes with respect to any Tax Affiliate and (ii) the creation of any Contractual Obligation of any Tax Affiliate, or the receipt of any request directed to any Tax Affiliate, to make any material adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise.

(k)          Term Indebtedness. The occurrence or existence of any default or event of default, or any event or circumstance that could reasonably be expected to become a default or event of default, under the Term Indebtedness.

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Each notice pursuant to this Section shall be delivered by Electronic Transmission, accompanied by a statement by a Responsible Officer of Borrower Representative, setting forth details of the occurrence referred to therein (including, if applicable, each clause or provision of any Loan Document that have been breached or violated), and stating what action Borrowers or other Person propose to take with respect thereto and at what time.

Section 5.04. Preservation of Corporate Existence, Etc. Each Credit Party shall, and shall cause each of its Subsidiaries to:

(a)          preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable, except as permitted by Section 6.03; and

(b)          preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.05. Maintenance of Property. Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and shall make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.06. Insurance.

(a)          Requirements. Each Credit Party shall, and shall cause each of its Subsidiaries to, (i) maintain in full force and effect all policies of insurance of any kind with respect to the Property and businesses of Credit Parties and such Subsidiaries (including policies of life, fire, theft, product liability, public liability, Flood Insurance (other than Real Estate not located in a Special Flood Hazard Area), property damage, other casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of Borrowers) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of Credit Parties and (ii) cause all such insurance relating to any Property or business of any Credit Party to name Agent as additional insured or lenders loss payee as agent for Lenders, as appropriate. All policies of insurance on real and personal Property of Credit Parties will contain an endorsement, in form and substance acceptable to Agent, showing loss payable to Agent (Form CP 1218 or equivalent and naming Agent as lenders loss payee as agent for Lenders) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Agent, will provide that the insurance companies will give Agent at least 30 days’ prior written notice before any such policy or policies of insurance is altered or canceled and that no act or default of Credit Parties or any other Person shall affect the right of Agent to recover under such policy or policies of insurance in case of loss or damage. Each Credit Party shall direct all present and future insurers under its “All Risk” policies of property insurance to pay all proceeds payable thereunder directly to Agent. If any insurance proceeds are paid by check, draft or other instrument payable to any Credit Party and Agent jointly, Agent may endorse such Credit Party’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent reserves the right at any time, upon review of each Credit Party’s risk profile, to require additional forms and limits of insurance. Within 45 days after written notice from Agent to Credit Parties that any Real Estate is located in a Special Flood Hazard Area, Credit Parties shall satisfy the Federal Flood Insurance requirements.

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(b)          Agent’s Right to Purchase. Unless Credit Parties provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Credit Parties’ expense to protect Agent’s and Lenders’ interests in Credit Parties’ and their Subsidiaries’ Properties. This insurance need not protect Credit Parties’ and their Subsidiaries’ interests. The coverage that Agent purchases may not pay any claim that any Credit Party or any Subsidiary makes or any claim that is made against such Credit Party or any Subsidiary in connection with said Property. Borrowers may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that insurance has been obtained as required by this Agreement. If Agent purchases insurance, Credit Parties will be responsible for the costs of that insurance, including interest and any other charges Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall be added to the Obligations. The costs of the insurance may be more than the cost of insurance Credit Parties may be able to obtain on their own.

(c)          Settlement. Credit Parties appoint Agent as their attorney-in-fact to settle or adjust all property damage claims under its casualty insurance policies; provided, that such power of attorney shall only be exercised so long as an Event of Default has occurred and is continuing. Agent shall have no duty to exercise such power of attorney, but may do so at its discretion.

Section 5.07. Compliance with Laws. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where the failure to comply would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 5.08. Inspection of Property and Books and Records. Each Credit Party shall, and shall cause each of its Subsidiaries to, with respect to each owned, leased, or controlled property, during normal business hours and upon reasonable advance notice (unless an Event of Default shall have occurred and be continuing, in which event no notice shall be required and Agent shall have access at any and all times during the continuance thereof): (a) provide access to such property to Agent and any of its Related Persons, as frequently as Agent determines to be appropriate; and (b) permit Agent and any of its Related Persons to conduct field examinations, audit, inspect and make extracts and copies (or take originals if reasonably necessary) from all of such Credit Party’s books and records (provided, that any such examination, audit, inspections, extraction or copying in respect of any personnel records (including medical records) will be subject to any applicable privacy or confidentiality restrictions whether imposed by contract or Requirement of Law), and evaluate and make physical verifications and appraisals of the Inventory and other Collateral in any manner and through any medium that Agent considers advisable, in each instance, at Credit Parties’ expense; provided, that (x) Credit Parties shall only be obligated to reimburse Agent for the expenses for two such field examinations, audits and inspections per year or more frequently if an Event of Default has occurred and is continuing or during a Trigger Period and (y) Agent and each of its Related Persons shall not have access to license agreements with third parties which by their terms prohibit disclosure to non-Credit Parties for so long as any Inventory covered by such agreements is not included in the Borrowing Base. Any Lender may accompany Agent or its Related Persons in connection with any inspection at such Lender’s expense.

Section 5.09. Use of Proceeds. Borrowers shall use the proceeds of the Loans solely as follows: (a) to pay the costs and expenses required to be paid on the Closing Date; (b) to repurchase the 2014 Convertibles Notes to the extent permitted by this Agreement; and (c) for working capital, capital expenditures and other general corporate purposes not in contravention of any Requirement of Law and not in violation of this Agreement. Borrowers shall not use any proceeds of the Loans to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.

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Section 5.10. Cash Management Systems. (a) Each Credit Party (other than the HK Credit Parties) shall enter into, and cause each depository, securities intermediary or commodities intermediary to enter into, Control Agreements, and (b) each HK Credit Party shall deliver, and cause each depository to acknowledge, the Bank Account Notices referenced in the HK Security Debenture, in each case providing for “springing” cash dominion with respect to each deposit, securities, commodity or similar account maintained by such Person (other than (a) any payroll account or disbursing account so long as such account is a zero balance account, (b) petty cash accounts, amounts on deposit in which do not exceed $15,000 in the aggregate at any one time and (c) withholding Tax and fiduciary accounts) at all times. In addition, at Agent’s request, Credit Parties will enter into Control Agreements providing for “springing” cash dominion over disbursement accounts as of the Closing Date, except as set forth in the preceding sentence. Unless and until an Event of Default has occurred and is continuing or Availability falls below $10,000,000, Agent shall not deliver to the relevant depository, securities intermediary or commodities intermediary a notice or other instruction which provides for exclusive control over such account by Agent. Credit Parties shall not maintain cash on deposit in disbursement accounts in excess of outstanding checks and wire transfers payable from such accounts and amounts necessary to meet minimum balance requirements. Except as set forth on Schedule 5.10 with respect to existing deposit accounts maintained with Shanghai Commercial Bank Ltd., HK Credit Parties shall maintain all of their deposit accounts only with Wells Fargo.

Section 5.11. Further Assurances.

(a)          Each Credit Party shall ensure that all written information, exhibits and reports furnished to Agent or Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to Agent and Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

(b)          Promptly upon request by Agent, Credit Parties shall (and, subject to the limitations set forth herein and in the Collateral Documents, shall cause each of their Subsidiaries to) take such additional actions and execute such documents as Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of any Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to Secured Parties the rights granted or now or hereafter intended to be granted to Secured Parties under any Loan Document.

(c)          Without limiting the generality of the foregoing, Credit Parties shall cause each of their Domestic Subsidiaries (other than Excluded Domestic Subsidiaries) and Foreign Subsidiaries (other than Excluded Foreign Subsidiaries), promptly after formation or acquisition thereof, to guarantee the Obligations and shall, and shall cause each such Subsidiary, to grant to Agent, for the benefit of Secured Parties, a security interest in, subject to the limitations hereinafter set forth, all of such Subsidiary’s Property, whether now existing or hereinafter acquired, to secure the Obligations and with respect to any Real Estate with a fair market value in excess of $500,000, within 30 days after the Closing Date or any acquisition thereof, as applicable, such Person shall execute and/or deliver, or cause to be executed and/or delivered, to Agent, the Mortgage Supporting Documents. Each Credit Party shall, and shall cause each of its Domestic Subsidiaries (other than Excluded Domestic Subsidiaries) to, pledge all of the Stock and Stock Equivalents of each of its Domestic Subsidiaries (other than Excluded Domestic Subsidiaries) and Foreign Subsidiaries (other than Excluded Foreign Subsidiaries) and 65% of the outstanding voting Stock and Stock Equivalents and 100% of the outstanding non-voting Stock and Stock Equivalents of each of Excluded Foreign Subsidiary directly owned by a Credit Party, in each instance, to Agent, for the benefit of Secured Parties, to secure the Obligations, promptly after formation or acquisition of such Subsidiary. In connection with each pledge of Stock and Stock Equivalents, Credit Parties shall deliver, or cause to be delivered, to Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank.

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(d)          If the Term Lenders receive (directly or indirectly) any additional guaranty, letter of credit, or any other credit enhancement after the Eleventh Amendment Closing Date, each applicable Credit Party shall grant the same to Agent for the benefit of the Lenders.

Section 5.12. Environmental Matters. Each Credit Party shall, and shall cause each of its Subsidiaries to, comply with, and maintain its Real Estate, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by implementing any Remedial Action necessary to achieve such compliance) or that is required by orders and directives of any Governmental Authority except where the failure to comply would not reasonably be expected to, individually or in the aggregate, result in a Material Environmental Liability. Without limiting the foregoing, if an Event of Default is continuing or if Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Credit Party or any Subsidiary or that there exist any Environmental Liabilities, then each Credit Party shall, promptly upon receipt of request from Agent, cause the performance of, and allow Agent and its Related Persons access to such Real Estate for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as Agent may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by Agent or any of its Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent.

Section 5.13. OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. Each Credit Party will, and will cause each of its Subsidiaries to comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of Credit Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance by the Credit Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Credit Parties shall and shall cause their respective Subsidiaries to comply with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

Section 5.14. Post-Closing Obligations. Borrowers agree to take such actions or deliver, or cause to be delivered, to Agent, each in form and substance reasonably satisfactory to Agent, each item specified on Schedule 5.14 within the periods specified with respect to such actions and items, or such later date to which Agent may consent in writing.

Section 5.15. Refinancing of 2018 Convertible Notes. The proceeds of the Term Indebtedness shall be deposited into a deposit account subject to a Control Agreement, and the use of such proceeds shall be restricted in a manner satisfactory to Agent to the repayment of all or a portion of the outstanding 2018 Convertible Notes on or before the maturity date thereof. To the extent any of the 2018 Convertible Notes are not repaid (or otherwise defeased or retired) on the maturity date thereof, (a) the Credit Parties shall have extended such maturity date to a date that is no sooner than that date that is six months after the Stated Maturity Date, and (b) any remaining proceeds of the Term Indebtedness may be used by Borrowers for working capital, capital expenditures and other general corporate purposes not in contravention of any Requirement of Law and not in violation of this Agreement.

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ARTICLE VI
NEGATIVE COVENANTS

Each Credit Party covenants and agrees that until Final Satisfaction, no Credit Party shall, and no Credit Party shall suffer or permit any Subsidiary (excluding, in all cases, the JV Entities), directly or indirectly, to:

Section 6.01. Limitation on Liens. Make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)          any Lien existing on the Property of a Credit Party or a Subsidiary on the Closing Date and set forth in Schedule 6.01 securing Indebtedness outstanding on such date and permitted by Section 6.05(c), including replacement Liens on the Property currently subject to such Liens securing Indebtedness permitted by Section 6.05(c);

(b)          any Lien created under any Loan Document;

(c)          Liens for Taxes (i) which are not past due or remain payable without penalty, or (ii) the nonpayment of which is being contested in good faith by appropriate proceedings diligently prosecuted which stay the filing or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by such Person and the aggregate Liabilities secured by such Lien do not exceed $500,000;

(d)          carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising by operation of law, in the Ordinary Course of Business, which are not past due or remain payable without penalty or which are being Contested in Good Faith;

(e)          Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) disclosed on Schedule 4.24 or to secure liability to insurance carriers, in an aggregate amount pursuant to this Section 6.01(e) not to exceed $500,000;

(f)          Liens (other than for payment of Taxes) arising out of judgments, attachments or awards not resulting in an Event of Default;

(g)          easements, rights of way, zoning and other restrictions, minor defects or other irregularities in title, and other similar encumbrances incurred in the Ordinary Course of Business which, either individually or in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere in any material respect with the ordinary conduct of the businesses of any Credit Party or any Subsidiary;

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(h)          Liens on any Property acquired or held by any Credit Party or any Subsidiary securing Indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring such Property but subject to the dollar limitation in Section 6.05(d); provided, that (i) any such Lien attaches to such Property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the Property so acquired in such transaction and the proceeds thereof, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such Property;

(i)          Liens securing Capital Lease Obligations permitted under Section 6.05(d);

(j)          any interest or title of a lessor or sublessor under any lease permitted by this Agreement;

(k)          Liens evidenced by precautionary UCC financing statements with respect to any true lease permitted by this Agreement;

(l)          licenses and sublicenses granted by a Credit Party and leases or subleases (by a Credit Party as lessor or sublessor) to third parties in the Ordinary Course of Business;

(m)          Liens in favor of collecting banks arising by operation of law under Section 4-210 of the UCC or, with respect to collecting banks located in the State of New York, under 4-208 of the UCC;

(n)          Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

(o)          Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(p)          Liens securing the Term Indebtedness (as in effect on the date of this Agreement and as modified in accordance with this Agreement and the Term Intercreditor Agreement), so long as those Liens are subject to the terms of the Term Intercreditor Agreement); and

(q)          Liens arising under the factoring agreements with Standard Chartered Bank with respect to Accounts owing from Wal-Mart to any of the HK Credit Parties, so long as such Liens are limited to such Accounts and the Proceeds thereof.

Section 6.02. Disposition of Property. Sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property or enter into any agreement to do any of the foregoing, except:

(a)          dispositions to any Person other than an Affiliate of a Credit Party of inventory, or worn out or surplus equipment, all in the Ordinary Course of Business;

(b)          dispositions (other than of any Stock of any Credit Party or any Subsidiary thereof or any Accounts of any Credit Party) not otherwise permitted hereunder which are made for fair market value so long as Borrowers make any mandatory prepayment in the amount of the Net Proceeds of such disposition if and to the extent required by Section 1.13; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) not less than 90% of the aggregate sales price from such disposition shall be paid in cash, (iii) the aggregate fair market value of all assets so sold by Credit Parties and their Subsidiaries, together, shall not exceed in any Fiscal Year $1,000,000 and (iv) after giving effect to such disposition, Credit Parties are in compliance on a pro forma basis with the covenants set forth in Article VII;

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(c)          (i) dispositions of Cash Equivalents in the Ordinary Course of Business made to a Person that is not an Affiliate of any Credit Party and (ii) conversions of Cash Equivalents into cash or other Cash Equivalents; and

(d)          transactions permitted under Section 6.01(l).

Section 6.03. Consolidations and Mergers. Merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except upon not less than five Business Days prior written notice to Agent, (a) any Subsidiary that is a Credit Party may merge with, or dissolve or liquidate into, any other Credit Party, (b) any Subsidiary that is not a Credit Party may merge with, or dissolve or liquidate into, a Borrower or a Wholly-Owned Subsidiary which is a Domestic Subsidiary; provided, that (i) such Borrower or such Wholly-Owned Subsidiary is the continuing or surviving entity and (ii) all actions required to maintain perfected Liens on the Stock of the surviving entity and other Collateral in favor of Agent have been completed, and (c) any Foreign Subsidiary may merge with or dissolve or liquidate into another Foreign Subsidiary; provided, that if a Foreign Subsidiary that is not an Excluded Foreign Subsidiary is a constituent entity in such merger, dissolution or liquidation, such Foreign Subsidiary that is not an Excluded Foreign Subsidiary shall be the continuing or surviving entity.

Section 6.04. Acquisitions; Loans and Investments. Purchase or acquire, or make any commitment to purchase or acquire any Stock or Stock Equivalents, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary; make or commit to make any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including by way of merger, consolidation or other combination; or make or purchase, or commit to make or purchase, any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including a Borrower, any Affiliate of a Borrower or any Subsidiary (each an “Investment”), except for:

(a)          Investments in cash and Cash Equivalents;

(b)          Investments consisting of (i) extensions of credit or capital contributions by any Credit Party to or in any other then existing Credit Party, (ii) extensions of credit or capital contributions by a Borrower or any other Credit Party to or in any then existing Foreign Subsidiaries not to exceed $5,000,000 in the aggregate at any time outstanding for all such extensions of credit and capital contributions; provided, that (A) if any Credit Party executes and delivers to any Borrower a note (collectively, the “Intercompany Notes”) to evidence any Investments described in the foregoing clauses (i) and (ii) above, that Intercompany Note shall be pledged and delivered to Agent pursuant to the Guaranty and Security Agreement as additional collateral security for the Obligations; (B) each Borrower shall accurately record all intercompany transactions on its books and records; (C) at the time any such intercompany loan or advance is made by any Borrower to any other Credit Party and after giving effect thereto, each such Borrower shall be Solvent; and (D) the aggregate amount of such intercompany Indebtedness owing by any Credit Party individually or in the aggregate shall not exceed $5,000,000 at any one time outstanding;

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(c)          Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to Section 6.02(b);

(d)          Investments acquired in connection with the settlement of delinquent Accounts in the Ordinary Course of Business or in connection with the bankruptcy or reorganization of suppliers or customers;

(e)          Investments existing on the Closing Date and set forth in Schedule 6.04; and

(f)          loans or advances to employees permitted under Section 6.06.

Section 6.05. Limitation on Indebtedness. Create, incur, assume, permit to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

(a)          the Obligations;

(b)          Indebtedness consisting of Contingent Obligations described in clause (j) of the definition of “Indebtedness” and permitted pursuant to Section 6.09;

(c)          Indebtedness existing on the Closing Date and set forth in Schedule 6.05 including Permitted Refinancings thereof;

(d)          Indebtedness not to exceed $1,000,000 in the aggregate at any time outstanding, consisting of Capital Lease Obligations or secured by Liens permitted by Section 6.01(h) and Permitted Refinancings thereof;

(e)          unsecured intercompany Indebtedness permitted pursuant to Section 6.04(b);

(f)          Permitted Surety Bonds;

(g)          post-closing payment obligations existing on the Closing Date with respect to acquisitions made by JAKKS prior to the Closing Date not to exceed $33,750,000 in the aggregate;

(h)          401(k) deferrals and matches that are paid within 30 days of the applicable payroll withholding date;

(i)          Subordinated Indebtedness (including for the purpose of refinancing the 2018 Convertible Notes as contemplated by Section 5.15);

(j)          the Term Indebtedness (as in effect on the Eleventh Amendment Closing Date and as modified in accordance with this Agreement and the Term Intercreditor Agreement); and

(k)          Indebtedness arising under the factoring agreements with Standard Chartered Bank with respect to Accounts owing from Wal-Mart to any of the HK Credit Parties.

Section 6.06. Employee Loans and Transactions with Affiliates. Enter into any transaction with any Affiliate of a Borrower or of any such Subsidiary, except:

(a)          as expressly permitted by this Agreement;

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(b)          in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of such Credit Party or such Subsidiary upon fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of a Borrower or such Subsidiary and which are disclosed in writing to Agent;

(c)          loans or advances to employees of Credit Parties for travel, entertainment and relocation expenses and other ordinary business purposes in the Ordinary Course of Business not to exceed $1,000,000 in the aggregate outstanding at any time;

(d)          non-cash loans or advances made by JAKKS to employees of Credit Parties that are simultaneously used by such Persons to purchase Stock or Stock Equivalents of JAKKS;

(e)          all such transactions existing as of the Closing Date are described in Schedule 6.06;

(f)          [reserved];

(g)          all transactions, payments, outstanding intercompany balances, Property transfers and other activities constituting the transfer pricing system consistent with past practice between any Credit Party and its respective Affiliates; and

(h)          property transfers between Borrowers in the Ordinary Course of Business and consistent with past practice, not otherwise prohibited hereunder or by any Loan Documents.

Section 6.07.Fees and Compensation. Pay any management, consulting or similar fees to any Affiliate of any Credit Party or to any officer, director or employee of any Credit Party or any Affiliate of any Credit Party, except:

(a)          payment of compensation to officers, employees, consultants, sales representatives and other agents, in each case for actual services rendered to Credit Parties and their Subsidiaries in the Ordinary Course of Business and, to the extent required by any organizational documents, that have been approved by JAKKS’ board of directors or independent compensation committee, as applicable; and

(b)          payment of directors’ fees and reimbursement of actual out-of-pocket expenses incurred by directors and officers in the Ordinary Course of Business in connection with attending board of director meetings;

Section 6.08. Use of Proceeds. Use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of any Credit Party or others incurred to purchase or carry Margin Stock, (b) to Borrowers’ knowledge, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, (iii) to Borrowers’ knowledge, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws, or (iv) otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.

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Section 6.09. Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligations except in respect of the Obligations and except:

(a)          endorsements for collection or deposit in the Ordinary Course of Business;

(b)          Rate Contracts entered into in the Ordinary Course of Business for bona fide hedging purposes and not for speculation;

(c)          Contingent Obligations existing as of the Closing Date and listed in Schedule 6.09, including extension and renewals thereof which do not increase the amount of such Contingent Obligations or impose materially more restrictive or adverse terms on Credit Parties or their Subsidiaries as compared to the terms of the Contingent Obligation being renewed or extended;

(d)          Indemnification obligations in favor of (i) sellers in connection with Acquisitions permitted hereunder, (ii) purchasers in connection with dispositions permitted under Section 6.02(b) and (iii) title insurers to cause such title insurers to issue to Agent title insurance policies;

(e)          Guaranties (other than License Agreement Guaranties) made in the Ordinary Course of Business of obligations of any Credit Party, which obligations are otherwise permitted hereunder; provided, that if such obligation is subordinated to the Obligations, such guaranty shall be subordinated to the same extent; and

(f)          Contingent Obligations owing by JAKKS to Licensors under all License Agreement Guaranties.

Section 6.10. Restricted Payments. Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Stock or Stock Equivalent, purchase, redeem or otherwise acquire for value any Stock or Stock Equivalent now or hereafter outstanding or make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, Subordinated Indebtedness (each, a “Restricted Payment”); except that

(a)          any Wholly-Owned Subsidiary of a Borrower may declare and pay dividends to a Borrower or any Wholly-Owned Subsidiary of a Borrower;

(b)          any Credit Party may declare and make dividend payments or other distributions payable solely in its Stock or Stock Equivalents;

(c)          JAKKS may pay interest arising in the Ordinary Course of Business under the Convertible Notes;

(d)          JAKKS may repurchase or repay the 2014 Convertible Notes provided that at the time of such repurchase or repayment and after giving effect thereto no Default or Event of Default has occurred and is continuing;

(e)          so long as JAKKS issues not less than $100,000,000 of New Convertible Notes, JAKKS may use a portion of the net proceeds from the issuance of the New Convertible Notes to repurchase and prepay the purchase price for up to $25,000,000 of its common stock under the Prepaid Forward Share Repurchase Transaction as described in the New OM;

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(f)          JAKKS may redeem common Stock owned by employees for the express purpose of permitting such employees to satisfy their respective income tax obligations that result directly from the vesting of restricted Stock grants owned by such employees, in an aggregate amount not to exceed $1,000,000 in any Fiscal Year;

(g)          JAKKS may repurchase or repay the 2018 Convertible Notes using (a) the proceeds of the Term Indebtedness and (b) up to $1,500,000 of available cash on hand; and

(h)          JAKKS may defease or retire the 2018 Convertible Notes in accordance with the requirements of Section 5.15.

Section 6.11. Change in Business. Engage in any line of business substantially different from those lines of business carried on by it on the Closing Date.

Section 6.12. Change in Structure. Except as expressly permitted under Section 6.03, make any material changes in its equity capital structure, issue any Stock or Stock Equivalents or amend any of its Organization Documents in any material respect and, in each case, in any respect adverse to Agent or Lenders. Nothing in this Section 6.12 shall prohibit the issuance of common stock in connection with the conversion of any of the Convertible Notes to the extent not otherwise prohibited by the terms of this Agreement.

Section 6.13. Changes in Accounting, Name or Jurisdiction of Organization. (a) Make any significant change in accounting treatment or reporting practices, except as required by GAAP and in compliance with Section 12.04, (b) change the Fiscal Year or method for determining Fiscal Quarters of any Credit Party or of any consolidated Subsidiary, (c) change its name as it appears in official filings in its jurisdiction of organization or (d) change its jurisdiction of organization, in the case of clauses (c) and (d) above, without at least 20 days’ prior written notice to Agent and the acknowledgement of Agent that all actions required by Agent to continue the perfection of its Liens have been completed.

Section 6.14. Amendments to Subordinated Indebtedness. Change or amend the terms of any (i) Subordinated Indebtedness Documents except to the extent permitted by the Subordination Agreement or (ii) any other Subordinated Indebtedness not subject to a Subordination Agreement, if the effect of such change or amendment is to: (A) increase the interest rate on such Indebtedness; (B) shorten the dates upon which payments of principal or interest are due on such Indebtedness; (C) add or change in a manner adverse to Credit Parties any event of default or add or make more restrictive any covenant with respect to such Indebtedness; (D) change in a manner adverse to Credit Parties the prepayment provisions of such Indebtedness; (E) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); or (F) change or amend any other term if such change or amendment would materially increase the obligations of Credit Parties or confer additional material rights on the holder of such Indebtedness in a manner adverse to Credit Parties, Agent or Lenders.

Section 6.15. No Negative Pledges. (i) Restrict or limit the ability of any Credit Party or Subsidiary to pay dividends or make any other distribution on any of such Credit Party’s or Subsidiary’s Stock or Stock Equivalents or to pay fees, including management fees, or make other payments and distributions to a Borrower or any other Credit Party; or (ii) enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of Agent, except (a) in connection with any document or instrument governing Liens permitted pursuant to Sections 6.01(h) and (i), provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Liens, and (b) with respect to Inventory subject to a license agreement with third parties, provided that any such Inventory is not included in the Borrowing Base.

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Section 6.16. Issuances of Stock. Issue any Stock or Stock Equivalents (i) if such issuance would result in an Event of Default under Section 8.01(j) and (ii) with respect to each direct or indirect Subsidiary of any Borrower, unless such Stock and Stock Equivalents are pledged to Agent, for the benefit of Secured Parties, as security for the Obligations, on substantially the same terms and conditions as the Stock and Stock Equivalents of Credit Parties owned by JAKKS are pledged to Agent as of the Closing Date.

Section 6.17. Sale-Leasebacks. Engage in a sale leaseback, synthetic lease or similar transaction involving any of its assets.

Section 6.18. Hazardous Materials. Cause or suffer to exist any Release of any Hazardous Material at, to or from any Real Estate that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any Real Estate (whether or not owned by any Credit Party or any Subsidiary), other than such violations, Environmental Liabilities and effects that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.19. Prepayments of Other Indebtedness. Purchase, redeem, defease or prepay any portion of, or any interest with respect to, any Indebtedness prior to its scheduled maturity, other than (a) the Obligations, (b) Indebtedness secured by a Permitted Lien if the asset securing such Indebtedness has been sold or otherwise disposed of in a transaction permitted hereunder, (c) a Permitted Refinancing of Indebtedness permitted under Section 6.05(c), (d) or (j), (d) prepayments of other Indebtedness (excluding Subordinated Indebtedness) so long as the amounts prepaid do not exceed $1,000,000 in the aggregate, (e) prepayment of intercompany Indebtedness to Credit Parties, (f) prepayments of the 2018 Convertible Notes permitted under Sections 6.10(d) and (g) or as otherwise addressed under Section 6.10(h), (g) mandatory prepayments of the Term Indebtedness and scheduled amortization payments of the Term Indebtedness arising under Sections 1.08 and 1.10 (c), respectively, of the Term Credit Agreement as in effect as of the Eleventh Amendment Closing Date, and (h) so long as (i) no Event of Default has occurred and is continuing or would result from such prepayment, (ii) both before and after giving effect to such prepayment unrestricted cash in Borrowers’ deposit accounts subject to Control Agreements equals or exceeds $10,000,000, and (iii) both before and after giving effect to such prepayment Availability equals or exceeds $10,000,000, voluntary prepayments of the Term Indebtedness in accordance with Section 1.07 of the Term Credit Agreement as in effect as of the Eleventh Amendment Closing Date.

ARTICLE VII
FINANCIAL COVENANTS

Each Credit Party covenants and agrees that until Final Satisfaction:

Section 7.01. Minimum EBITDA. Credit Parties shall not permit the consolidated EBITDA of the Credit Parties for the period commencing on January 1, 2014, and ending as of the end of each date set forth below to be less than the minimum amount set forth in the table below opposite such date.

Date	Minimum EBITDA
March 31, 2014	$(12,518,000)
June 30, 2014	$(10,819,000)

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Section 7.02. Fixed Charge Coverage Ratio. On any date that Availability is less than (a) $7,500,000 at any time during the period from September 29, 2017, through and including October 31, 2017, or (ii) $10,000,000 at all times after October 31, 2017, Credit Parties shall not permit the Fixed Charge Coverage Ratio of the Credit Parties for the 12 fiscal month period ending as of the last day of the most recent fiscal month for which monthly financial statements have been delivered to Agent in accordance with Section 5.01, and on the end of each fiscal month thereafter, to be less than 1.25 to 1.00.

ARTICLE VIII
EVENTS OF DEFAULT

Section 8.01. Events of Default. Any of the following shall constitute an “Event of Default”:

(a)          Non-Payment. Any Credit Party fails (i) to pay when due any amount of principal of, or interest on, any Loan, including after maturity of the Loans, or any L/C Reimbursement Obligation or (ii) to pay within three Business Days after the same shall become due, interest on any Loan, any fee or any other amount payable under any Loan Document;

(b)          Representation or Warranty. (i) Any representation, warranty or certification by or on behalf of any Credit Party or any of its Subsidiaries made or deemed made in any Loan Document, or which is contained in any certificate, document or financial or other statement by any such Person, or their respective Responsible Officers, furnished at any time under any Loan Document, shall prove to have been incorrect in any material respect (without the duplication of any materiality provisions contained therein) on or as of the date made or deemed made or (ii) any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect (other than (A) inadvertent, immaterial errors not exceeding $100,000 in the aggregate in any Borrowing Base Certificate, (B) errors understating the Borrower Base and (C) errors occurring when Availability continues to exceed $15,000,000 after giving effect to the correction of such errors).

(c)          Specific Defaults. Any Credit Party fails to perform or observe any term, covenant or agreement contained in any of the Fee Letter, 5.01, 5.03(a), 5.06, 5.08, 5.09, 5.10. 5.14, 5.15 or Article VI or VII.

(d)          Other Defaults. Any Credit Party or Subsidiary fails to perform or observe any other term, covenant or agreement contained in any Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) the date upon which a Responsible Officer of any Credit Party becomes aware of such default and (ii) the date upon which written notice thereof is given to Borrower Representative by Agent or Required Lenders;

(e)          Cross Default. Any Credit Party or any Subsidiary fails to make any payment when due or to perform or observe any other condition or covenant, or any other default or event of default shall occur or condition exist, under any agreement or instrument relating to (i) any Indebtedness (other than the Obligations) or Contingent Obligation (other than the Obligations), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 or (ii) the Convertible Notes, and in each case such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure;

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(f)          Insolvency; Voluntary Proceedings. A Borrower, individually, ceases or fails, or Credit Parties and their Subsidiaries on a consolidated basis, cease or fail, to be Solvent, or any Credit Party or any Subsidiary: (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing;

(g)          Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Credit Party or any Subsidiary, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) any Credit Party or Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the application for, or any Credit Party or any Subsidiary acquiesces in, the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business;

(h)          Judgments. One or more judgments, orders, decrees or arbitration awards shall be entered against any Credit Party or any Subsidiary, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Credit Party or any Subsidiary to enforce any such judgment and such judgment either (i) involving in the aggregate a liability of $500,000 or more (excluding amounts covered by insurance to the extent the relevant independent third party insurer has not denied coverage therefor) or (ii) is for injunctive relief and could reasonably be expected to result in a Material Adverse Effect;

(i)          Collateral. Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party or any Subsidiary party thereto or any Credit Party or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens;

(j)          Change in Control. A Change in Control shall have occurred;

(k)          ERISA. An ERISA Event shall have occurred that, when taken together with all other such ERISA Events, would reasonably be expected to result in liability of any Credit Party (including any liability arising indirectly from its ERISA Affiliates) in an aggregate amount exceeding $500,000;

(l)          Damage; Casualty. Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at facilities of Credit Parties generating more than 10% of Borrowers’ consolidated revenues for the Fiscal Year preceding such event and such cessation or curtailment continues for more than 30 days;

(m)          Material Agreements. Any default or breach by any Borrower occurs and is continuing under one or more license agreements generating in the aggregate more that 10% of Borrowers’ consolidated revenues for the Fiscal Year preceding such event, or such agreement or agreements are terminated for any reason;

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(n)          Invalidity of Subordination Provisions. The subordination provisions of any agreement or instrument governing any Subordinated Indebtedness shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Agreement or such subordination provisions;

(o)          Term Indebtedness. Any default, any breach of any condition or covenant, or any other event shall occur or condition shall exist, under the Term Credit Agreement or any instrument relating to the Term Indebtedness, if the effect of such event or condition is to cause, or to permit the holder or holders of the Term Indebtedness or beneficiary or beneficiaries of the Term Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause the Term Indebtedness to be declared to be due and payable prior to its stated maturity;

(p)          Invalidity of Term Intercreditor Agreement. The Term Intercreditor Agreement shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect (other than in accordance with its terms), any Credit Party shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, the Obligations, for any reason, shall not have the priority contemplated by the Term Intercreditor Agreement or any party (other than Agent or any Lender) to the Term Intercreditor Agreement fails to perform or observe any term, covenant or agreement contained therein; or

(q)          HK Credit Parties. It is or becomes unlawful for a HK Credit Party to perform any of its obligations under the Loan Documents, or any HK Credit Party repudiates or rescinds a Loan Document or evidences an intention to repudiate/rescind a Loan Document.

Section 8.02. Remedies. Upon the occurrence and during the continuance of any Event of Default, Agent may and shall at the request of the Required Lenders:

(a)          declare all or any portion of the Commitment of each Lender to make Loans or of L/C Issuer to Issue Letters of Credit to be suspended or terminated, whereupon such Commitments shall forthwith be suspended or terminated;

(b)          declare all or any portion of the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Credit Party; and

(c)          exercise on behalf of itself and Lenders all rights and remedies available to it and Lenders under the Loan Documents or applicable law;

;provided, that, upon the occurrence of any event specified in Section 8.01(f) or (g) above (in the case of clause (i) of Section 8.01(g), upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans and the obligation of L/C Issuer to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Agent, any Lender or L/C Issuer.

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Section 8.03. Rights Not Exclusive. The rights provided for in the Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

Section 8.04. Cash Collateral for Letters of Credit. If an Event of Default has occurred and is continuing or this Agreement (or the Revolving Commitment) is terminated for any reason, or if otherwise required by the terms hereof, Agent may, and upon request of Required Lenders, shall, demand (which demand shall be deemed to have been delivered automatically upon any acceleration of the Loans and other obligations hereunder pursuant to Section 8.02), and Borrowers shall thereupon deliver to Agent, to be held for the benefit of L/C Issuer, Agent and Lenders entitled thereto, an amount of cash equal to 105% of the amount of L/C Reimbursement Obligations as additional collateral security for Obligations. Agent may at any time apply any or all of such cash and cash collateral to the payment of any or all of Credit Parties’ Obligations, and prior thereto, Agent may (but shall not be obligated to) invest the same in an interest bearing account in Agent’s name, for the benefit of Secured Parties entitled thereto at such financial institution as the L/C Issuer and Agent may, in their discretion, select. The remaining balance of the cash collateral will be returned to Borrowers when all Letters of Credit have been terminated or discharged, all Commitments have been terminated and all Obligations have been paid in full in cash.

ARTICLE IX
THE AGENT

Section 9.01. Appointment and Duties.

(a)          Appointment of Agent. Each Lender and each L/C Issuer hereby appoints Wells Fargo (together with any successor Agent pursuant to Section 9.08) as Agent hereunder and authorizes Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from any Credit Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (iii) exercise such powers as are incidental thereto.

(b)          Duties as Collateral and Disbursing Agent. Without limiting the generality of Section 9.01(a), Agent shall have the sole and exclusive right and authority (to the exclusion of Lenders and L/C Issuers), and is hereby authorized, to (i) act as the disbursing and collecting agent for Lenders and L/C Issuers with respect to all payments and collections arising in connection with the Loan Documents (including in any bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of Secured Parties with respect to any Obligation in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, that Agent hereby appoints, authorizes and directs each Lender and L/C Issuer to act as collateral sub-agent for Agent, Lenders and L/C Issuers for purposes of the perfection of Liens with respect to any deposit account maintained by a Credit Party with, and cash and Cash Equivalents held by, such Lender or L/C Issuer, and may further authorize and direct Lenders and L/C Issuers to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender and L/C Issuer hereby agree to take such further actions to the extent, and only to the extent, so authorized or directed.

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(c)          Limited Duties. Under the Loan Documents, Agent (i) is acting solely on behalf of Secured Parties, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent”, “Agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender, L/C Issuer or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Secured Party, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

(d)          Binding Effect. Each Secured Party, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Agent or the Required Lenders (or, if required hereby, a greater proportion of Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Agent in reliance upon the instructions of Required Lenders (or such greater proportion) and (iii) the exercise by Agent or the Required Lenders (or such greater proportion) of the powers set forth herein or therein, together with such other powers as are incidental thereto, shall be authorized and binding upon all of Secured Parties.

Section 9.02. Use of Discretion.

(a)          Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except as directed in writing by the Required Lenders (or such other number or percentage of Lenders as provided for herein or in the other Loan Documents); provided, that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable Requirement of Law. Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or its Affiliates that is communicated to or obtained by Agent or any of its Affiliates in any capacity.

(b)          Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Agent in accordance with the Loan Documents for the benefit of Secured Parties; provided, that the foregoing shall not prohibit (i) Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (ii) each of L/C Issuer and Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as applicable) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 10.09 or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any bankruptcy or other debtor relief law; provided further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to Agent pursuant to Section 8.02 and (B) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 10.09, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

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Section 9.03. Delegation of Rights and Duties. Agent may delegate or exercise any of its duties, rights, powers and remedies under any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Article IX to the extent provided by Agent.

Section 9.04. Reliance and Liability.

(a)          Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note is assigned in accordance with Section 10.07, (ii) rely on the Register, (iii) consult with any of its Related Persons and any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Credit Party) and (iv) rely and act upon any document and information and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b)          None of Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Secured Party, each Borrower and each other Credit Party hereby waive and shall not assert (and each Borrowers shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Agent or, as applicable, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, Agent:

(i)          shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Agent, when acting on behalf of Agent);

(ii)         shall not be responsible to any Secured Party or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii)        makes no warranty or representation, and shall not be responsible, to any Secured Party or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Credit Party or any Related Person of any Credit Party, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents; and

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(iv)        shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of or the satisfaction of any condition under any Loan Document or as to the existence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower Representative, any Lender or L/C Issuer describing such Default or Event of Default clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender, L/C Issuer and each Borrower hereby waives and agrees not to assert (and each Borrower shall cause each other Credit Party to waive and agree not to assert) any right, claim or cause of action it might have against Agent based thereon.

(c)          Each Lender and L/C Issuer acknowledges and agrees that (i) it is shall not rely on any audit or other report provided by Agent or its Related Persons (an “Agent Report”), (ii) it received Agent Report solely as a courtesy, without consideration, (iii) Agent Report (A) was prepared by Agent or its Related Persons based upon information provided by Credit Parties solely for Agent’s own internal use, (B) may not be complete and (C) may not reflect all information and findings obtained by Agent or its Related Persons regarding the operations and condition of Credit Parties, (iv) neither Agent nor any of its Related Persons is making any representations or warranties with respect to (A) any information contained in any Agent Report or in any related documentation, (B) the scope or adequacy of Agent’s and its Related Persons’ due diligence, or (C) the presence or absence of any errors or omissions contained in any Agent Report or in any related documentation and (v) neither Agent nor any of its Related Persons shall have any duties or obligations with respect to any Agent Report or to correct or update any Agent Report. Each Lender and L/C Issuer releases, and agrees that it will not assert, any claim against Agent or its Related Persons that in any way relates to any Agent Report, and agrees to indemnify and hold harmless Agent and its Related Persons from all claims, liabilities and expenses relating to a breach by any Lender or L/C Issuer of its agreements hereunder.

Section 9.05. Agent Individually. Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Credit Party or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor. To the extent Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender,” “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include Agent or such Affiliate, as applicable, in its individual capacity as Lender, Lender or as one of the Required Lenders.

Section 9.06. Lender Credit Decision.

(a)          Each Lender and each L/C Issuer acknowledges that it shall, independently and without reliance upon Agent, any Lender or L/C Issuer or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Credit Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by Agent to Lenders or L/C Issuers, Agent shall not have any duty or responsibility to provide any Lender or L/C Issuer with any information concerning any Credit Party or any Affiliate of any Credit Party that may come in to the possession of Agent or any of its Related Persons.

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(b)          If any Lender or L/C Issuer has elected to abstain from receiving material non-public information (“MNPI”) concerning Credit Parties or their Affiliates, such Lender or L/C Issuer acknowledges that, notwithstanding such election, Agent and/or Credit Parties will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of, or in the course of administering the Loans to the credit contact(s) identified for receipt of such information on the Lender’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender’s compliance policies and contractual obligations and applicable law, including federal and state securities laws; provided, that if such contact is not so identified in such questionnaire, the relevant Lender or L/C Issuer hereby agrees to promptly (and in any event within one Business Day) provide such a contact to Agent and Credit Parties upon request therefor by Agent or Credit Parties. Notwithstanding such Lender’s or L/C Issuer’s election to abstain from receiving MNPI, such Lender or L/C Issuer acknowledges that if such Lender or L/C Issuer chooses to communicate with Agent, it assumes the risk of receiving MNPI concerning Credit Parties or their Affiliates.

Section 9.07. Withholding. Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding Tax. If the IRS or any other Governmental Authority asserts a claim that Agent did not properly withhold Tax from amounts paid to or for the account of any Lender (for any reason), or Agent reasonably determines that it was required to withhold Taxes from a prior payment but failed to do so, such Lender shall promptly indemnify Agent fully for all amounts paid, directly or indirectly, by such Agent as Tax or otherwise, including penalties and interest, and together with all expenses incurred by Agent, including legal expenses, allocated internal costs and out-of-pocket expenses. Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding Tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Agent is entitled to indemnification from such Lender under this Section and Section 10.05(c).

Section 9.08. Resignation of Agent.

(a)          Agent may resign at any time by delivering notice of such resignation to Lenders and Borrower Representative, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section. If Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent. If, after 30 days after the date of the retiring Agent’s notice of resignation, no successor Agent is appointed by the Required Lenders that has accepted such appointment, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent from among Lenders. So long as no Event of Default exists, each appointment under this Section shall be subject to the prior consent of Borrower Representative, which may not be unreasonably withheld.

(b)          Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) Lenders shall assume and perform all of the duties of Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, acting as Agent under the Loan Documents and (iv) subject to its rights under Section 9.02, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

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Section 9.09. Release of Collateral or Guarantors. Each Secured Party hereby consents to the release and hereby directs Agent to release (or, in the case of clause (ii) of Section 9.09(b), release or subordinate) the following:

(a)          any Subsidiary from its guaranty of any Obligation if all of the Stock and Stock Equivalents of such Subsidiary owned by any Credit Party are sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a waiver or consent); and

(b)          any Lien held by Agent for the benefit of Secured Parties against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Credit Party in a transaction permitted by the Loan Documents (including pursuant to a waiver or consent), (ii) any Property subject to a Lien permitted hereunder in reliance upon Section 6.01(h) or (i) and (iii) all of the Collateral and all Credit Parties, upon Final Satisfaction.

Each Lender and L/C Issuer hereby directs Agent, and Agent hereby agrees, upon receipt of at least five Business Days’ advance notice from Borrower Representative, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section.

Section 9.10. Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender or L/C Issuer party hereto as long as, by accepting such benefits, such Secured Party agrees, as among Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by Agent, shall confirm such agreement in a writing in form and substance acceptable to Agent) this Article IX and Sections 10.01, 10.03, 10.05(c), 10.07, 10.08, 10.09, 10.14, 10.21 and 11.01 (and, solely with respect to L/C Issuers, Section 1.03) and the decisions and actions of Agent and the Required Lenders (or a greater proportion of Lenders or other parties hereto as required herein) to the same extent a Lender is bound; provided, that notwithstanding the foregoing, (a) each of Agent, Lenders and L/C Issuers party hereto shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (b) except as otherwise set forth herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

ARTICLE X
MISCELLANEOUS

Section 10.01. Amendments and Waivers.

(a)          No amendment or waiver of any provision of any Loan Document, and no consent with respect to any departure by any Credit Party therefrom, shall be effective unless the same shall be in writing and signed by Agent, the Required Lenders (or by Agent with the consent of the Required Lenders), and Borrowers, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, that unless in writing and signed by all Lenders directly affected thereby (or by Agent with the consent of such Lenders), in addition to the Required Lenders (or by Agent with the consent of the Required Lenders) and Borrowers, no such waiver, amendment, or consent shall:

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(i)          increase, extend or reinstate the Commitment of any Lender;

(ii)         postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest, fees or other amounts due to Lenders (or any of them) or L/C Issuer hereunder or under any other Loan Document (except mandatory prepayments pursuant to Section 1.13 may be postponed, delayed, reduced, waived or modified with the consent of Required Lenders);

(iii)        reduce the principal of, or the rate of interest specified herein or the amount of interest payable in cash specified herein on any Loan, or of any fees or other amounts payable hereunder or under any other Loan Document, except interest at the Default Rate;

(iv)        amend or modify Section 1.16(c);

(v)         change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder;

(vi)        amend this Section or the definition of Required Lenders or any provision providing for consent or other action by all Lenders; or

(vii)       (A) discharge any Credit Party from its respective payment Obligations under the Loan Documents, except as otherwise may be provided in any Loan Document so long as such does not discharge any Borrower or all or substantially all of the value of the guaranties from the Guarantors (except in connection with the merger of any Guarantor into any other Credit Party), in which case all Lenders’ consent is required, or (B) release all or substantially all of the Collateral;

; provided, that all Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (v), (vi) and (vii) above.

(b)          No amendment, waiver or consent shall, unless in writing and signed by Agent, Swingline Lender or L/C Issuer, as applicable, in addition to the consents required under Section 10.01(a), affect the rights or duties of Agent, Swingline Lender or L/C Issuer, as applicable, under any Loan Document.

(c)          No amendment, modification or waiver of any Loan Document altering this Section 10.01(c) or the ratable treatment of Obligations arising under Secured Rate Contracts resulting in such Obligations being junior in right of payment to principal on the Loans, resulting in Obligations owing to any Secured Swap Provider becoming unsecured (other than releases of Liens affecting all Lenders and permitted in accordance with the terms hereof), in each case in a manner adverse to any Secured Swap Provider, or amending this Section 10.01(c), shall be effective without the written consent of such Secured Swap Provider or, in the case of a Secured Rate Contract for which Wells Fargo or an Affiliate of Wells Fargo has provided credit enhancement through either an assignment right or a letter of credit in favor of the Secured Swap Provider, Wells Fargo.

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(d)          No amendment or waiver shall, unless signed by Agent and Required Lenders (or by Agent with the consent of Required Lenders): (i) amend or waive compliance with the conditions precedent to the obligations of Lenders to make any Revolving Loan (or of L/C Issuer to Issue any Letter of Credit) in Section 3.02; (ii) amend or waive non-compliance with any provision of Section 1.02(b); (iii) waive any Default or Event of Default for the purpose of satisfying the conditions precedent to the obligations of Lenders to make any Revolving Loan (or of any L/C Issuer to Issue any Letter of Credit) in Section 3.02; (iv) amend or waive this Section 10.01(d) or the definitions of the terms used in this Section 10.01(d) insofar as the definitions affect the substance of this Section 10.01(d); or (v) amend or modify the definitions of Eligible Accounts, Eligible Inventory or Borrowing Base, including any increase in the percentage advance rates in the definition of Borrowing Base, in a manner which would increase the availability of credit under the Revolving Loan. No amendment or waiver shall, unless signed by all Lenders (or by Agent with the consent of all Lenders) in addition to the Required Lenders (or by Agent with the consent of the Required Lenders), change the definition of (x) the term Required Lenders, (y) the percentage of Lenders which shall be required for Lenders to take any action hereunder or (z) any specific right of Required Lenders to grant or withhold consent or take or omit to take any action hereunder.

(e)          Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Lender” (or be, or have its Loans and Commitments, included in the determination of “Required Lenders” or “Lenders directly affected” pursuant to this Section) for any voting or consent rights under or with respect to any Loan Document, except that a Non-Funding Lender shall be treated as an “Affected Lender” for purposes of clauses (i) and (iii) of Section 10.01(a) solely with respect to an increase in such Non-Funding Lender’s Commitments, a reduction of the principal amount owed to such Non-Funding Lender or, unless such Non-Funding Lender is treated the same as the other Lenders holding Loans of the same type, a reduction in the interest rates applicable to the Loans held by such Non-Funding Lender. Moreover, for the purposes of determining Required Lenders, the Loans and Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Commitments outstanding.

(f)          Notwithstanding anything to the contrary contained in this Section, (i) Borrowers may amend the Perfection Certificate upon notice to Agent, and (ii) Agent and Borrowers may amend or modify any Loan Document to grant a new Lien for the benefit of Secured Parties, extend an existing Lien over additional Property for the benefit of Secured Parties or join additional Persons as Credit Parties; provided, that no Accounts or Inventory of such Person shall be included as Eligible Accounts or Eligible Inventory until a field examination (and, if required by Agent, an Inventory appraisal) with respect thereto is completed to the satisfaction of Agent, including the establishment of Reserves required in Agent’s Permitted Discretion.

Section 10.02. Notices.

(a)          Addresses. All notices and other communications required or expressly authorized to be made by any Loan Document shall be given in writing, unless otherwise expressly specified herein, and (i) addressed to the address set forth on Schedule 10.02 (or with respect to Lenders after the Closing Date, as set forth in the Assignment), (ii) given in accordance with any E-System approved by or set up by or at the direction of Agent or (iii) addressed to such other address as notified in writing (A) in the case of Borrowers, Agent and Swingline Lender, to the other parties hereto and (B) in the case of all other parties, to Borrower Representative and Agent. Transmissions made by electronic mail or E-Fax to Agent shall be effective only (x) for notices where such transmission is specifically authorized by this Agreement, (y) if such transmission is delivered in compliance with procedures of Agent applicable at the time and previously communicated to Borrower Representative, and (z) if receipt of such transmission is acknowledged by Agent.

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(b)          Effectiveness. (i) All communications described in Section 10.02(a) and all other notices, demands, requests and other communications made in connection with any Loan Document shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, three Business Days after deposit in the mail, (iv) if delivered by facsimile (other than to post to an E-System) during normal business hours, upon sender’s receipt of confirmation of proper transmission, (v) if delivered by facsimile (other than to post to an E-System) after normal business hours, upon the later of (A) sender’s receipt of confirmation of proper transmission and (B) the next Business Day, and (vi) if delivered by posting to any E-System, on the later of the Business Day of such posting and the Business Day access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; provided, that that no communications to Agent pursuant to Article I shall be effective until received by Agent.

Each Lender shall notify Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Agent shall reasonably request.

Section 10.03. Electronic Transmissions.

(a)          Authorization. Subject to Section 10.02(a), each of Agent, Lenders, each Credit Party and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each Credit Party and each Secured Party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b)          Accuracy. The posting, completion and/or submission by any Credit Party of any communication pursuant to an E System shall constitute a representation and warranty by Credit Parties that any representation, warranty, certification or other similar statement made therein is correct and complete except as expressly noted in such communication or E-System.

(c)          Signatures. Subject to Section 10.02(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing,” in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter and (ii) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature; provided, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

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(d)          Separate Agreements. All uses of an E-System shall be governed by and subject to the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E System) and related Contractual Obligations executed by Agent and Credit Parties in connection with the use of such E-System.

(e)          LIMITATION OF LIABILITY. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NO WARRANTY OF ANY KIND IS MADE BY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. Each Credit Party and each Secured Party agree that Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

Section 10.04. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No course of dealing between any Credit Party, any Affiliate of any Credit Party, Agent or any Lender shall be effective to amend, modify or discharge any provision of any Loan Document.

Section 10.05. Costs and Expenses; Indemnification.

(a)          Costs and Expenses. Each Credit Party agrees to pay or reimburse upon demand (i) Agent for all reasonable out-of-pocket costs and expenses incurred by it or any of its Related Persons, in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, in each case including Attorney Costs of Agent, the cost of environmental audits, Collateral audits and appraisals, background checks and similar expenses, to the extent permitted hereunder, (ii) Agent for all reasonable costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations and Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by Agent for its examiners), (c) each of Agent, its Related Persons, and L/C Issuer for all costs and expenses incurred in connection with (A) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out,” (B) the enforcement or preservation of any right or remedy under any Loan Document or of any Obligation or any rights in any of the Collateral or (C) the commencement, defense, conduct of, intervention in, or the taking of any other action (including any preparation for and/or response to any subpoena or request for document production) with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Credit Party, any Subsidiary, any Loan Document, Obligation or Related Transaction, including Attorney Costs and (iii) the Lenders for Attorney Costs of one law firm on behalf of all Lenders (other than Agent) incurred in connection with any of the matters referred to in clause (ii) above (and in the event of any conflict, such additional law firms for similarly situated Lenders).

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(b)          Indemnity. Each Credit Party agrees to indemnify, hold harmless and defend Agent, each Lender, each L/C Issuer and each of their respective Related Persons (each such Person, an “Indemnitee”) from and against all Liabilities that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Related Agreement, any Obligation (or the repayment thereof), any Letter of Credit, the use or intended use of the proceeds of any Loan or any Letter of Credit or any securities filing of, or with respect to, any Credit Party, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Credit Party or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not any such Indemnitee or any of its Related Persons, any holders of securities or creditors is a party thereto, or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, that no Credit Party shall have any liability under this Section to any Indemnitee with respect to any Indemnified Matter to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Furthermore, each Credit Party waives and agrees not to assert against any Indemnitee, and shall cause each other Credit Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person. Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities imposed on, incurred by or asserted against any Indemnitee, including those arising from, or otherwise involving, any Property of any Credit Party or any Related Person of any Credit Party or any actual, alleged or prospective damage to Property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such Property or natural resource or any Property on or contiguous to any Real Estate of any Credit Party or any Related Person of any Credit Party, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Credit Party or any Related Person of any Credit Party or the owner, lessee or operator of any Property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by Agent or following Agent or any Lender having become the successor-in-interest to any Credit Party or any Related Person of any Credit Party and (ii) are attributable to acts of such Indemnitee. This Section 10.05(b) shall not apply with respect to Taxes other than any Taxes that represent Liabilities arising from any non-Tax claim.

(c)          Lenders’ Obligations. To the extent that Credit Parties for any reason fail to indefeasibly pay any amount required under Section 10.05(a) or (b) to be paid by any of them to Agent (or any sub-agent thereof), L/C Issuer or any Related Party of any of the foregoing, each Lender severally and ratably agrees to pay to Agent (or any such sub-agent), L/C Issuer or such Related Party, as applicable, such unpaid amount; provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against Agent (or any such sub-agent) or L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Agent (or any such sub-agent) or L/C Issuer in connection with such capacity.

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(d)          Waiver. In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each Credit Party signatory hereto hereby waives, releases and agrees (and shall cause each other Credit Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor

Section 10.06. Marshaling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any Property in favor of any Credit Party or any other Person or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from a Borrower, from any other Credit Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in full or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

Section 10.07. Binding Effect; Assignments and Participations. This Agreement shall become effective when it is executed by Borrowers and Agent and when Agent is notified by each Lender that such Lender has executed it. Thereafter, it shall be binding upon and inure to the benefit of the parties hereto and Secured Parties and, to the extent provided in this Section, their respective successors and permitted assigns; provided, that any assignment by any Lender shall be subject to the provisions of this Section; provided further, that no Credit Party may assign or transfer any of its rights or obligations under any Loan Document without the prior written consent of Agent and each Lender.

(a)          Right to Assign. Each Lender may sell, transfer, negotiate or assign (a “Sale”) all or a portion of its rights and obligations hereunder to (i) any existing Lender (other than a Non-Funding Lender or an Impacted Lender), (ii) any Affiliate or Approved Fund of any existing Lender (other than a Non-Funding Lender or an Impacted Lender) or (iii) any other Person with the consent (which consent shall not be unreasonably withheld) of Agent and, with respect to Sales regarding the Revolving Facility, each L/C Issuer that is a Lender and, as long as no Event of Default is continuing, Borrower Representative (which consent shall be deemed given unless an objection is delivered to Agent within five Business Days after notice of a proposed sale is delivered to Borrower Representative); provided, that (w) the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Loans and Commitments subject to any such Sale shall be in a minimum amount of $1,000,000, unless such Sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest or is made with the prior consent of Borrower Representative (to the extent required) and Agent, (x) such Sales shall be effective only upon the acknowledgement in writing of such Sale by Agent, and (y) interest accrued prior to and through the date of any such Sale may not be assigned. No Sale shall be made to a Credit Party, an Affiliate of a Credit Party, a holder of Subordinated Indebtedness or an Affiliate of such a holder, or to any Person that would be a Non-Funding Lender or an Impacted Lender.

(b)          Procedure. The parties to each Sale shall execute and deliver to Agent an Assignment via an electronic settlement system designated by Agent (or, if previously agreed with Agent, via a manual execution and delivery of the Assignment) evidencing such Sale, together with any existing Note subject to such Sale (or any affidavit of loss therefor acceptable to Agent), any Tax forms required to be delivered pursuant to Section 11.01(e) and payment of an assignment fee in the amount of $3,500 to Agent, unless waived or reduced by Agent; provided, that (i) if a Sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (ii) if a Sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such Assignee, then only one assignment fee of $3,500 shall be due in connection with such Sale (unless waived or reduced by Agent). Upon receipt of all the foregoing, and any consent required under this Section, from and after the effective date specified in such Assignment, Agent shall record in the Register the information contained in such Assignment.

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(c)          Effectiveness. Upon Agent’s recording of an Assignment in the Register, (i) the assignee thereunder shall become a party hereto and have the rights and obligations of a Lender with respect to the Revolving Facility, (ii) the related Obligations (including any applicable Note) shall be transferred to such assignee through such entry, (iii) the assignor thereunder shall relinquish its rights with respect to the assigned Revolving Facility to the extent assigned and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, if all of such Lender’s rights and obligations under the Loan Documents are being assigned, such Lender shall cease to be a party hereto) and (iv) the assignor shall file the necessary UCC financing statement amendment identifying the assignee as the secured party thereunder.

(d)          Grant of Security Interests. Without the consent of any Person, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement to any Person (including any federal reserve bank) without notice to any Person; provided, that no such Person shall be entitled to any rights of such Lender hereunder (unless foreclosure is made through an assignment in accordance with Section 10.07(a)), and no such Lender shall be relieved of any of its obligations hereunder.

(e)          Participants and SPVs. Without the consent of any Person, each Lender may, (a) with notice to Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (which funding by such SPV shall satisfy such Lender’s obligations) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (b) without notice to any Person, sell participations to one or more Persons (other than a Credit Party or any Affiliate of any Credit Party) in or to all or a portion of its rights and obligations under the Loan Documents; provided, that (i) no such SPV or participant shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder, except that (x) each such participant and SPV shall be entitled to the benefit of Article XI, but, with respect to Section 11.01, only to the extent such participant or SPV delivers the Tax forms such Lender is required to collect pursuant thereto and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation, except to the extent such greater amount results from any Change in Law that occurs after the date such grant or participation is made and (y) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to Agent by such Lender, provided, that no SPV or participant shall have the right to enforce any of the terms of any Loan Document, and (ii) unless such SPV or participant is an Affiliate or an Approved Fund of such Lender, the consent of such SPV or participant shall not be required for any amendments, waivers or consents under any Loan Document or to exercise or refrain from exercising any powers or rights such Lender in respect of the Loan Documents, except for those described in clauses (ii) and (iii) of Section 10.01(a) to the extent such participant or SPV would be affected thereby or in clause (vi) of Section 10.01(a). No party hereto shall institute (and each Borrower shall not allow any Credit Party not to institute) against any such SPV grantee any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, that each Lender designating such SPV agrees to indemnify each Indemnitee against any Liability that may be incurred by such Indemnitee as a result of failing to institute such proceeding. The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Obligations. Each Lender that sells a participation shall maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest) to any Person other than Agent except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent shall have no responsibility for maintaining a Participant Register.

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Section 10.08. Non-Public Information; Confidentiality.

(a)          Non-Public Information. Each of Agent, each Lender and each L/C Issuer acknowledges and agrees that it may receive MNPI hereunder concerning Credit Parties and their Affiliates and agrees to use such information in compliance with all relevant policies, procedures and applicable Requirements of Laws (including United States federal and state security laws and regulations).

(b)          Confidential Information. Each of Agent, each Lender and each L/C Issuer agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document (including due diligence materials provided by the Credit Parties) and designated in writing by any Credit Party as confidential, except that such information may be disclosed (i) with Borrower Representative’s consent, (ii) to Related Persons of such Lender, such L/C Issuer or Agent, as applicable, or to any Person that any L/C Issuer causes to Issue Letters of Credit hereunder, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section or (B) available to such Lender, L/C Issuer or Agent or any of their Related Persons, as applicable, from a source (other than any Credit Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) (A) to any insurance association or organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information not identifying Credit Parties, (vi) to current or prospective assignees, pledgees or participants, direct or contractual counterparties to any Secured Rate Contracts and their respective Related Persons, in each case to the extent such Persons agree to be bound by provisions substantially similar to the provisions of this Section, (vii) to any other party hereto, and (viii) in connection with the exercise or enforcement of any right or remedy under any Loan Document or with any litigation or other proceeding, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Related Persons referring to a Lender, an L/C Issuer or Agent or any of their Related Persons. In the event of any conflict between the terms of this Section and those of any other Contractual Obligation of any Credit Party (whether or not a Loan Document), the terms of this Section shall govern.

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(c)          Tombstones. Each Credit Party consents to the publication by Agent or any Lender of any press releases, tombstones, advertising or other promotional materials in accordance with all applicable Requirements of Law (including via any Electronic Transmission) relating to the financing transactions contemplated by this Agreement using such Credit Party’s name, product photographs, logo or trademark.

(d)          Press Release and Related Matters. No Credit Party shall, or shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of securities of any Credit Party) using the name, logo or otherwise referring to Wells Fargo or of any of its Affiliates, the Loan Documents or any transaction contemplated herein or therein to which Wells Fargo or any of its affiliates is party without the prior written consent of Wells Fargo or such Affiliate except to the extent required to do so under applicable Requirements of Law and then, only after consulting with Wells Fargo.

(e)          Distribution of Materials to Lenders and L/C Issuers. Credit Parties acknowledge and agree that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, Credit Parties hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, Agent, and made available, to Lenders and L/C Issuers by posting such Borrower Materials on an E-System. Credit Parties authorize Agent to download copies of their logos from its website and post copies thereof on an E-System

(f)          Material Non-Public Information. Credit Parties hereby agree that if either they, any parent company or any Subsidiary has publicly traded equity or debt securities in the U.S., they shall (and shall cause such parent company or Subsidiary, as applicable, to) (i) identify in writing, and (ii) to the extent reasonably practicable, clearly and conspicuously mark such Borrower Materials that contain only information that is publicly available or that is not material for purposes of U.S. federal and state securities laws as “PUBLIC.” Credit Parties agree that by identifying such Borrower Materials as “PUBLIC” or publicly filing such Borrower Materials with the Securities and Exchange Commission, then Agent, Lenders and L/C Issuers shall be entitled to treat such Borrower Materials as not containing any MNPI for purposes of U.S. federal and state securities laws. Credit Parties agree that the following documents and materials shall be deemed to be PUBLIC, whether or not so marked, and do not contain any MNPI: (A) the Loan Documents and (B) materials of a customary nature prepared by Credit Parties or Agent in connection with the administration or syndication of the Loans. Before distribution of any Borrower Materials, Credit Parties agree to execute and deliver to Agent a letter authorizing distribution of the evaluation materials to prospective Lenders and their employees willing to receive MNPI, and a separate letter authorizing distribution of evaluation materials that do not contain MNPI and represent that no MNPI is contained therein.

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Section 10.09. Set-off; Sharing of Payments.

(a)          Right of Setoff. Each of Agent, each Lender, each L/C Issuer and each Affiliate of any of them is hereby authorized, without notice or demand (each of which is hereby waived by each Credit Party), from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any deposits at any time held and other Indebtedness, claims or other obligations at any time owing by Agent, such Lender, such L/C Issuer or any of their respective Affiliates to or for the credit or the account of Borrowers or any other Credit Party against any Obligation of any Credit Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. No Lender or L/C Issuer shall exercise any such right of setoff without the prior consent of Agent or Required Lenders. Each of Agent, each Lender and each L/C Issuer agrees promptly to notify Borrower Representative and Agent after any such setoff and application made by such Lender or its Affiliates; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section are in addition to any other rights and remedies (including other rights of setoff) that Agent, Lenders, L/C Issuer, their Affiliates and the other Secured Parties, may have.

(b)          Sharing of Payments, Etc. If any Lender, directly or through an Affiliate, obtains any payment of any Obligation of any Credit Party and such payment exceeds the amount such Lender is entitled to receive under the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied to repay the Obligations in accordance herewith; provided, that (i) if such payment is rescinded or otherwise recovered from such Lender or L/C Issuer in full or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender or L/C Issuer without interest and (ii) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Credit Party in the amount of such participation. If a Non-Funding Lender receives any such payment as described in the previous sentence, such Lender shall turn over such payments to Agent in an amount that would satisfy the cash collateral requirements set forth in Sections 1.18 and 8.04.

Section 10.10. Counterparts; Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 10.11. Severability. The illegality or unenforceability of any provision of any Loan Document or any instrument or agreement required thereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of such Loan Document or any instrument or agreement required thereunder.

Section 10.12. Captions. The captions and headings of each Loan Document are for convenience of reference only and shall not affect the interpretation thereof.

Section 10.13. Interpretation. Each Loan Document is the result of negotiations among and has been reviewed by counsel to Credit Parties, Agent, each Lender and other parties thereto, and is the product of all parties thereto. Accordingly, the Loan Documents shall not be construed against Lenders or Agent merely because of Agent’s or Lenders’ involvement in the preparation of such documents and agreements. Without limiting the generality of the foregoing, each of the parties hereto has had the advice of counsel with respect to Sections 10.15 and 10.16.

Section 10.14. No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of Borrowers, Credit Parties, Lenders, L/C Issuers party hereto, Agent and, subject to the provisions of Section 9.10, each other Secured Party, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, any Loan Document. Neither Agent nor any Lender shall have any obligation to any Person not a party to any Loan Document.

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Section 10.15. Governing Law and Jurisdiction.

(a)          Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, INCLUDING, ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT (INCLUDING, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST).

(b)          Submission to Jurisdiction. Subject to Section 10.15(d), any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each Credit Party hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party hereby irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(c)          Service of Process. Each Credit Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to, arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Borrowers specified herein (and shall be effective when such mailing shall be effective, as provided therein). Each Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d)          Non-Exclusive Jurisdiction. Nothing contained in this Section shall affect the right of Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

Section 10.16. Waiver of Jury Trial. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

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Section 10.17. Entire Agreement; Release; Survival. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS (EXCLUDING THE FEE LETTER) INVOLVING ANY CREDIT PARTY AND ANY LENDER OR ANY L/C ISSUER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT OTHER THAN THE FEE LETTER. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH). Execution of this Agreement by Credit Parties constitutes a full, complete and irrevocable release of any and all claims which each Credit Party may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of the Loan Documents. (i) Any indemnification or other protection provided to any Indemnitee pursuant to this Section, Section 10.05 and Articles IX and XI and (ii) the provisions of Section 8.1 of the Guaranty and Security Agreement, in each case, shall (x) survive the Final Satisfaction and (y) with respect to clause (i) above, inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

Section 10.18. Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies Credit Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act. In addition, Agent and each Lender shall have the right to periodically conduct due diligence on all Credit Parties, their senior management and key principals and legal and beneficial owners. Each Credit Party agrees to provide reasonable cooperation in respect of the conduct of such due diligence and further agrees that the reasonable out-of-pocket costs and charges for any such due diligence by Agent shall constitute costs and expenses reimbursable hereunder and be for the account of Borrowers.

Section 10.19. Replacement of Lender. Within forty-five days after: (i) receipt by Borrower Representative of written notice and demand from any Lender that is not Agent or an Affiliate of Agent (an “Affected Lender”) for payment of additional costs as provided in Sections 11.01, 11.03 or 11.06; or (ii) any failure by any Lender (other than Agent or an Affiliate of Agent) to consent to a requested amendment, waiver or modification to any Loan Document to which Required Lenders have consented but the consent of each Lender (or each Lender directly affected thereby, as applicable) is required with respect thereto (“Non-Consenting Lender”), Borrowers may, at their option, notify Agent and such Affected Lender or Non-Consenting Lender, as applicable, of Borrowers’ intention to obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for such Affected Lender or Non-Consenting Lender, which Replacement Lender shall be reasonably satisfactory to Agent. In the event Borrowers obtain a Replacement Lender within 45 days following notice of its intention to do so, the Affected Lender or Non-Consenting Lender, as applicable, shall sell and assign its Loans and Commitments to such Replacement Lender, at par; provided, that Borrowers have reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment. In the event that a replaced Lender does not execute an Assignment pursuant to Section 10.07 within five Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section and presentation to such replaced Lender of an Assignment evidencing an assignment pursuant to this Section, Borrowers shall be entitled (but not obligated) to execute such an Assignment on behalf of such replaced Lender, and any such Assignment so executed by Borrowers, the Replacement Lender and Agent, shall be effective for purposes of this Section and Section 10.07. Notwithstanding the foregoing, with respect to a Lender that is a Non-Funding Lender or an Impacted Lender, Agent may, but shall not be obligated to, obtain a Replacement Lender and execute an Assignment on behalf of such Non-Funding Lender or Impacted Lender, as applicable, at any time with three Business Days’ prior notice to such Lender (unless notice is not practicable under the circumstances) and cause such Lender’s Loans and Commitments to be sold and assigned, in full or in part, at par. Upon any such assignment and payment and compliance with the other provisions of Section 10.07, such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, that any rights of such replaced Lender to indemnification hereunder shall survive.

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Section 10.20. Joint and Several. The obligations of Credit Parties hereunder and under the other Loan Documents are joint and several. Without limiting the generality of the foregoing, reference is hereby made to Article II of the Guaranty and Security Agreement, to which the obligations of each Borrower and the other Credit Parties are subject.

Section 10.21. Creditor-Debtor Relationship. The relationship between Agent, each Lender and each L/C Issuer, on the one hand, and Credit Parties, on the other hand, is solely that of creditor and debtor. No Secured Party has any fiduciary relationship or duty to any Credit Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between Secured Parties and Credit Parties by virtue of, any Loan Document or any transaction contemplated therein.

Section 10.22. Keep Well. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under the Guaranty and Security Agreement in respect of Swap Obligations under any Secured Rate Contract; provided, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under the Guaranty and Security Agreement, voidable under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the guaranties in respect of Swap Obligations under each Secured Rate Contract have been discharged, or otherwise released or terminated in accordance with the terms of this Agreement. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 10.23. Waiver of Immunities. Each HK Credit Party irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from: (a) suit; (b) jurisdiction of any court; (c) relief by way of injunction or order for specific performance or recovery of property; (d) attachment of its assets (whether before or after judgment); and (e) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

ARTICLE XI
TAXES, YIELD PROTECTION AND ILLEGALITY

Section 11.01. Taxes.

(a)          Payments Free of Taxes. Except as required by a Requirement of Law, each payment by any Credit Party under any Loan Document shall be made free and clear of all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax, penalties or other Liabilities with respect thereto (collectively, “Taxes”). If any Taxes shall be required by any Requirement of Law to be deducted from or in respect of any amount payable under any Loan Document to any Secured Party (i) if such Tax is an Indemnified Tax, such amount payable shall be increased as necessary to ensure that, after all required deductions for Indemnified Taxes are made (including deductions applicable to any increases to any amount under this Section), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Credit Party shall make such deductions, (iii) the relevant Credit Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, the relevant Credit Party shall deliver to Agent an original or certified copy of a receipt evidencing such payment or other evidence of payment reasonably satisfactory to Agent.

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(b)          Other Taxes. In addition, Borrowers agree to pay, and authorize Agent to pay in their name, any stamp, documentary, excise or property Tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”). Swingline Lender may, without any notice or consent from Borrowers or Borrower Representative, make a Swing Loan to Borrowers in such amount, the proceeds of which shall be solely used by Agent to make such payment. Within 30 days after any payment of Other Taxes by any Credit Party, Borrowers shall furnish to Agent, at its address referred to in Section 10.02, evidence of payment reasonably satisfactory to Agent.

(c)          No Tax Advice. The Credit Parties hereby acknowledge and agree that (i) neither Wells Fargo nor any Affiliate of Wells Fargo has provided any Tax advice to any Tax Affiliate in connection with the transactions contemplated hereby or any other matters and (ii) the Credit Parties have received appropriate Tax advice to the extent necessary to confirm that the structure of any transaction contemplated by the Credit Parties in connection with this Agreement complies in all material respects with applicable federal, state and foreign Tax laws.

(d)          Indemnification. Borrowers shall reimburse and indemnify, within 30 days after demand, each Secured Party for all Indemnified Taxes (including any Indemnified Taxes imposed by any jurisdiction on amounts payable under this Section) paid or payable by such Secured Party and any Liabilities arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted. A certificate of Secured Party (or of Agent on behalf of such Secured Party) claiming any compensation under this Section 11.01(d), setting forth the amounts to be paid thereunder and delivered to Borrower Representative with copy to Agent, shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, Agent and such Secured Party may use any reasonable averaging and attribution methods.

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(e)          Documentation from Lenders.

(i)          Non-U.S. Lender Party. Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding Tax or, after a change in any Requirement of Law, is subject to such withholding Tax at a reduced rate under an applicable Tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i), and (z) from time to time if requested by Borrower Representative or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and Borrower Representative (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming exemption from U.S. withholding Tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding Tax under an income Tax treaty) and/or W-8IMY (together with appropriate forms, certifications and supporting statements) or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from U.S. withholding Tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to Agent that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding Tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents. Unless Borrower Representative and Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding Tax or are subject to such Tax at a rate reduced by an applicable Tax treaty, the Credit Parties and Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

(ii)         U.S. Lender Party. Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this Section and (D) from time to time if requested by Borrower Representative or Agent (or, in the case of a participant or SPV, the relevant Lender), provide Agent and Borrower Representative (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding Tax) or any successor form.

(iii)        Each Lender having sold a participation in any of its Obligations or identified an SPV as such to Agent shall collect from such participant or SPV the documents described in this Section and provide them to Agent.

(iv)        If a payment made to a Non-U.S. Lender Party would be subject to United States federal withholding Tax imposed by FATCA if such Non-U.S. Lender Party fails to comply with the applicable reporting requirements of FATCA, such Non-U.S. Lender Party shall deliver to Agent and Borrower Representative any documentation under any Requirement of Law or reasonably requested by Agent or Borrower Representative sufficient for Agent or Borrowers to comply with their obligations under FATCA and to determine that such Non-U.S. Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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(f)          If any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section, it shall pay to the relevant Credit Party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such Credit Party, upon the request of such Lender, shall repay to such Lender the amount paid over pursuant to this Section 11.01(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section, in no event shall the Lender be required to pay any amount to a Credit Party pursuant to this Section 11.01(f) the payment of which would place the Lender in a less favorable net after-Tax position than the Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section shall not be construed to require any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Credit Party or any other Person.

Section 11.02. Illegality. If any Lender shall determine that any Change in Law or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender to make LIBOR Rate Loans, then, on notice thereof by such Lender to Borrowers through Agent, the obligation of such Lender to make LIBOR Rate Loans shall be suspended until such Lender shall have notified Agent and Borrower Representative that the circumstances giving rise to such determination no longer exists. Upon any such notice, Borrowers shall prepay in full all LIBOR Rate Loans of such Lender then outstanding, together with interest accrued thereon, together with any amounts required to be paid in connection therewith pursuant to Section 11.04; provided, that Borrower Representative may elect, by giving notice to such Lender through Agent that all Loans which would otherwise be made by any such Lender as LIBOR Rate Loans shall be converted to and funded as Base Rate Loans.

Section 11.03. Increased Costs and Reduction of Return.

(a)          If any Lender or L/C Issuer shall determine that, due to a Change in Law, (i) there shall be any increase in the cost to such Lender or L/C Issuer of making, funding or maintaining any LIBOR Rate Loans or of Issuing or maintaining any Letter of Credit or (ii) such Lender or L/C Issuer shall be subject to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposit reserves, other liabilities or capital attributable thereto, then Borrowers shall, within 30 days of demand therefor by such Lender or L/C Issuer (with a copy of such demand to Agent), pay to Agent, for the account of such Lender or L/C Issuer, additional amounts as are sufficient to compensate such Lender or L/C Issuer for such increased costs or such Taxes.

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(b)          If any Lender or L/C Issuer shall have determined that (i) the introduction or any change in any Capital Adequacy Regulation, (ii) any interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iii) compliance by such Lender or L/C Issuer or any entity controlling the Lender or L/C Issuer with any Capital Adequacy Regulation, affects the amount of capital required or expected to be maintained by such Lender or L/C Issuer or any entity controlling such Lender or L/C Issuer and (taking into consideration such Lender’s or such entities’ policies with respect to capital adequacy and such Lender’s or L/C Issuer’s desired return on capital) determines that the amount of such capital is increased as a consequence of this Agreement, then, within 30 days of demand of such Lender or L/C Issuer (with a copy to Agent), Borrowers shall pay to such Lender or L/C Issuer, from time to time as specified by such Lender or L/C Issuer, additional amounts sufficient to compensate such Lender or L/C Issuer (or the entity controlling the Lender or L/C Issuer) for such increase. Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a change in a Capital Adequacy Regulation under this Section 11.03(b), regardless of the date enacted, adopted or issued.

(c)          Borrowers shall not be required to compensate any Lender or L/C Issuer pursuant to Section 11.03(a) or (b) for any amounts incurred more than 180 days prior to the date that such Lender or L/C Issuer notifies Borrower Representative, in writing, of its claim of compensation thereof; provided, that if the event giving rise to such increase is retroactive, then such 180-day period shall be extended to include the period of retroactive effect.

Section 11.04. Funding Losses. Borrowers agree to reimburse each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of: (a) the failure of Borrowers to make any payment or mandatory prepayment of principal of any LIBOR Rate Loan (including payments made after any acceleration thereof); (b) the failure of Borrowers to borrow, continue or convert a Loan after Borrower Representative has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation; (c) the failure of Borrowers to make any prepayment after Borrowers have given a notice in accordance with Section 1.11; (d) the prepayment (including pursuant to Section 1.12 or 1.13 or Article XI) of a LIBOR Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or (e) the conversion pursuant to Section 1.10 or Article XI of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Each LIBOR Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the interest rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

Section 11.05. Inability to Determine Rates. If Agent or Required Lenders shall have determined in good faith that reason adequate and reasonable means do not exist for ascertaining the LIBOR for any requested Interest Period with or that the LIBOR for any requested Interest Period does not adequately and fairly reflect the cost to Lenders of funding or maintaining such Loan, Agent (either individually or upon direction of Required Lenders) will forthwith give notice of such determination to Borrower Representative and each Lender. Thereafter, the obligation of Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until Agent (individually or upon direction of Required Lenders) revoke such notice in writing. Upon receipt of such notice, Borrower Representative may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If Borrower Representative does not revoke such notice, Lenders shall make, convert or continue the Loans, as proposed by Borrower Representative, but such Loans shall be made, converted or continued as Base Rate Loans.

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Section 11.06. Reserves on LIBOR Rate Loans. Borrowers shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional costs on the unpaid principal amount of each LIBOR Rate Loan equal to actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), payable on each date on which interest is payable on such Loan; provided, that if Lender fails to give notice of such additional costs at least 15 days prior to such date, such additional interest shall be payable 15 days from receipt of such notice.

Section 11.07. Certificates of Lenders. Any Lender claiming reimbursement or compensation pursuant to this Article XI shall deliver to Borrower Representative (with a copy to Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on Borrowers in the absence of manifest error.

ARTICLE XII
DEFINITIONS

Section 12.01. Defined Terms in Other Articles. The following terms are defined in the Sections referenced opposite such terms:

“Affected Lender”	10.18
“Agent Report”	9.04(c)
“Borrower” and “Borrowers”	Preamble
“Borrower Materials”	10.08(e)
“Borrower Representative”	Preamble
“Eligible Accounts”	2.01
“Eligible Inventory”	2.02
“Event of Default”	8.01
“Indemnified Matters”	10.05(b)
“Indemnitees”	10.05(b)
“Investments”	6.04
“L/C Reimbursement Agreement”	1.03(a)
“L/C Reimbursement Date”	1.03(g)
“L/C Request”	1.03(d)
“L/C Sublimit”	1.03(a)
“Lender”	Preamble
“Letter of Credit Fee”	1.15(c)
“Maximum Lawful Rate”	1.06(c)
“MNPI”	9.06(b)
“Mortgage Supporting Documents”	Schedule 3.01
“Notice of Conversion/Continuation”	1.10
“Overadvance”	1.02(b)
“Other Taxes”	11.01(b)
“Participant Register”	10.07(e)
“Permitted Liens”	6.01
“Register”	1.08
“Restricted Payments”	6.10
“Replacement Lender”	10.18
“Revolving Loan”	1.02
“Sale”	10.07(a)
“Settlement Date”	1.17(b)
“Swing Loan”	1.04
“Swingline Request”	1.04(a)
“Tax Returns”	4.10
“Taxes”	11.01(a)
“Unused Commitment Fee”	1.15(b)

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Section 12.02. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“2014 Convertible Notes” has the meaning of “Securities” as defined in the 2014 Indenture.

“2014 Indenture” means that certain Indenture, dated as of November 10, 2009, between JAKKS and Wells Fargo, as trustee for the Holders (as defined therein), pursuant to which JAKKS issued the 2014 Convertible Notes.

“2018 Convertible Notes” has the meaning of “Securities” as defined in the 2018 Indenture.

“2018 Indenture” means that certain Indenture, dated as of July 24, 2013, between JAKKS and Wells Fargo, as trustee for the Holders (as defined therein), pursuant to which JAKKS issued the 2018 Convertible Notes.

“Account” means, as at any date of determination, all “accounts” (as such term is defined in the UCC) of Credit Parties, including the unpaid portion thereof, as stated on the respective invoice of a Credit Party, net of any credits, rebates or offsets owed to such customer.

“Account Debtor” means the customer of a Credit Party who is obligated on or under an Account.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the Stock and Stock Equivalents of any Person or otherwise causing any Person to become a direct or indirect Subsidiary, or (c) a merger or consolidation or any other combination with another Person.

“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, that (a) no Secured Party shall be an Affiliate of any Credit Party or of any Subsidiary solely by reason of the provisions of the Loan Documents, and (b) Feder Kaszovitz LLP shall be deemed not to be an Affiliate of any Credit Party or any Subsidiary. For purposes of this definition, “control” means the possession of either (i) the power to vote, or the beneficial ownership of, 10% or more of the voting Stock of such Person (either directly or through the ownership of Stock Equivalents) or (ii) the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means Wells Fargo, as successor by assignment to General Electric Company, in its capacity as Agent for Lenders or its successor appointed pursuant to Section 9.7.

“Aggregate Excess Funding Amount” means the aggregate amount of all unpaid obligations owing by any Non-Funding Lender to Agent, L/C Issuers, Swingline Lender, and other Lenders under the Loan Documents, including such Lender’s pro rata share of all Revolving Loans, Letter of Credit Obligations and Swing Loans, and amounts reallocated to other Lenders pursuant to Section 1.18.

“Aggregate Revolving Exposure” means the sum, without duplication, of (a) the outstanding principal amount of all Revolving Loans, (b) the outstanding principal amount of all Swingline Loans and (c) the Letter of Credit Obligations.

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“Aggregate Revolving Commitment” means the combined Revolving Commitments of Lenders, which shall initially be in the amount of $75,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Credit Party or any of its Subsidiaries or Affiliates is located or is doing business.

“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Credit Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Margin” means (i) if a Base Rate Loan, 1.25% per annum and (ii) if a LIBOR Rate Loan, 2.25% per annum. Notwithstanding anything herein to the contrary, Swing Loans may not be LIBOR Rate Loans.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business or (ii) temporarily warehouses loans for any Lender or any Person described in clause (i) above and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Arbor Toys Company Limited” means Arbor Toys Company Limited, a company incorporated in Hong Kong with registered number 1011343.

“A.S. Design Limited” means A.S. Design Limited, a company incorporated in Hong Kong with registered number 453139.

“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 10.07 (with each consent required by Section 10.07), accepted by Agent, substantially in the form of Exhibit 10.07 or any other form approved by Agent.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.

“Availability” means, as of any date of determination, the amount by which (a) the Maximum Availability exceeds (b) the Aggregate Revolving Exposure.

“Availability Period” means the period commencing on the Closing Date and ending on the earlier of the Revolving Termination Date and one Business Day prior to the Stated Maturity Date.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978.

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“Base Rate” means, for any day, a rate per annum equal to the highest of (a) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate,” with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate (and, if any such announced rate is below zero, then the rate determined pursuant to this clause (a) shall be deemed to be zero), (b) the sum of 0.50% per annum and the Federal Funds Rate, and (c) LIBOR calculated for each such day based on an Interest Period of one month plus one percentage point. Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the Federal Funds Rate or LIBOR for an Interest Period of one month.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Credit Party incurs or otherwise has any obligation or liability, contingent or otherwise.

“Borrowing” means a borrowing hereunder consisting of Loans made to or for the benefit of Borrowers on the same day by Lenders pursuant to Article I.

“Borrowing Base” means, as of any date of determination by Agent, from time to time, an amount equal to the sum at such time of:

(a)          85% of the book value of Eligible Accounts at such time;

(b)          the lesser of (i) 85% of the book value of Eligible Inventory valued at the lower of cost or market on a first-in, first-out basis, and (ii) 85% of the book value of Eligible Inventory valued at the lower of cost or market, on a first in, first out basis, multiplied by the NOLV Factor as reflected in the most recent Inventory appraisal ordered by Agent;

(c)          85% of the book value of JAKKS HK’s Eligible Accounts, subject to an acceptable credit review by Agent in its Permitted Discretion of the Account Debtors of JAKKS HK, in an aggregate amount not to exceed the lesser of (i) $20,000,000 and (ii) 30% of the total Borrowing Base as of such date; and

(d)          the amount of cash, if any, held by Agent (and to which no Credit Party has any access) as collateral for outstanding Letters of Credit in an amount not to exceed $15,000,000,

in each case less Reserves against the Borrowing Base established by Agent at such time in its Permitted Discretion.

“Borrowing Base Certificate” means a certificate of Borrower Representative, on behalf of each Credit Party, in substantially the form of Exhibit 12.02(a), duly completed as of a date acceptable to Agent in its sole discretion.

“Business Day” means any day that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City (and, in respect of any HK Credit Party, Hong Kong) and, when determined in connection with notices and determinations in respect of LIBOR or any LIBOR Rate Loan or any funding, conversion, continuation, Interest Period or payment of any LIBOR Rate Loan, that is also a day on which dealings in Dollar deposits are carried on in the London interbank market.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

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“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any Property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capital Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Equivalents” means: (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government, (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, or (iii) solely with respect to Investments made by a Foreign Subsidiary, issued by, or unconditionally guaranteed by, Canada or the government of a country with similar credit quality rating and backed by the full faith and credit of Canada or such other government, as applicable; (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States; (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia (and solely with respect to Investments made by a Foreign Subsidiary, any bank organized under the laws of a foreign jurisdiction that otherwise complies with the criteria in clause (a)(iii) above), (B) ”adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000; and (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 365 days.

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“Change in Control” means the time at which (a) any Person (including a Person's Affiliates and associates) or group (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) (other than the shareholders of JAKKS on the Closing Date) becomes the beneficial owner (as defined in Rule 13d 3 under the Securities Exchange Act of 1934) of a percentage of the capital stock of JAKKS equal to at least twenty-five percent (25%), (b) there shall be consummated any consolidation or merger of JAKKS pursuant to which JAKKS’ capital stock would be converted into cash, securities or other property, other than a merger or consolidation of JAKKS in which the holders of such capital stock immediately prior to the merger have substantially the same proportionate ownership in the aggregate, directly or indirectly, of capital stock of the surviving Person immediately after the merger as it had of JAKKS’ capital stock immediately prior to such merger, (c) all or substantially all of JAKKS’ assets shall be sold, leased, conveyed or otherwise disposed of as an entirety or substantially as an entirety to any Person (including any Affiliate or associate of JAKKS) in one or a series of transactions, (d) any Change of Management shall occur, unless on or before 90 days following the date of such Change of Management, a successor has commenced employment with JAKKS and is actively performing the functions of the departed individual, (e) JAKKS shall fail to own less than the percentage interest of the issued and outstanding capital stock of each other Credit Party as set forth in the Perfection Certificate as of the Closing Date, free and clear of all Liens, other than Permitted Liens, (f) during any period of 12 consecutive months, a majority of the members of the board of directors of JAKKS cease to be composed of individuals (i) who were members of that board of directors on the first day of such period, (ii) whose election or nomination to that board of directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board of directors or (iii) whose election or nomination to that board of directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board of directors (excluding, in the case of both clauses (ii) and (iii), any individual whose initial nomination for, or assumption of office as, a member of that board of directors occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors), (g) any Person, or two or more Persons acting in concert, shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of JAKKS, or control over the capital stock of JAKKS entitled to vote for members of the board of directors of JAKKS on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing thirty percent (30%) or more of the combined voting power of such securities, or (h) a “Fundamental Change” occurs under and as defined in the 2014 Indenture, the 2018 Indenture or the New Indenture.

“Change in Law” means any of the following: (a) the introduction of, or any change in, or in the interpretation of, any Requirement of Law after the Closing Date, (b) any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), including any compliance thereto after the Closing Date, (c) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, regardless of the date enacted, adopted or issued and (d) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, regardless of the date enacted, adopted or issued.

“Change of Management” means if any of the individuals performing the functions of the president or chief financial officer, respectively, on the Closing Date shall cease for any reason to perform such functions, whether by reason of death, disability, resignation, action by the board of directors or shareholders of Borrowers, or otherwise.

“Closing Date” means March 27, 2014.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by any Credit Party and any other Person who has granted a Lien to Agent, in or upon which a Lien is granted or purported to be granted or now or hereafter exists in favor of any Lender or Agent for the benefit of Secured Parties, whether under this Agreement or under any other documents executed by any such Persons and delivered to Agent.

“Collateral Documents” means, collectively, the Guaranty and Security Agreement, the Mortgages, each Control Agreement, the HK Collateral Documents, and all other security agreements, pledge agreements, patent and trademark security agreements, lease assignments, guaranties and other similar agreements pursuant to which any Credit Party or any other Person pledging or granting a lien on Collateral or guarantying the payment and performance of the Obligations now or hereafter delivered pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) contemplated thereunder.

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“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Commitment Percentage” means, as to any Lender, the percentage equivalent of such Lender’s Revolving Commitment divided by the Aggregate Revolving Commitment.

“Compliance Certificate” means a certificate given by Borrower Representative to Agent pursuant to Schedule 5.01, in substantially the form of Exhibit 5.01.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes.

“Consolidated Group” means JAKKS and all Persons whose financial results are consolidated with JAKKS for financial reporting purposes under GAAP.

“Contested in Good Faith” means contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which adequate reserves in accordance with GAAP are being maintained.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in full or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any Rate Contracts; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, indenture, mortgage, deed of trust, instrument or other document (other than a Loan Document) to which such Person is a party or to which it or any of its Property is bound or subject.

“Control Agreement” means, with respect to any deposit account, securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to Agent, among Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and Credit Party maintaining such account, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to Agent.

“Conversion Date” means any date on which Borrowers convert a Base Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan to a Base Rate Loan.

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“Convertible Notes” means the 2014 Convertible Notes, the 2018 Convertible Notes, the New Convertible Notes, and the Oasis Convertible Note, collectively.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Credit Parties” means each Borrower and each Guarantor.

“Default” means any event or circumstance that, with the passing of time or the giving of notice or both, would (if not cured or otherwise remedied during such time) become an Event of Default.

“Default Rate” means a per annum rate equal to (a) in the case of principal of or interest on any Loan, 2% plus the rate otherwise applicable to such Loan as provided in Section 1.06(a) or (ii) in the case of any other Obligations, 2% plus the rate applicable to Base Rate Loans as provided in such Section.

“Disguise Limited” means Disguise Limited, a company incorporated in Hong Kong with registered number 1287686.

“Disposition” means (a) the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under Section 6.02(a), (c) and (d), and (b) the sale or transfer by a Borrower or any Subsidiary of any Stock or Stock Equivalent issued by any Subsidiary of a Borrower and held by such transferor Person.

“Dollars,” “dollars” and “$” each mean lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“EBITDA” means, with respect to any period for any Person, (a) Net Income plus (b) without duplication and to the extent deducted in determining Net Income the sum of:

(i)          Interest Expense;

(ii)         provision for income tax expenses (or minus any income tax credits);

(iii)        depreciation and amortization expense;

(iv)        any non-cash expenses, non-cash charges or non-cash losses but excluding any non-cash expense, charge or loss that is an accrual of, or a reserve for, a cash expenditure to be made in a future period and any non-cash charge that relates to the write-down or write-off of Accounts and Inventory;

(v)         transaction fees and expenses incurred in connection with this consummation of this Agreement;

(vi)        any loss (or minus any gain) from foreign currency translation;

(vii)       capital losses (or minus any capital gains) arising from any disposition,

minus (c) without duplication and to the extent included in Net Income,

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(i)          interest income,

(ii)         any extraordinary gains and any non-cash gains or non-cash income

(iii)        income (or minus any loss) of any joint venture or other Person that is not a Subsidiary of a Borrower (except to the extent of the amount of dividends actually received in cash by any Borrower or any Subsidiary).

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System.

“Eleventh Amendment” means the Eleventh Amendment to Credit Agreement and Amendment to Guaranty And Security Agreement entered into as of May 14, 2018, by and among Borrowers, the other Credit Parties signatory thereto, Agent, and the Lenders signatory thereto.

“Eleventh Amendment Closing Date” means the effective date of the Eleventh Amendment in accordance with Section 3 thereof.

“Eleventh Amendment Fee Letter” means the letter agreement among JAKKS, the other Borrowers and Agent dated June 14, 2018.

“Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and Attorney Costs) that may be imposed on, incurred by or asserted against any Credit Party or any Subsidiary as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Credit Party or any Subsidiary, whether on, prior or after the Closing Date.

“Equipment” means all “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by any Credit Party, wherever located.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, collectively, any Credit Party and any Person under common control or treated as a single employer with, any Credit Party, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

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“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement is duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA; (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due; (h) the imposition of a lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate; (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder; (j) a Title IV plan is in “at risk” status within the meaning of Code Section 430(i); (k) a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Section 432(b) of the Code; and (l) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any material liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

“Event of Loss” means, with respect to any Property, (a) any loss, destruction or damage of such Property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such Property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

“Excluded Domestic Subsidiary” means any Domestic Subsidiary that is a direct or indirect Subsidiary of an Excluded Foreign Subsidiary.

“Excluded Equity Issuance” means Net Issuance Proceeds resulting from the issuance of (a) Stock or Stock Equivalents by JAKKS to management or employees of a Credit Party under any employee stock option or stock purchase plan or other employee benefits plan in existence from time to time, (b) Stock or Stock Equivalents by a Wholly-Owned Subsidiary of a Borrower to a Borrower or another Wholly-Owned Subsidiary of a Borrower constituting an Investment permitted hereunder and Stock or Stock Equivalents by a Foreign Subsidiary of such Foreign Subsidiary to qualify directors where required pursuant to a Requirement of Law or to satisfy other requirements of applicable law, in each instance, with respect to the ownership of Stock of Foreign Subsidiaries.

“Excluded Foreign Subsidiary” means a Foreign Subsidiary which is (a) a controlled foreign corporation (as defined in the Code) that has not guaranteed or pledged any of its assets to secure, or with respect to which there shall not have been pledged two-thirds or more of the voting Stock and Stock Equivalents to secure, any Indebtedness (other than the Loans) of a Credit Party or (b) a Foreign Subsidiary owned by a Foreign Subsidiary described in clause (a) above. Notwithstanding the generality of the foregoing, in no event shall any of the JAKKS HK Credit Parties be an “Excluded Foreign Subsidiary.”

“Excluded Rate Contract Obligation” means, with respect to any Guarantor, any guaranty of any Swap Obligations under a Secured Rate Contract if, and only to the extent that and for so long as, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation under a Secured Rate Contract (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation under a Secured Rate Contract. If a Swap Obligation under a Secured Rate Contract arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation under a Secured Rate Contract that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

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“Excluded Tax” means with respect to any Secured Party: (a) Taxes measured by net income (including branch profit Taxes) and franchise Taxes imposed in lieu of net income Taxes, in each case (i) imposed on any Secured Party as a result of being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) withholding Taxes to the extent that the obligation to withhold amounts existed on the date that such Person became a Secured Party under this Agreement in the capacity under which such Person makes a claim under Section 11.01(a) or designates a new Lending Office, except in each case to the extent such Person is a direct or indirect assignee (other than pursuant to Section 10.18) of any other Secured Party that was entitled, at the time the assignment to such Person became effective, to receive additional amounts under Section 11.01(a); (c) Taxes that are directly attributable to the failure (other than as a result of a change in any Requirement of Law) by any Secured Party to deliver the documentation required to be delivered pursuant to Section 11.01(e); and (d) any United States federal withholding Taxes imposed under FATCA.

“E-Fax” means any system used to receive or transmit faxes electronically.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system approved by Agent, including Syndtrak®, Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and (a) any current or future regulations or official interpretations thereof, (b) any agreements entered into pursuant to Section 1471(b)(1) of the IRC, and (c) any intergovernmental agreement entered into by the United States (or any fiscal or regulatory legislation, rules, or practices adopted pursuant to any such intergovernmental agreement entered into in connection therewith).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Flood Insurance” means federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).

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“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” means, collectively, the Initial Fee Letter, the Fourth Amendment Fee Letter and the Eleventh Amendment Fee Letter.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“Final Satisfaction” means the date all of the following have occurred (a) termination of the Revolving Commitments, (b) payment and satisfaction in full of all Loans, all L/C Reimbursement Obligations and all other Obligations under the Loan Documents and all Obligations arising under Secured Rate Contracts that Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable, (c) deposit of cash collateral with respect to all contingent Obligations (or, for any Letter of Credit Obligation, receipt by Agent of a back-up letter of credit), in amounts and on terms and conditions and with parties satisfactory to Agent and each Indemnitee that is, or may be, owed such Obligations (excluding contingent Obligations (other than L/C Reimbursement Obligations) as to which no claim has been asserted) and (d) to the extent requested by Agent, receipt by Agent and Secured Parties of liability releases from Credit Parties each in form and substance acceptable to Agent.

“Financial Statements” means with respect to each applicable accounting period, consolidated and consolidating balance sheets of the Consolidated Group as at the end of such period and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such period, certified by an appropriate Responsible Officer of Borrower Representative as being complete and correct and fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of the Consolidated Group, subject to normal year-end adjustments and absence of footnote disclosures.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

“Fiscal Quarter” means any of the quarterly accounting periods of Credit Parties, ending on March 31, June 30, September 30, and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of Credit Parties ending on December 31 of each year.

“Fixed Charge Coverage Ratio” means, with respect to any period for the Consolidated Group, the ratio of (a) EBITDA to (b) Fixed Charges (but excluding from Fixed Charges (i) the repurchase or the repayment of the 2014 Convertible Notes (whether at or prior to maturity) in accordance with Section 6.10(d) and (ii) the use of any funds by JAKKS to repurchase and prepay the purchase price for its common stock in accordance with Section 6.10(e)).

“Fixed Charges” means, with respect to any period for any Person, the sum of (a) Interest Expense, (b) the principal payments made or due on Indebtedness, (c) Restricted Payments, including cash dividends, and (d) federal income taxes and other taxes measured by net income actually paid in cash by the Consolidated Group.

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“Flood Insurance” means, for any Real Estate located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance that (a) meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines and (b) shall be in an amount equal to the full, unpaid balance of the Loans and any prior liens on the Real Estate up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Agent, with deductibles not to exceed $50,000.

“Foreign Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is a “controlled foreign corporation” under Section 957 of the Code.

“Fourth Amendment Fee Letter” means the letter agreement between JAKKS and Agent dated June 5, 2015.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions and comparable stature and authority within the accounting profession) that are applicable to the circumstances as of the date of determination, applied consistently as provided in and subject to Section 12.04.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, Taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantor” means JAKKS HK and each other Subsidiary of Borrowers that is or becomes a party to the Guaranty and Security Agreement, and any other Person that has guaranteed any Obligations.

“Guaranty and Security Agreement” means that certain Guaranty and Security Agreement, dated as of even date herewith, made by Credit Parties in favor of Agent, for the benefit of Secured Parties, as the same may be amended, restated, supplemented ort otherwise modified from time to time.

“Hazardous Material” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.

“HK Collateral Documents” means the HK Security Debenture, the HK Share Charge, the HK Security Trust and all documents delivered to Agent or any Lender in connection with any of the foregoing, as each such document may be amended, restated, supplemented or otherwise modified from time to time.

“HK Credit Parties” means Credit Parties incorporated or otherwise registered at the Hong Kong Companies Registry or Credit Parties otherwise having a place of business in Hong Kong.

“HK Security Debenture” means the Debenture dated as of the Eleventh Amendment Closing Date, made by HK Credit Parties in favor of Agent for the benefit of Secured Parties in respect of all the assets and undertaking of HK Credit Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

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“HK Security Trust” means the Security Trust dated as of Eleventh Amendment Closing Date, made by HK Credit Parties in favor of Agent for the benefit of Secured Parties in respect of Collateral granted by HK Credit Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“HK Share Charge” means the Share Charge dated as of Eleventh Amendment Closing Date, made by JAKKS, JAKKS Hong Kong and JAKKS Pacific (Asia) Limited in favor of Agent for the benefit of Secured Parties in respect of all the issued shares in the HK Credit Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Impacted Lender” means any Lender that fails to provide Agent, within three Business Days following Agent’s written request, satisfactory assurance that such Lender will not become a Non-Funding Lender.

“Indebtedness” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than Accounts owing in the Ordinary Course of Business); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (h) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is 180 days after the Stated Maturity Date, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (j) all Contingent Obligations described in clause (a) of the definition thereof in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above.

“Indemnified Tax” means (a) any Tax other than an Excluded Tax and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Initial Fee Letter” means the letter agreement between JAKKS and Agent dated February 21, 2014.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, administration, liquidation, receivership, administrative receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in clauses (a) and (b) above, undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

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“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Interest Expense” means, with respect to any period for any Person, total interest expense calculated in accordance with GAAP (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) with respect to all outstanding Indebtedness, including all commissions, discounts and other fees and charges owed with respect to letters of credit for such period (in each case calculated without regard to any limitations on payment thereof).

“Interest Payment Date” means, (a) with respect to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan and (b) with respect to Base Rate Loans (including Swing Loans), May 1, 2014, and the first day of each month thereafter.

“Interest Period” means, with respect to any LIBOR Rate Loan, the period commencing on the Business Day such Loan is disbursed or continued or on the Conversion Date on which a Base Rate Loan is converted to the LIBOR Rate Loan and ending on the date one, two or three months thereafter, as selected by Borrower Representative in its Notice of Borrowing or Notice of Conversion/Continuation; provided, that:

(a)          if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(b)          any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)          no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to internet domain names.

“Inventory” means all of the “inventory” (as such term is defined in the UCC) of Credit Parties, including all merchandise, raw materials, parts, supplies, works in progress and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of a Credit Party’s custody or possession, including inventory on the premises of others and items in transit.

“Investment Grade” means, in reference to any Person, that such Person has (a) a rating from S&P of (i) A-1 or better for its commercial paper or (ii) BBB or better for its long term debt, or (b) a rating from Moody's of (i) P-1 or better for its commercial paper or (ii) Baa or better for its long term debt.

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“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

“Issue” means, with respect to any Letter of Credit, to issue, amend, extend the expiration date of, renew (including by failure to object to any automatic renewal on the last day such objection is permitted), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing. The terms “Issued” and “Issuance” have correlative meanings.

“JAKKS Canada” means JAKKS Pacific (Canada), Inc., a company organized under the laws of the province of New Brunswick, Canada.

“JAKKS HK” is a collective reference to each of JAKKS Hong Kong, JAKKS Pacific (Asia) Limited, Moose Mountain Toymakers Limited, Disguise Limited, A.S. Design Limited, Arbor Toys Company Limited, Kids Only, Limited and Tollytots Limited.

“JAKKS Hong Kong” means JAKKS Pacific (H.K.) Limited, a company incorporated in Hong Kong with registered number 468246.

“JAKKS Pacific (Asia) Limited” means JAKKS Pacific (Asia) Limited, a company incorporated in Hong Kong with registered number 971208.

“JV Entities” means each of Pacific Animation Partners, LLC, DreamPlay Toys, LLC, DreamPlay, LLC, JAKKS Pacific Trading Limited, JAKKS Meisheng Trading (Shanghai) Limited, and JAKKS Meisheng Animation (H.K.) Limited.

“Kids Only, Limited” means Kids Only, Limited, a company incorporated in Hong Kong with registered number 455075.

“L/C Issuer” means any Lender or an Affiliate thereof or a bank or other legally authorized Person, in each case, reasonably acceptable to Agent, in such Person’s capacity as an Issuer of Letters of Credit hereunder.

“L/C Reimbursement Obligation” means, for any Letter of Credit, the obligation of Borrowers to L/C Issuer thereof or to Agent, as and when matured, to pay all amounts drawn under such Letter of Credit.

“Lender” means each Lender with a Revolving Commitment (or if the Revolving Commitments have terminated, who hold Revolving Loans, Letter of Credit Obligations or participations in Swing Loans).

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“Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” on Schedule 10.02, or such other office or offices of such Lender as it may from time to time notify Borrower Representative and Agent.

“Letter of Credit” means documentary or standby letters of credit Issued for the account of Borrowers by L/C Issuers, and bankers’ acceptances issued by a Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders, whether direct or indirect, contingent or otherwise, due or not due, in connection with the Issuance of Letters of Credit by L/C Issuers or the purchase of a participation in any Letter of Credit as set forth in Section 1.03. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent and Lenders under each Letter of Credit or pursuant thereto.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“LIBOR” means, for each Interest Period, the rate per annum as published by ICE Benchmark Administration Limited (or any successor page or other commercially available source as Agent may designate from time to time) as of 11:00 a.m., London time, two Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with this Agreement (and, if any such published rate is below zero, then the rate determined pursuant to this clause (b) shall be deemed to be zero). Each determination of the LIBOR Rate shall be made by Agent and shall be conclusive in the absence of manifest error.

“LIBOR Rate Loan” means a Loan that bears interest based on LIBOR.

“License Agreement Guaranty” means a guaranty by JAKKS of the obligations of any of its Subsidiaries owing to a Licensor under a licensing agreement between such Subsidiary and such Licensors.

“Licensor” means an owner of certain Intellectual Property that licenses all or any portion of such Intellectual Property to a Credit Party or any of its Subsidiaries.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or otherwise), security interest or other security arrangement and any other preference, priority or preferential arrangement of any kind or nature whatsoever, including those created by, arising under or evidenced by any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan” means any loan made or deemed made by any Lender hereunder.

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“Loan Documents” means this Agreement, the Notes, the Fee Letter, the Term Intercreditor Agreement, the Collateral Documents and all documents delivered to Agent and/or any Lender in connection with any of the foregoing, as each such document may be amended, restated, supplemented or otherwise modified from time to time.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a material adverse change in or a material adverse effect on any of (a) the condition (financial or otherwise) or prospects of any Credit Party or, business, performance, operations or Property of Credit Parties and their Subsidiaries taken as a whole, (b) the ability of any Credit Party or any other Person (other than Agent or Lenders) to perform its obligations under any Loan Document, or (c) the validity or enforceability of any Loan Document or the rights and remedies of Agent, Lenders and the other Secured Parties under any Loan Document. Without limiting the generality of the foregoing, any event or occurrence which results or would reasonably be expected to result in Liabilities to Credit Parties in excess of $5,000,000 individually or in the aggregate shall be deemed to have a Material Adverse Effect.

“Material Environmental Liabilities” means Environmental Liabilities exceeding $500,000 in the aggregate.

“Maximum Availability” means the lesser of (a) the Borrowing Base (as calculated pursuant to the Borrowing Base Certificate) in effect from time to time and (b) the Aggregate Revolving Commitment then in effect less any Reserves with respect thereto established by Agent at such time in its Permitted Discretion, in each case minus the Reserve Block.

“Maximum Revolving Loan Balance” means (a) the Maximum Availability minus (b) the sum of (i) the aggregate amount of Letter of Credit Obligations and (ii) the aggregate outstanding principal amount of the Swing Loans.

“Meisheng Transaction” means the acquisition by Hongkong Meisheng Cultural Company Limited of additional shares of common stock of the Borrower Representative, resulting in the increase of Hongkong Meisheng Cultural Company Limited’s shareholdings and voting rights in the Borrower Representative to 51%.

“Moose Mountain Toymakers Limited” means Moose Mountain Toymakers Limited, a company incorporated in Hong Kong with registered number 540751.

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on Real Estate or any interest in Real Estate.

“Multiemployer Plan” means any multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, as to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a federal insurance program.

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“Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period determined in accordance with GAAP.

“Net Issuance Proceeds” means, in respect of any issuance of debt or equity, cash proceeds (including cash proceeds as and when received in respect of non-cash proceeds received or receivable in connection with such issuance), net of underwriting discounts and reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of a Borrower.

“Net Orderly Liquidation Value” means the cash proceeds of Inventory which could be obtained in an orderly liquidation (net of all liquidation expenses, costs of sale, operating expenses and retrieval and related costs), as determined pursuant to the most recent third-party appraisal of such Inventory delivered to Agent by an appraiser acceptable to Agent.

“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a Disposition, as well as insurance proceeds and condemnation and similar awards received on account of an Event of Loss, net of: (a) in the event of a Disposition (i) the direct costs relating to such Disposition excluding amounts payable to a Borrower or any Affiliate of a Borrower, (ii) sale, use or other transaction Taxes paid or payable as a result thereof, and (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition and (b) in the event of an Event of Loss, (i) so long as no Default or Event of Default has occurred and is continuing, all money actually applied to repair or reconstruct the damaged Property or Property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

“New Convertible Notes” means the convertible senior notes due 2020 to be issued pursuant to the New Indenture in an aggregate principal amount not to exceed $115,000,000.

“New Indenture” means that certain Indenture to be entered into on or about June 9, 2014, between JAKKS and Wells Fargo, as trustee for the Holders (as defined therein), pursuant to which JAKKS will issue the New Convertible Notes as further described in the New OM.

“New OM” means that certain Offering Memorandum dated June 3, 2014, relating to the offering of $100,000,000 aggregate principal amount of convertible senior notes of JAKKS due 2020.

“NOLV Factor” means, as of the date of the appraisal of Inventory most recently received by Agent, the quotient of the Net Orderly Liquidation Value of such Inventory divided by the book value of Inventory, expressed as a percentage, which will be increased or reduced upon receipt by Agent of each updated appraisal.

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“Non-Funding Lender” means any Lender that has (a) failed to fund any payments required to be made by it under the Loan Documents within two Business Days after any such payment is due (excluding expense and similar reimbursements that are subject to good faith disputes), (b) given written notice (and Agent has not received a revocation in writing), to a Borrower, Agent, any Lender, or L/C Issuer or has otherwise publicly announced (and Agent has not received notice of a public retraction) that such Lender believes it will fail to fund payments or purchases of participations required to be funded by it under the Loan Documents or one or more other syndicated credit facilities, (c) failed to fund, and not cured, loans, participations, advances, or reimbursement obligations under one or more other syndicated credit facilities, unless subject to a good faith dispute, or (d) or any Person that directly or indirectly controls such Lender has, (i) become subject to a voluntary or involuntary case under the Bankruptcy Code or any similar bankruptcy laws, (ii) a custodian, conservator, receiver or similar official appointed for it or any substantial part of such Person’s assets, or (iii) made a general assignment for the benefit of creditors, been liquidated, or otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for this clause (d), Agent has determined that such Lender is reasonably likely to fail to fund any payments required to be made by it under the Loan Documents. For purposes of this definition, control of a Person shall have the same meaning as in the second sentence of the definition of Affiliate.

“Non-U.S. Lender Party” means each of Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is not a United States person as defined in Section 7701(a)(30) of the Code.

“Note” means any Revolving Note and “Notes” means all such Notes.

“Notice of Borrowing” means a notice given by Borrower Representative to Agent pursuant to Section 1.09, in substantially the form of Exhibit 1.09.

“Oasis Convertible Note” means the convertible senior note due November 1, 2020, issued by JAKKS to Oasis Investments II Master Fund Ltd. in the face amount of $21,550,000.

“Obligations” means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by any Credit Party to any Lender, Agent, any L/C Issuer, any Secured Swap Provider or any other Person required to be indemnified, that arises under any Loan Document or any Secured Rate Contract, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired; provided, that Obligations of any Guarantor shall not include any Excluded Rate Contract Obligations solely of such Guarantor.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax, other than any such connection arising solely from Secured Party having executed, delivered, become a party to, performed its obligations or received a payment under, received or perfected as a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, Secured Rate Contract or any related document, or sold or assigned an interest in any Loan or Loan Document.

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“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56.

“PBGC” means the United States Pension Benefit Guaranty Corporation any successor thereto.

“Perfection Certificate” means a written certificate from Borrower Representative setting forth certain information regarding Credit Parties and their Properties as contemplated by Article IV, in form and substance acceptable to Agent and attached hereto as Schedule 4.21.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Refinancing” means Indebtedness constituting a refinancing or extension of: (A) Indebtedness permitted under Section 6.05(c) or (d) that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced or extended, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced or extended, (c) is not entered into as part of a sale leaseback transaction, (d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, (e) the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended and (f) is otherwise on terms no less favorable to Credit Parties and their Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced or extended; or (B) Term Indebtedness to the extent permitted under the Term Intercreditor Agreement and subject to joining the Term Intercreditor Agreement or entering into another intercreditor agreement acceptable to Agent.

“Permitted Surety Bonds” means unsecured guaranties and reimbursement obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guaranty and similar obligations in an aggregate amount not to exceed $100,000.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Pledged Collateral” has the meaning specified in the Guaranty and Security Agreement and shall include any other Collateral required to be delivered to Agent pursuant to the terms of any Collateral Document.

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“Priority Payables Reserve” means, at any time, the full amount of the indebtedness, liabilities and obligations at such time which have a trust imposed to provide for payment or Liens ranking or capable of ranking senior to or pari passu with Liens securing the Obligations on any of the Collateral under federal, provincial, state, county, municipal, or local law including, without limitation, claims for unremitted and accelerated rents, taxes, wages, severance pay, termination pay, vacation pay, workers' compensation obligations, government royalties or pension fund obligations, claims under the Wage Earner Protection Program Act (Canada) together with the aggregate value, determined in accordance with GAAP, of all Inventory which Agent reasonably considers may be or may become subject to a right of a supplier to recover possession thereof under any federal, provincial or state law, where such supplier's right may have priority over Liens securing the Obligations including, without limitation, Inventory subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada) and successor legislation thereto.

“Property” means any interest in any kind of property or asset (other than cash), whether real, personal or mixed, and whether tangible or intangible.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation under a Secured Rate Contract, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation under a Secured Rate Contract or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) designed to provide protection against fluctuations in interest or currency exchange rates and any other agreements or arrangements designed to provide such protection.

“Real Estate” means any real property owned, leased, subleased or otherwise operated or occupied by any Credit Party or any Subsidiary.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, investor, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III) and other consultants and agents of or to such Person or any of its Affiliates.

“Releases” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Required Lenders” means at any time (a) Lenders then holding more than 50% of the sum of the Aggregate Revolving Commitment then in effect, or (b) if the Aggregate Revolving Commitments have terminated, Lenders then holding more than 50% of the sum of the aggregate unpaid principal amount of Loans (other than Swing Loans) then outstanding, outstanding Letter of Credit Obligations, amounts of participations in Swing Loans and the principal amount of unparticipated portions of Swing Loans.

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“Requirement of Law” means, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Reserve Block” means (a) at all times from the Closing Date through the later of the date that (i)(A) Agent receives the Compliance Certificate with respect to the Fiscal Quarter ending September 30, 2014 and (B) no Default or Event of Default has occurred and is continuing, and (ii)(A) JAKKS repurchases or repays all of the outstanding 2014 Convertible Notes in accordance with Section 6.10(d) and (B) no Default or Event of Default has occurred and is continuing $7,500,000, and (b) at all times thereafter, $0.00.

“Reserves” means, with respect to the Borrowing Base (a) reserves established by Agent from time to time against Eligible Accounts pursuant to Section 2.01 and Eligible Inventory pursuant to Section 2.02, (b) Priority Payables Reserve, (c) to the extent required by the Term Intercreditor Agreement, the Term Loan Push-Down Reserve, and (d) such other reserves against Eligible Accounts, Eligible Inventory or Availability that Agent may, in its Permitted Discretion, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued interest expenses or Indebtedness shall be deemed to be an exercise of Agent’s Permitted Discretion.

“Responsible Officer” means the chief executive officer or the president of a Borrower or Borrower Representative, as applicable, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer or the treasurer of a Borrower or Borrower Representative, as applicable, or any other officer having substantially the same authority and responsibility.

“Revolving Commitment” means for each Lender, the amount set forth opposite such Lender’s name in Schedule 1 under the heading “Revolving Commitments” as such amount as the same may be reduced or increased from time to time in accordance with this Agreement.

“Revolving Note” means a promissory note of Borrowers payable to a Lender in substantially the form of Exhibit 12.02(b), evidencing Indebtedness of Borrowers under the Revolving Commitment of such Lender, as the same may be amended, restated, supplemented ort otherwise modified from time to time.

“Revolving Termination Date” means the earlier to occur of: (a) the Stated Maturity Date; and (b) the date on which the Aggregate Revolving Commitment shall terminate in accordance with the provisions of this Agreement.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a Person resident in or determined to be resident in a country, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.

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“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, or (d) any other Governmental Authority with jurisdiction over any Lender or any Credit Party or any of their respective Subsidiaries or Affiliates.

“Secured Party” means Agent, each Lender, each L/C Issuer, each other Indemnitee and each other holder of any Obligation of a Credit Party, including each Secured Swap Provider.

“Secured Rate Contract” means any Rate Contract between a Borrower and the counterparty thereto, (i) for which Wells Fargo or an Affiliate of Wells Fargo has provided credit enhancement through either an assignment right or a letter of credit in favor of the counterparty, or (ii) which Agent has acknowledged in writing constitutes a “Secured Rate Contract” hereunder.

“Secured Swap Provider” means (i) a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Rate Contract) who has entered into a Secured Rate Contract with a Borrower, or (ii) a Person with whom a Borrower has entered into a Secured Rate Contract for which Wells Fargo or an Affiliate of Wells Fargo has provided credit enhancement through either an assignment right or a letter of credit in favor of such Person and any assignee thereof.

“Share Increase Transaction” means an acquisition (including the Meisheng Transaction) by a Person of shares of common stock of the Borrower Representative that has been approved by Required Lenders in their sole and absolute discretion and which results in the increase of such Person’s shareholdings and voting rights in the Borrower Representative to 51%.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

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“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a 1% chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“Specified Foreign Subsidiaries” means each of JAKKS Pacific (UK) Ltd., a company organized under the laws of the United Kingdom, JAKKS Pacific Iberia, S.L., a company organized under the laws of Spain, JAKKS France, S.A.S., a company organized under the laws of France, JAKKS Pacific Germany GmbH, a company organized under the laws of Germany, JKP Mexico Holdings, S.A. de C.V., JAKKS Pacific (Canada), Inc., a company organized under the laws of Canada, and JKID, Ltd. a company organized under the laws of the United Kingdom.

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to Agent.

“Stated Maturity Date” means March 27, 2019.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Indebtedness” means (a) the Convertible Notes and (b) any Indebtedness of any Credit Party or any Subsidiary which is subordinated to the Obligations as to right and time of payment and as to other rights and remedies thereunder and having such other terms as are, in each case, reasonably satisfactory to Agent in its sole discretion. For purposes of this definition, the Term Indebtedness is not Subordinated Indebtedness.

“Subordinated Indebtedness Documents” means, collectively, the documents evidencing the Subordinated Indebtedness, if any.

“Subordination Agreement” means any subordination agreement by and among Agent, Credit Parties and the issuer of any Subordinated Indebtedness on terms and conditions satisfactory to Agent in its sole discretion, as the same may be amended, restated and/or modified from time to time subject to the terms thereof. For purposes of this definition, the Term Intercreditor Agreement is not a Subordination Agreement.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than 50% of the voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person. Unless the context provides otherwise, each reference to Subsidiary under the Loan Documents shall be deemed to be a reference to a Subsidiary of a Credit Party. For the avoidance of doubt, DreamPlay, LLC shall not be deemed to be a “Subsidiary” hereunder for as long as JAKKS does not increase its 5% ownership therein as in effect on the Closing Date.

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“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Commitment” means $0.

“Swingline Lender” means, each in its capacity as Swingline Lender hereunder, Wells Fargo or, upon the resignation of Wells Fargo as Agent hereunder, any Lender (or Affiliate or Approved Fund of any Lender) that agrees, with the approval of Agent (or, if there is no such successor Agent, the Required Lenders) and Borrowers, to act as Swingline Lender hereunder.

“Tax Affiliate” means, (a) each member of the Consolidated Group, (b) each other Credit Party and (c) any Affiliate of a Borrower with which such Borrower files or is eligible to file consolidated, combined or unitary Tax returns.

“Term Agent” means the “Agent” under and as defined (as of the date of this Agreement) in the Term Credit Agreement.

“Term Credit Agreement” means the Term Loan Agreement dated as of the Eleventh Amendment Closing Date by and among Credit Parties, Term Agent and Term Lenders.

“Term Indebtedness” means the term loan credit facility in favor of Credit Parties in the original principal amount of no less than $20,000,000 and incurred pursuant to the terms of the Term Credit Agreement.

“Term Intercreditor Agreement” means the Intercreditor Agreement of even date herewith between Agent and Term Agent with respect to the Obligations and the Term Indebtedness, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Term Lender” means any “Lender” under and as defined (as of the date of this Agreement) in the Term Credit Agreement.

“Term Loan Push-Down Reserve” has the meaning assigned to it in the Term Credit Agreement as in effect as of the Eleventh Amendment Closing Date.

“Title IV Plan” means a pension plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate incurs or otherwise has any obligation or liability, contingent or otherwise.

“Tollytots Limited” means Tollytots Limited, a company incorporated in Hong Kong with registered number 1251086.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

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“Trigger Period” shall mean the period (a) commencing on the day that (i) an Event of Default occurs or (ii) Availability is less than $5,000,000 and (b) continuing until the date that (i) no Event of Default exists and (ii) Availability has been equal to or greater than $5,000,000 for a period of 60 consecutive calendar days.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” and “U.S.” each means the United States of America.

“U.S. Lender Party” means each of Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is a United States person as defined in Section 7701(a)(30) of the Code.

“Wells Fargo” means Wells Fargo Bank, National Association.

“Wholly-Owned Subsidiary” of a Person means any Subsidiary of such Person, all of the Stock and Stock Equivalents of which (other than directors’ qualifying shares required by law) are owned by such Person, either directly or through one or more Wholly-Owned Subsidiaries of such Person.

Section 12.03. Other Interpretive Provisions.

(a)          Defined Terms. Unless otherwise specified herein or therein, all terms defined in any Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(b)          The Agreement. The words “hereof,” “herein,” “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision of such Loan Document; and section, schedule and exhibit references are to such Loan Document unless otherwise specified.

(c)          Certain Common Terms. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term “including” is not limiting and means “including without limitation.”

(d)          Performance; Time. Whenever any performance obligation hereunder or under any other Loan Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. All references to time shall be based upon New York time. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” If any provision of any Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

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(e)          Contracts. Unless otherwise expressly provided herein or in any other Loan Document, references to agreements and other contractual instruments, including the Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(f)          Laws. References to any statute or regulation may be made by using either the common or public name thereof or a specific cite reference and, except as otherwise provided with respect to FATCA, are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

Section 12.04. Accounting Terms and Principles. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any financial statement hereafter adopted by the Consolidated Group shall be given effect for purposes of measuring compliance with any provision of Article VI or VII unless Borrowers, Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article VI and Article VII shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary at “fair value.” A breach of a financial covenant contained in Article VII shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered to Agent.

Section 12.05. Payments. Agent may set up commercially reasonable standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Credit Party or any L/C Issuer. Any such determination or redetermination by Agent shall be conclusive and binding for all purposes, absent manifest error. No determination or redetermination by any Secured Party or any Credit Party and no other currency conversion shall change or release any obligation of any Credit Party or of any Secured Party (other than Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted. Agent may round up or down, and may set up commercially reasonable appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

Section 12.06.         Term Intercreditor Agreement. Each Lender hereby (a) agrees that this Agreement and the other Loan Documents, and the rights and remedies of the Agent and the Lenders hereunder and thereunder, are subject to the terms of the Term Intercreditor Agreement (and to the extent any term of this Agreement or any other Loan Document conflicts or is inconsistent with the terms thereof, the terms of the Term Intercreditor Agreement shall control), (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Term Intercreditor Agreement, and (c) hereby authorizes and instructs the Agent to enter into the Term Intercreditor Agreement.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

“Borrowers”

JAKKS PACIFIC, INC.	MOOSE MOUNTAIN MARKETING, INC.

By:	By:
Name:	Name:
Title:	Title:

MAUI, INC.	KIDS ONLY, INC.

By:	By:
Name:	Name:
Title:	Title:

DISGUISE, INC.

By:
Name:
Title:

JAKKS SALES LLC

By:
Name:
Title:

“Borrower Representative”

JAKKS PACIFIC, INC.

By:
Name:
Title:

“Guarantors”

JAKKS PACIFIC (H.K.) LIMITED	JAKKS PACIFIC (ASIA) LIMITED

By:	By:
Name:	Name:
Title:	Title:

DISGUISE LIMITED	MOOSE MOUNTAIN TOYMAKERS LIMITED

By:	By:
Name:	Name:
Title:	Title:

A.S. DESIGN LIMITED	ARBOR TOYS COMPANY LIMITED

By:	By:
Name:	Name:
Title:	Title:

KIDS ONLY, LIMITED	TOLLYTOTS LIMITED

By:	By:
Name:	Name:
Title:	Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Agent, Swingline Lender and as
a Lender

By:
Name:
Title:	Duly Authorized Signatory

EXHIBIT B

(Consolidated Form of Guaranty and Security Agreement)

GUARANTY AND SECURITY AGREEMENT

Dated as of March 27, 2014

As amended as of March 31, 2017,
and
June 14, 2018

by

JAKKS PACIFIC, INC.,
DISGUISE, INC.
JAKKS SALES LLC
KIDS ONLY, INC.
MAUI, INC.
and
MOOSE MOUNTAIN MARKETING, INC.
as Borrowers,

and

EACH OTHER GRANTOR
FROM TIME TO TIME PARTY HERETO

in favor of

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent

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Section 5.8.	Notice of Commercial Tort Claims	12
Section 5.9.	Controlled Securities Account	12

	ARTICLE VI
	Remedial Provisions

Section 6.1.	Code and Other Remedies	12
Section 6.2.	Receivables	15
Section 6.3.	Pledged Collateral	15
Section 6.4.	Payments and Proceeds to be Turned over to and Held by Agent	16
Section 6.5.	Sale of Pledged Collateral	16
Section 6.6.	Deficiency	16

	ARTICLE VII
	Agent

Section 7.1.	Agent’s Appointment as Attorney-in-Fact	17
Section 7.2.	Authorization To File Financing Statements	17
Section 7.3.	Authority of Agent	18
Section 7.4.	Duty; Obligations and Liabilities	18

	ARTICLE VIII
	Miscellaneous

Section 8.1.	Reinstatement	18
Section 8.2.	Release of Collateral	18
Section 8.3.	Independent Obligations	19
Section 8.4.	No Waiver by Course of Conduct	19
Section 8.5.	Amendments in Writing	19
Section 8.6.	Additional Grantors; Additional Pledged Collateral	19
Section 8.7.	Notices	19
Section 8.8.	Successors and Assigns	19
Section 8.9.	Counterparts	20
Section 8.10.	Severability	20
Section 8.11.	Governing Law	20
Section 8.12.	Waiver of Jury Trial	20
Section 8.13.	Waiver Under Statutes	20
Section 8.14.	Waiver of Immunities	20
Section 8.15.	HK Collateral Documents	21

ANNEX 1	FORM OF PLEDGE AMENDMENT
ANNEX 2	FORM OF JOINDER AGREEMENT
ANNEX 3	FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT
SCHEDULE 1	COMMERCIAL TORT CLAIMS
SCHEDULE 2	FILINGS
SCHEDULE 3	PLEDGED COLLATERAL

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GUARANTY AND SECURITY AGREEMENT

GUARANTY AND SECURITY AGREEMENT, dated as of March 27, 2014 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), by JAKKS PACIFIC, INC., a Delaware corporation, for itself and as successor by merger to Creative Designs International, Ltd., a Delaware corporation (“JAKKS”), DISGUISE, INC., a Delaware corporation (“Disguise”), JAKKS SALES LLC, a Delaware limited company formerly known as JAKKS Sales Corporation (“JAKKS Sales”), KIDS ONLY, INC., a Massachusetts corporation (“Kids Only”), MAUI, INC., an Ohio corporation (“Maui”), MOOSE MOUNTAIN MARKETING, INC., a New Jersey corporation (“Moose Mountain” and, together with JAKKS, Disguise, JAKKS Sales, Kids Only and Maui, collectively, “Borrowers”), and each of the other entities listed on the signature pages hereof or that becomes a party hereto (collectively with Borrowers, “Grantors” and each, a “Grantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as successor in interest by assignment from General Electric Company, as administrative agent (in such capacity, together with its successors and permitted assigns, “Agent”) for Secured Parties.

RECITALS

A.           Pursuant to the Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) JAKKS, as borrower representative (“Borrower Representative”), Borrowers, the other Credit Parties party thereto, Lenders, L/C Issuers from time to time party thereto and Agent, Lenders and L/C Issuers have severally agreed to extend credit to Borrowers subject to the terms and conditions set forth therein.

B.           Each Grantor has agreed to guarantee the Obligations (as defined in the Credit Agreement) of the other Guarantors.

C.           Each Grantor will derive substantial direct and indirect benefits from the extensions of credit under the Credit Agreement.

D.           It is a condition precedent to the obligation of Lenders and L/C Issuers to extend credit to Borrowers under the Credit Agreement that Grantors execute and deliver this Agreement to Agent;

AGREEMENT

NOW, THEREFORE, in consideration of the premises and to induce Lenders, L/C Issuers and Agent to enter into the Credit Agreement and the other Loan Documents and to induce Lenders and L/C Issuers to extend credit to Borrowers thereunder, each Grantor hereby agrees as follows:

ARTICLE I
DEFINED TERMS

Section 1.1. Definitions.

(a)          Capitalized terms used herein without definition are used as defined in the Credit Agreement and, to the extent not defined therein, such terms that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

(b)          The following terms shall have the following meanings:

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Cash Collateral Account” means a Deposit Account or Securities Account subject, in each instance, to a Control Agreement, other than accounts established to cash collateralize L/C Reimbursement Obligations.

“Collateral” has the meaning specified in Section 3.1 hereof.

“Controlled Securities Account” means each Securities Account (including all Financial Assets held therein and all certificates and instruments, if any, representing or evidencing such Financial Assets) that is the subject of an effective Control Agreement.

“Disney Entities” means Disney Consumer Products, Inc. and/or one or more of its Affiliates, including Disney Enterprises, Inc., Disney Consumer Products Latin America, Inc., Disney Interactive, Inc., Disney Children’s Book Group, LLC, Disney Licensed Publishing, Disney Publishing Worldwide, Inc., Walt Disney Company Limited, Walt Disney Company (Asia Pacific) Limited, Walt Disney Company (Australia) Pty Ltd., Walt Disney Company (Australia) Limited, Walt Disney Music Company, Walt Disney Music Company/Wonderland Music Company, Inc., Walt Disney Music Company/Wonderland Music Company, Inc./Five Hundred South Songs and Seven Peaks Music, Walt Disney Records (a division of ABC, Inc.), Marvel Characters, Inc., Marvel Enterprises Inc., Marvel Characters B.V., Spider-Man Merchandising L.P. and Lucasfilm Ltd.

“Disney Inventory” means any Inventory of a Grantor that includes Intellectual Property of one or more Disney Entities.

“Disney IP License” means any IP License pursuant to which one or more Disney Entities granted to a Grantor any right, title or interest in, or relating to, Intellectual Property.

“Disney Property” means, collectively, (a) any and all Disney IP Licenses and (b) any and all Disney Inventory.

“Excluded Equity” means any voting stock in excess of 65% of the outstanding voting stock of any Foreign Subsidiary which, pursuant to the terms of the Credit Agreement, is not required to guarantee the Obligations. The term “voting stock” means the outstanding shares of each class of Stock entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

“Excluded Property” means, collectively, (a) Excluded Equity, (b) any permit, license, Contractual Obligation or Property of any Grantor that, either by its terms (or in the case of Property, the terms of any related Contractual Obligation) or by Requirement of Law, such Grantor is prohibited from transferring, collaterally assigning, hypothecating, pledging or otherwise disposing of, or requires the consent of any Person (other than a Borrower or any of its Affiliates) in connection with any such transfer, collateral assignment, hypothecation, pledge or other disposition that has not been obtained, but only to the extent and while such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Section 9-406, 9-407, 9-408 or 9-408 of the UCC or by any other Requirement of Law (it being understood that Grantors make no representation hereunder with respect to the enforceability or effectiveness of any such prohibition), (c) Property owned by any Grantor that is subject to a purchase money Lien or a Capital Lease permitted under the Credit Agreement if the Contractual Obligation pursuant to which such Lien is granted (or such Capital Lease) prohibits or requires the consent of any Person (other than a Borrower or any of its Affiliates) that has not been obtained, (d) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed), and (e) any and all Vehicles owned by any Grantor; provided, that “Excluded Property” shall not include any Proceeds, products, substitutions or replacements of Excluded Property (unless such Proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

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“Fraudulent Transfer Laws” has the meaning set forth in Section 2.2 hereof.

“Guaranteed Obligations” has the meaning set forth in Section 2.1 hereof.

“Guarantor” means each Grantor, including each Borrower with respect to the obligations of each other Borrower.

“Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to Internet domain names.

“Material Intellectual Property” means Intellectual Property that is owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.

“Pledged Certificated Stock” means all Certificated Securities and other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or other similar document and any distribution of property made on, in respect of or in exchange for the foregoing from time to time. Pledged Certificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.9 hereof.

“Pledged Collateral” means the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means Instruments evidencing any Indebtedness or other obligations owed to any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time. Pledged Debt Instruments excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.9 hereof.

“Pledged Investment Property” means any Investment Property and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments. Pledged Investment Property excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.9 hereof.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, to the extent such interests are not certificated. Pledged Uncertificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.9 hereof.

“Receivables” means all Accounts, rights to payment evidenced by Chattel Paper or Instruments, Payment Intangibles and other rights to payments under General Intangibles.

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“Receivables Obligor” means an Account Debtor and any other Person obligated under any Receivable.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, that to the extent of any mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of Agent’s or any other Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

Section 1.2. Certain Other Terms. The provisions of Section 12.03 of the Credit Agreement shall apply to this Agreement, mutatis mutandis.

ARTICLE II
GUARANTY

Section 2.1. Guaranty. Each Guarantor hereby, jointly and severally with the other Guarantors, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Obligations whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This Guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

Section 2.2. Limitation of Guaranty. The maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.3 hereof and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

Section 2.3. Contribution. To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Loans and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by a Borrower that received the benefit of the funds advanced that constituted Guaranteed Obligations) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.

Section 2.4. Authorization; Other Agreements. Secured Parties are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability, from time to time, to do each of the following:

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(a)          (i) subject to compliance, if applicable, with Section 10.01 of the Credit Agreement, modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document;

(b)          apply to the Guaranteed Obligations any sums by whomever paid or however realized in such order as provided in the Loan Documents;

(c)          refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation;

(d)          (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any Credit Party or any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with any Credit Party or any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e)          settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

Section 2.5. Guaranty Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defense and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional. No Guarantor shall be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding, in each case except as otherwise agreed in writing by Agent):

(a)          the invalidity or unenforceability of any obligation of any Credit Party under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

(b)          the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from any Credit Party or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;

(c)          the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d)          any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against any Credit Party or any Subsidiary or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e)          any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence of an Event of Default by any Secured Party to proceed separately against any Collateral in accordance with such Secured Party’s rights under any applicable Requirement of Law; or

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(f)          any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of any Credit Party or any Subsidiary, in each case other than the payment in full of the Guaranteed Obligations.

Section 2.6. Waivers. Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of any Credit Party. Each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against any Credit Party by reason of any Loan Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Credit Party, in each case until Final Satisfaction. No obligation of any Guarantor hereunder shall be discharged other than by complete performance. Each Guarantor further waives any right such Guarantor may have under any applicable Requirement of Law to require any Secured Party to seek recourse first against any Credit Party or any other Person, or to realize upon any Collateral for any of the Obligations, as a condition precedent to enforcing such Guarantor’s liability and obligations under this Guaranty.

Section 2.7. Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of each Credit Party and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Secured Party shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE III
GRANT OF SECURITY INTEREST

Section 3.1. Collateral. For purposes of this Agreement, all of the following property owned by the Grantors is collectively referred to as the “Collateral”:

(a)          all Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, General Intangibles, Instruments, Inventory, Investment Property, Letter of Credit Rights and any Supporting Obligations related to any of the foregoing;

(b)          all Intellectual Property;

(c)          the Commercial Tort Claims described on Schedule 1 and on any supplement thereto received by Agent pursuant to Section 5.8 hereof or otherwise;

(d)          all books and Records pertaining to the other property described in this Section;

(e)          all property held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

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(f)          all other Goods (including but not limited to Fixtures) and personal property, whether tangible or intangible and wherever located; and

(g)          to the extent not otherwise included, all Proceeds of the foregoing.

For the avoidance of doubt, the term “Collateral” includes the Disney Property but does not include any Excluded Property.

Section 3.2. Grant of Security Interest in Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to Agent, for the benefit of the Secured Parties, and grants to Agent, for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor, whether now existing or hereinafter acquired; provided, that notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property; provided further, that if and when any property shall cease to be Excluded Property, a Lien on and security interest in such property automatically shall be deemed granted therein.

ARTICLE IV
Representations and Warranties

Each Grantor hereby represents and warrants to each Secured Party:

Section 4.1. Title; No Other Liens. Except for Permitted Liens, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Such Grantor is the record and beneficial owner of the Collateral pledged by it hereunder constituting Instruments or Securities.

Section 4.2. Perfection and Priority. The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of Agent in all Collateral, prior to all other Liens on the Collateral except for Permitted Liens permitted pursuant Section 6.01(d), 6.01(e), 6.01(h), 6.01(i) or 6.01(k) of the Credit Agreement upon: (a) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to Agent in completed and duly authorized form), (b) with respect to any Deposit Account, the execution of Control Agreements, (c) in the case of all Copyrights, Trademarks and Patents for which UCC filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, (d) in the case of letter-of-credit rights that are not Supporting Obligations of Collateral, the execution of a Contractual Obligation granting control to Agent over such letter-of-credit rights, (e) in the case of Electronic Chattel Paper, the completion of all steps necessary to grant control to Agent over such Electronic Chattel Paper, (f) [reserved], (g) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery thereof to Agent of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property consisting of Instruments and certificates, in each case properly endorsed for transfer to Agent or in blank, (h) in the case of all Pledged Investment Property not in certificated form, the execution of Control Agreements with respect to such Investment Property and (i) in the case of all other Instruments and Tangible Chattel Paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery thereof to Agent of such Instruments and Tangible Chattel Paper. Except as set forth in this Section, all actions by each Grantor necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.

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Section 4.3. Pledged Collateral.

(a)          All Pledged Stock held by such Grantor (i) is listed on Schedule 3 and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 3, (ii) has been duly authorized, validly issued and is fully paid and as to Stock in corporations, non-assessable and (iii) constitutes the legal, valid and binding obligation of the issuer thereof, enforceable in accordance with its terms.

(b)          As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of Instruments and Security Certificates have been delivered to Agent in accordance with Section 5.2(a) hereof.

(c)          Upon the occurrence and during the continuance of an Event of Default, Agent shall be entitled to exercise all of the rights of such Grantor in any Pledged Stock held by such Grantor, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

Section 4.4. Instruments and Tangible Chattel Paper. No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument (other than checks representing payments on Accounts received in the Ordinary Course of Business and promptly deposited into a Cash Collateral Account) or Tangible Chattel Paper that has not been delivered to Agent, properly endorsed for transfer, to the extent delivery is required by Section 5.5(a) hereof.

Section 4.5. Intellectual Property. Each Grantor and each Subsidiary owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. On the Closing Date, all Material Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Material Intellectual Property has been abandoned. To the knowledge of each Grantor, the conduct and operations of the businesses of each Grantor and each Subsidiary does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person. Neither the consummation of the transactions contemplated by any Loan Document shall cause a breach or default of any material IP License or limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property. There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, (a) any Intellectual Property, other than, in each case, as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein and would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or (b) any Material Intellectual Property of such Grantor. To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property of such Grantor. Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in material breach or default of any material IP License.

Section 4.6. Commercial Tort Claims. The only Commercial Tort Claims of any Grantor existing on the date hereof (regardless of whether such Commercial Tort Claim has been asserted, threatened or has otherwise been made known to the obligee thereof) are those listed on Schedule 1, which sets forth such information separately for each Grantor.

Section 4.7. Specific Collateral. None of the Collateral is or is Proceeds or products of Farm Products, As-Extracted Collateral, Health Care Insurance Receivables or timber to be cut.

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Section 4.8. Enforcement. No Permit, notice to, consent from or filing with any Governmental Authority or any other Person is required for the exercise or enforcement by Agent of its rights and remedies pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of Securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

Section 4.9. Representations and Warranties of the Credit Agreement. The representations and warranties as to such Grantor made in Article IV (Representations and Warranties) of the Credit Agreement are true and correct on each date as required by Section 3.02 of the Credit Agreement.

ARTICLE V
Covenants

Each Grantor covenants and agrees that until Final Satisfaction:

Section 5.1. Maintenance of Perfected Security Interest; Further Documentation and Consents.

(a)          Generally. Such Grantor shall (i) not use or permit the use of any Collateral unlawfully or in violation of any provision of any Loan Document, any Related Agreement, any Requirement of Law or any policy of insurance covering the Collateral and (ii) not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or Agent to sell, assign, convey or transfer any Collateral if such restriction would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)          Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 hereof and shall defend such security interest and such priority against the claims and demands of all Persons.

(c)          Such Grantor shall furnish to Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as Agent may reasonably request, all in reasonable detail and in form and substance satisfactory to Agent.

(d)          If requested by Agent, Grantor shall arrange for Agent’s first priority security interest to be noted on the certificate of title of each Vehicle constituting Collateral and shall file any other necessary documentation in each jurisdiction that Agent shall deem advisable to perfect its security interests in any Vehicle.

(e)          To ensure that a Lien and security interest is granted on any of the Excluded Property set forth in clause (b) of the definition of “Excluded Property,” such Grantor shall use commercially reasonable efforts to obtain any required consents from any Person with respect to any permit or license or any Contractual Obligation that requires such consent as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock or Stock Equivalent related thereto.

Section 5.2. Pledged Collateral.

(a)          Delivery of Pledged Collateral. Such Grantor shall (i) deliver to Agent, in suitable form for transfer and in form and substance satisfactory to Agent, (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) maintain all other Pledged Investment Property in a Controlled Securities Account.

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(b)          Event of Default. During the continuance of an Event of Default, Agent shall have the right, at any time in its discretion and without notice to Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(c)          Cash Distributions with respect to Pledged Collateral. Except as provided in Article VI hereof and subject to the limitations set forth in the Credit Agreement, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(d)          Voting Rights. Except as provided in Article VI hereof, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral or be inconsistent with or result in any violation of any provision of any Loan Document.

Section 5.3. Accounts.

(a)          Such Grantor shall not, other than in the Ordinary Course of Business, (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount on any Account or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.

(b)          Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as Agent may reasonably require in connection therewith. At any time and from time to time, upon Agent’s reasonable request, such Grantor shall cause independent public accountants or others satisfactory to Agent to furnish to Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts; provided, that unless an Event of Default shall be continuing, Agent shall request no more than two such reports during any calendar year.

Section 5.4. Commodity Contracts. Such Grantor shall not have any Commodity Contract unless subject to a Control Agreement.

Section 5.5. Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.

(a)          If any amount in excess of $100,000 payable to a Grantor under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an Instrument or Tangible Chattel Paper other than such Instrument delivered in accordance with Section 5.2(a) hereof and in the possession of Agent, such Grantor shall mark all such Instruments and Tangible Chattel Paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Wells Fargo Bank, National Association, as Agent” and, at the request of Agent, shall immediately deliver such Instrument or Tangible Chattel Paper to Agent, duly Indorsed in a manner satisfactory to Agent.

(b)          Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any Investment Property to any Person other than Agent.

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(c)          If such Grantor is or becomes the beneficiary of a Letter of Credit that is (i) not a Supporting Obligations of any Collateral and (ii) in excess of $100,000, such Grantor shall promptly, and in any event within five Business Days after becoming a beneficiary, notify Agent thereof and enter into a Contractual Obligation with Agent, the issuer of such Letter of Credit or any nominated person with respect to the letter-of-credit rights under such Letter of Credit. Such Contractual Obligation shall assign the proceeds of such letter-of-credit rights to Agent for the purpose of granting Agent control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). Such Contractual Obligation shall also direct all payments thereunder to a Cash Collateral Account. The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to Agent.

(d)          If any amount in excess of $100,000 payable under or in connection with any Collateral shall be or become evidenced by Electronic Chattel Paper, such Grantor shall take all steps necessary to grant Agent control of all such Electronic Chattel Paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

Section 5.6. Intellectual Property.

(a)          On or before the last Business Day of each Fiscal Quarter, the Grantors shall provide Agent notification of any change to the Perfection Certificate with respect to Intellectual Property of any Grantor or the filing of any applications for the registration of any Patent, Trademark or Copyright filed by such Grantor with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency thereof and the short-form intellectual property agreements and assignments described in this Section and any other documents that Agent reasonably requests with respect thereto.

(b)          Each Grantor shall (and shall cause all its Subsidiaries and licensees to) (i) preserve or renew all of its registered Intellectual Property, the non-preservation of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect, (iii) comply in all material respects with the terms of its IP Licenses, (iv)(A) continue to use each owned Trademark included in the Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of Goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (B) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (C) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (D) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (v) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Material Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (z) any Trade Secret that is Material Intellectual Property may become publicly available or otherwise unprotectable. Each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by Agent to ensure any Internet Domain Name is registered.

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(c)          Each Grantor shall notify Agent immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office). Such Grantor shall take all actions that are necessary or reasonably requested by Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property.

(d)          No Grantor shall knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person. In the event that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.

(e)          Each Grantor shall execute and deliver to Agent in form and substance reasonably acceptable to Agent and suitable for (i) filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all Copyrights, Trademarks, Patents and IP Licenses of such Grantor and (ii) recording with the appropriate Internet domain name registrar, a duly executed form of collateral assignment for all Internet Domain Names of such Grantor (together with appropriate supporting documentation as may be requested by Agent).

Section 5.7. Notices. Such Grantor shall promptly notify Agent in writing of its acquisition of any interest hereafter in property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

Section 5.8. Notice of Commercial Tort Claims. Such Grantor agrees that, if it shall acquire any interest in any Commercial Tort Claim, (a) such Grantor shall immediately deliver to Agent, in each case in form and substance satisfactory to Agent, a notice of the existence and nature of such Commercial Tort Claim and a supplement to Schedule 1 containing a specific description of such Commercial Tort Claim, (b) Section 3.1 hereof shall apply to such Commercial Tort Claim and (iii) such Grantor shall execute and deliver to Agent, in each case in form and substance reasonably satisfactory to Agent, any document, and take all other action, deemed by Agent to be reasonably necessary or appropriate for Agent to obtain, for the benefit of the Secured Parties, a perfected security interest having at least the priority set forth in Section 4.2 hereof in all such Commercial Tort Claims. Any supplement to Schedule 1 delivered pursuant to this Section shall, after the receipt thereof by Agent, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Section 5.9. Controlled Securities Account. Each Grantor shall deposit all of its Cash Equivalents in Securities Accounts that are Controlled Securities Accounts except for Cash Equivalents the aggregate value of which does not exceed $50,000.

ARTICLE VI
Remedial Provisions

Section 6.1. Code and Other Remedies.

(a)          UCC Remedies. During the continuance of an Event of Default, Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

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(b)          Disposition of Collateral. Without limiting the generality of the foregoing, Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon, use, operate and occupy the premises where any Collateral is located, without any obligation to pay rent or other compensation to any Person, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on Agent’s claim or action, (ii) to take possession of, remove or render unusable any Collateral, (iii) collect, receive, appropriate and realize upon any Collateral and (iv) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

(c)          Management of the Collateral. Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at Agent’s request, such Grantor shall assemble the Collateral and make it available to Agent at places that Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, Agent also has the right to require that each Grantor store and keep any Collateral pending further action by Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until Agent is able to sell, assign, convey or transfer any Collateral, Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by Agent, and (iv) Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of Agent.

(d)          Application of Proceeds. Agent shall apply the cash proceeds of any action taken by it pursuant to this Section, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of Agent and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, as set forth in the Credit Agreement, and only after such application and after the payment by Agent of any other amount required by any Requirement of Law, need Agent account for the surplus, if any, to any Grantor.

(e)          Direct Obligation. Neither Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Credit Party or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Agent or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

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(f)          Commercially Reasonable. To the extent that applicable Requirements of Law impose duties on Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for Agent to do any of the following:

(i)          fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished Goods or other finished products for disposition;

(ii)         fail to obtain Permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other Requirements of Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii)        fail to exercise remedies against any Receivables Obligor or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv)        advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v)         exercise collection remedies against Receivables Obligors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi)        dispose of assets in wholesale rather than retail markets;

(vii)       disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii)      purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of any Collateral or to provide to Agent a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by any Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Nothing contained in this Section shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section.

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(g)          IP Licenses. For the purpose of enabling Agent to exercise rights and remedies under this Section, each Grantor hereby grants to Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof.

Section 6.2. Receivables.

(a)          At all times, any payment of Receivables and proceeds of other Collateral received by, or on behalf of, any Grantor shall be promptly (and, in any event, within two Business Days) deposited by such Grantor in the exact form received in a Cash Collateral Account. Each such deposit of payments shall be accompanied by a report identifying, in reasonable detail, the nature and source of such payments.

(b)          At any time during the continuance of an Event of Default:

(i)          each Grantor shall, upon Agent’s request, deliver to Agent all original and other documents evidencing, and relating to any Receivable, including all original orders, invoices and shipping receipts and notify Receivable Obligors thereunder that the Receivables have been collaterally assigned to Agent and that payments in respect thereof shall be made directly to Agent; and

(ii)         Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect any amounts due under any Receivable and, in its own name or in the name of others, communicate with the Receivable Obligors thereunder and enforce such Grantor’s rights against such Receivables Obligors. Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each Receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability, or be obligated in any manner to perform any obligation of any Grantor, under or pursuant to any agreement giving rise to any Receivable.

Section 6.3. Pledged Collateral.

(a)          Voting Rights; Proxies. During the continuance of an Event of Default, upon notice by Agent to the relevant Grantor or Grantors, Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof, all without liability except to account for property actually received by it; provided, that Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. Each Grantor hereby grants to Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled, which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon Final Satisfaction. In addition, each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Agent all such proxies, dividend payment orders and other instruments as Agent may from time to time reasonably request.

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(b)          Authorization of Issuers. Each Grantor hereby irrevocably authorizes and instructs each issuer of any Pledged Collateral to, without further action by any Grantor, (i) comply with any instruction received by such issuer from Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby or the Credit Agreement, pay any dividend or make any other payment with respect to the Pledged Collateral directly to Agent.

Section 6.4. Payments and Proceeds to be Turned over to and Held by Agent. During the continuance of an Event of Default, all payments received under and all Proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to Agent in the exact form received (with any necessary endorsement). All such payments and Proceeds and any other payments under or Proceeds of any Collateral received by Agent in cash or Cash Equivalents shall be held by Agent in a Cash Collateral Account. All payments and Proceeds being held by Agent in a Cash Collateral Account (or by such Grantor in trust for Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

Section 6.5. Sale of Pledged Collateral.

(a)          Each Grantor recognizes that Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such Securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that such less favorable terms shall not be the sole basis of a claim that any such private sale was not conducted in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such Securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(b)          Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 6.1 and this Section valid and binding and in compliance with all applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to Agent and other Secured Parties, that Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement. Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by Agent until Final Satisfaction.

Section 6.6. Deficiency. Each Grantor shall remain liable for any deficiency if the Proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by Agent or any other Secured Party to collect such deficiency.

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ARTICLE VII
Agent

Section 7.1. Agent’s Appointment as Attorney-in-Fact. Each Grantor hereby irrevocably constitutes and appoints Agent and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents or to exercise any of Agent’s rights or remedies under the Loan Documents. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until Final Satisfaction.

(a)          Without limiting the generality of the foregoing, each Grantor hereby gives Agent and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

(i)          (A) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (B) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (C) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (D) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as Agent may deem appropriate, (E) assign any Intellectual Property owned by such Grantor or any IP Licenses of such Grantor constituting Collateral throughout the world on such terms and conditions and in such manner as Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (F) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes and do, at Agent’s option, at any time or from time to time, all acts and things that Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do; or

(ii)         perform or comply, or otherwise cause the performance or compliance, with any Contractual Obligation of such Grantor under any Loan Document.

(b)          The expenses of Agent incurred in connection with actions undertaken as provided in this Section, together with interest thereon at the Default Rate, from the date of payment by Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to Agent on demand.

(c)          Each Grantor hereby ratifies all actions taken, at any time, by Agent or its Related Persons by virtue of this Section.

Section 7.2. Authorization To File Financing Statements. Each Grantor authorizes Agent and its Related Persons, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as Agent reasonably determines appropriate to perfect, or continue or maintain perfection of, the security interests of Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor” or words of similar import. Such Grantor also hereby ratifies its authorization for Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof. Each Grantor hereby (i) waives any right under the UCC or any other Requirement of Law to receive notice and/or copies of any filed or recorded financing statements, amendments thereto, continuations thereof or termination statements and (ii) releases and excuses each Secured Party from any obligation under the UCC or any other Requirement of Law to provide notice or a copy of any such filed or recorded documents.

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Section 7.3. Authority of Agent. Each Grantor acknowledges that the rights and responsibilities of Agent under this Agreement and any related Collateral Document shall, as between Agent and the other Secured Parties, be governed by the Credit Agreement, but, as between Agent and any Grantor, Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

Section 7.4. Duty; Obligations and Liabilities. Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Agent deals with similar property for its own account. The powers conferred on Agent hereunder are solely to protect Agent’s interest in the Collateral and shall not impose any duty upon Agent or any other Secured Party to exercise any such powers. Each Secured Party shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for such Secured Party’s own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. No Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. In addition, Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by Agent in good faith.

ARTICLE VIII
Miscellaneous

Section 8.1. Reinstatement. Each Grantor agrees that, if any payment made by any Credit Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the Proceeds of any Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guaranty hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 8.2. Release of Collateral. Upon Final Satisfaction, (a) the Collateral shall be released from the Lien created hereby and all obligations (other than those expressly stated to survive such termination) of Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Grantors, and (b) Agent shall deliver any Collateral in its possession pursuant to the written instructions of Borrower Representative. If Agent shall be directed or permitted pursuant to Section 9.09(b) of the Credit Agreement to release any Lien or any Collateral, such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, Section 9.09(b) of the Credit Agreement. At the time provided in Section 9.09(a) of the Credit Agreement, a Grantor that is a Subsidiary of Borrower shall be released from its obligations hereunder to the extent provided in Section 9.09 of the Credit Agreement.

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Section 8.3. Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations. If any Secured Obligation or Guaranteed Obligation is not paid when due, or upon any Event of Default, Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, any other Credit Party or any other Collateral and without first joining any other Grantor or any other Credit Party in any proceeding.

Section 8.4. No Waiver by Course of Conduct. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.5 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 8.5. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.01 of the Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through a Pledge Amendment substantially in the form of Annex 1 (a “Pledge Amendment”) or a Joinder Agreement substantially in the form of Annex 2 (a “Joinder”), in each case duly executed by Agent and each Grantor directly affected thereby.

Section 8.6. Additional Grantors; Additional Pledged Collateral.

(a)          Joinder Agreements. If required pursuant to Section 5.11(c) of the Credit Agreement, each Borrower shall cause each of its Subsidiaries that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to Agent a Joinder and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

(b)          Pledge Amendments. To the extent any Pledged Collateral has not been delivered as of the Closing Date, such Grantor shall deliver a Pledge Amendment duly executed by Grantor. Such Grantor authorizes Agent to attach each Pledge Amendment to this Agreement.

Section 8.7. Notices. All notices, requests and demands to or upon Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.02 of the Credit Agreement; provided, that any such notice, request or demand to or upon any Grantor shall be addressed to Borrower Representative’s notice address set forth in Section 10.02 of the Credit Agreement.

Section 8.8. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of Agent.

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Section 8.9. Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 8.10. Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 8.11. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 8.12. Waiver of Jury Trial. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY OR THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE. EACH GRANTOR AGREES TO BE BOUND BY THE PROVISIONS OF SECTIONS 10.18(b) AND 10.18(c) OF THE CREDIT AGREEMENT.

Section 8.13. Waiver Under Statutes. Each Guarantor makes the following additional waivers:

(a)          EACH GUARANTOR WAIVES ALL RIGHTS AND DEFENSES THAT SUCH GUARANTOR MAY HAVE BECAUSE THE GUARANTEED OBLIGATIONS UNDER THE LOAN DOCUMENTS ARE SECURED BY REAL PROPERTY. THIS MEANS, AMONG OTHER THINGS: (i) AGENT MAY COLLECT FROM SUCH GUARANTOR WITHOUT FIRST FORECLOSING ON ANY REAL OR PERSONAL PROPERTY COLLATERAL PLEDGED BY A BORROWER; (II) IF AGENT FORECLOSES ON ANY REAL PROPERTY COLLATERAL PLEDGED BY A BORROWER: (A) THE AMOUNT OF THE OBLIGATIONS MAY BE REDUCED ONLY BY THE PRICE FOR WHICH THAT COLLATERAL IS SOLD AT THE FORECLOSURE SALE, EVEN IF THE COLLATERAL IS WORTH MORE THAN THE SALE PRICE; (B) AGENT MAY COLLECT FROM SUCH GUARANTOR EVEN IF AGENT, BY FORECLOSING ON THE REAL PROPERTY COLLATERAL, HAS DESTROYED ANY RIGHT SUCH GUARANTOR MAY HAVE TO COLLECT FROM SUCH BORROWER. THIS IS AN UNCONDITIONAL AND IRREVOCABLE WAIVER OF ANY RIGHTS AND DEFENSES SUCH GUARANTOR MAY HAVE BECAUSE THE BORROWERS' OBLIGATIONS UNDER THE LOAN DOCUMENTS ARE SECURED BY REAL PROPERTY. THESE RIGHTS AND DEFENSES INCLUDE, BUT ARE NOT LIMITED TO, ANY RIGHTS OR DEFENSES BASED UPON SECTION 580a, 580b, 580d, OR 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE (THE “CCP”).

(b)          IN ADDITION, EACH GUARANTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY AGENT, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR A GUARANTEED OBLIGATION, HAS DESTROYED SUCH GUARANTOR’S RIGHTS BY THE OPERATION OF SECTION 580d OF THE CCP OR OTHERWISE.

Section 8.14. Waiver of Immunities. Each HK Credit Party irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from: (a) suit; (b) jurisdiction of any court; (c) relief by way of injunction or order for specific performance or recovery of property; (d) attachment of its assets (whether before or after judgment); and (e) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

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Section 8.15. HK Collateral Documents. The parties acknowledge that the HK Credit Parties have also granted Agent certain Liens on the Collateral in accordance with the HK Collateral Documents, and that in the event of any conflict regarding the Collateral of the HK Credit Parties between the terms of this Agreement and the terms of the HK Collateral Documents, the terms of the Hong Kong Documents shall govern.

[signature pages follows]

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IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Security Agreement to be duly executed and delivered as of the date first above written.

“Grantors” and “Guarantors”

DISGUISE, INC.	JAKKS PACIFIC (H.K.) LIMITED
JAKKS PACIFIC, INC.	JAKKS PACIFIC (ASIA) LIMITED
JAKKS SALES LLC	DISGUISE LIMITED
KIDS ONLY, INC.	MOOSE MOUNTAIN TOYMAKERS LIMITED
MAUI, INC.	A.S. DESIGN LIMITED
MOOSE MOUNTAIN MARKETING INC.	ARBOR TOYS COMPANY LIMITED
KIDS ONLY, LIMITED
TOLLYTOTS LIMITED

By:	By:
Name:	Name:
Title:	Title:

ACCEPTED AND AGREED
as of the date first above written:

“Agent”

WELLS FARGO, NATIONAL ASSOCIATION

By:
Name:
Title:

ANNEX 1
TO
GUARANTY AND SECURITY AGREEMENT

FORM OF PLEDGE AMENDMENT

THIS PLEDGE AMENDMENT, dated as of ________ ___, ____, is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of March 27, 2014, by JAKKS PACIFIC, INC., a Delaware corporation, for itself and as successor by merger to Creative Designs International, Ltd., a Delaware corporation (“JAKKS”), DISGUISE, INC., a Delaware corporation (“Disguise”), JAKKS SALES LLC, a Delaware limited liability company formerly known as JAKKS Sales Corporation (“JAKKS Sales”), KIDS ONLY, INC., a Massachusetts corporation (“Kids Only”), MAUI, INC., an Ohio corporation (“Maui”), MOOSE MOUNTAIN MARKETING, INC., a New Jersey corporation (“Moose Mountain” and, together with JAKKS, Disguise, JAKKS Sales, Kids Only and Maui, collectively, “Borrowers”), and the other Persons from time to time party thereto as Grantors in favor of Wells Fargo Bank, National Association, as successor in interest by assignment from General Electric Company, as Agent for the Secured Parties referred to therein (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Guaranty and Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Sections 4.1, 4.2, 4.3 and 4.8 of the Guaranty and Security Agreement is true and correct and as of the date hereof as if made on and as of such date.

[GRANTOR]

By
Name
Title

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ANNEX 1-A

PLEDGED STOCK

Issuer	Class	Certificate No(s).	Par Value	No. of Shares, Units or Interests

PLEDGED DEBT INSTRUMENTS

Issuer	Description of Debt	Certificate No(s).	Final Maturity	Principal Amount

1-2

ACCEPTED AND AGREED
as of the date first above written:

“Agent”

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

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ANNEX 2
TO
GUARANTY AND SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of ________ ___, ____, is delivered pursuant to Section 8.6 of the Guaranty and Security Agreement, dated as of March 27, 2014, by JAKKS PACIFIC, INC., a Delaware corporation, for itself and as successor by merger to Creative Designs International, Ltd., a Delaware corporation (“JAKKS”), DISGUISE, INC., a Delaware corporation (“Disguise”), JAKKS SALES LLC, a Delaware limited liability company formerly known as JAKKS Sales Corporation (“JAKKS Sales”), KIDS ONLY, INC., a Massachusetts corporation (“Kids Only”), MAUI, INC., an Ohio corporation (“Maui”), MOOSE MOUNTAIN MARKETING, INC., a New Jersey corporation (“Moose Mountain” and, together with JAKKS, Disguise, JAKKS Sales, Kids Only and Maui, collectively, “Borrowers”), and the other Persons from time to time party thereto as Grantors in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as successor in interest by assignment from General Electric Company, as Agent for the Secured Parties referred to therein (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”). Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 8.6 of the Guaranty and Security Agreement, hereby becomes a party to the Guaranty and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby mortgages, pledges and hypothecates to Agent, for the benefit of the Secured Parties, and grants to Agent, for the benefit of the Secured Parties, a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder. The undersigned hereby agrees to be bound as a Grantor for the purposes of the Guaranty and Security Agreement.

The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1, 2, 3 to the Guaranty and Security Agreement, Schedule 4.24 to the Credit Agreement and the Perfection Certificate. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Guaranty and Security Agreement and that the Collateral listed on Annex 1-A to this Joinder Amendment shall be and become part of the Collateral referred to in the Guaranty and Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guaranty and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By
Name:
Title:
ACCEPTED AND AGREED as of the date first above written:
[GRANTOR PLEDGING ADDITIONAL COLLATERAL]

By
Name:
Title:

“Agent”

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

2-2

ANNEX 3
TO
GUARANTY AND SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of ________ ___. ____, is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent (in such capacity, together with its successors and permitted assigns, “Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

RECITALS

A.           Pursuant to the Credit Agreement, dated as of March 27, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Borrowers, Borrower Representative, the other Credit Parties, Lenders and L/C Issuers from time to time party thereto and Wells Fargo, as Agent, Lenders and L/C Issuers have severally agreed to make extensions of credit to Borrower upon the terms and subject to the conditions set forth therein.

B.           Each Grantor has agreed, pursuant to a Guaranty and Security Agreement of even date herewith in favor of Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Security Agreement”), to guarantee the Obligations (as defined in the Credit Agreement) of each Borrower.

C.           All of Grantors are party to the Guaranty and Security Agreement pursuant to which Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and to induce Lenders, L/C Issuers and Agent to enter into the Credit Agreement and to induce Lenders and L/C Issuers to make their respective extensions of credit to Borrowers thereunder, each Grantor hereby agrees with Agent as follows:

Section 1.          Defined Terms. Capitalized terms used herein without definition are used as defined in the Guaranty and Security Agreement.

Section 2.          Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to Agent for the benefit of the Secured Parties, and grants to Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):

(a)          [all of its Copyrights and all IP Licenses providing for the grant by such Grantor of any right under any Copyright, including, without limitation, those referred to on Schedule 1 hereto;

(b)          all renewals, reversions and extensions of the foregoing; and

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(c)          all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a)          [all of its Patents and all IP Licenses providing for the grant by such Grantor of any right under any Patent, including, without limitation, those referred to on Schedule 1 hereto;

(b)          all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(c)          all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a)          [all of its Trademarks and all IP Licenses providing for the grant by such Grantor of any right under any Trademark, including, without limitation, those referred to on Schedule 1 hereto;

(b)          all renewals and extensions of the foregoing;

(c)          all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(d)          all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

Section 3.          Guaranty and Security Agreement. The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to Agent pursuant to the Guaranty and Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Guaranty and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4.          Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Patents] [Trademarks] and IP Licenses subject to a security interest hereunder.

Section 5.          Counterparts. This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

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Section 6.          Governing Law. This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[signature page follows]

3-3

IN WITNESS WHEREOF, Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[GRANTOR]

By
Name:
Title:
ACCEPTED AND AGREED as of the date first above written:

“Agent”

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

3-4

SCHEDULE I
TO
[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

[Copyright] [Patent] [Trademark] Registrations

1.          REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]

[Include Registration Number and Date]

2.          [COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

3.          IP LICENSES TO THIRD PARTIES

[Include complete legal description of agreement (name of agreement, parties and date)]

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EXHIBIT C

(Closing Checklist)

[see attached]